                                                Filed Pursuant to Rule 424(b)(5)
                                                File No. 333-113636

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 26, 2004)

                          $1,182,000,000 (APPROXIMATE)

                 [AAMES INVESTMENT CORPORATION GRAPHIC OMITTED]

                     AAMES MORTGAGE INVESTMENT TRUST 2005-1
                              MORTGAGE BACKED NOTES
                          AAMES INVESTMENT CORPORATION
                                    Seller

                             WELLS FARGO BANK, N.A.
                                 Master Servicer

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    Depositor

                                 --------------

--------------------------------------------------------------------------------
   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 OF THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

     The notes represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, Aames
Investment Corporation, Wells Fargo Bank, N.A., or any of their affiliates.

     This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuer is offering the following classes of notes pursuant to this prospectus supplement and the accompanying prospectus:

--------------------------------------------------------------------------------------------------------
                       CLASS            INTEREST                           CLASS           INTEREST
     CLASS      PRINCIPAL AMOUNT(1)   RATE(2)(3)(4)       CLASS     PRINCIPAL AMOUNT(1)  RATE(2)(3)(4)
--------------------------------------------------------------------------------------------------------

   Class 1A1     $250,632,000           Variable         Class M5       $18,600,000         Variable
--------------------------------------------------------------------------------------------------------
   Class 1A2     $ 77,758,000           Variable         Class M6       $18,600,000         Variable
--------------------------------------------------------------------------------------------------------
   Class 1A3     $ 65,549,000           Variable         Class M7       $15,600,000         Variable
--------------------------------------------------------------------------------------------------------
   Class 2A1     $471,972,000           Variable         Class M8       $15,000,000         Variable
--------------------------------------------------------------------------------------------------------
   Class 2A2     $ 83,289,000           Variable         Class M9       $12,000,000         Variable
--------------------------------------------------------------------------------------------------------
   Class M1      $ 40,200,000           Variable         Class B1       $ 9,600,000         Variable
--------------------------------------------------------------------------------------------------------
   Class M2      $ 38,400,000           Variable         Class B2       $ 8,400,000         Variable
--------------------------------------------------------------------------------------------------------
   Class M3      $ 23,400,000           Variable         Class B3       $12,000,000         Variable
--------------------------------------------------------------------------------------------------------
   Class M4      $ 21,000,000           Variable
--------------------------------------------------------------------------------------------------------

-----------------------------

(1)   These amounts are approximate, as described in this prospectus supplement.

(2)   The interest rates on these classes of notes are variable, as described under "Summary of Terms -- The Offered Notes -- Payments on the Notes --
      Interest Payments" in this prospectus supplement.

(3)   Subject to a net funds cap and a fixed rate cap, as described in this prospectus supplement.

(4)   Subject to a stepped up interest rate if the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance
      Corporation, as described in this prospectus supplement.

     The assets of the trust will primarily consist of two pools of conventional, first lien, adjustable rate, fully amortizing, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

Credit enhancement will be provided by:

o excess interest and overcollateralization

o limited cross-collateralization

o subordination of the Class M1, Class M2, Class M3, Class M4, Class M5, Class
  M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Bear, Stearns & Co. Inc., Greenwich Capital Markets, Inc., Citigroup
Global Markets, Inc., Countrywide Securities Corporation, Credit Suisse First
Boston LLC, Friedman, Billings, Ramsey & Co., Inc., Lehman Brothers Inc. and
Morgan Stanley & Co. Incorporated as underwriters, will offer the notes listed above at varying prices to be determined at the time of sale.

     The underwriters will deliver to purchasers of the offered notes in book-entry form only through the facilities of The Depository Trust Company,
Clearstream and Euroclear, in each case, on or about February 24, 2005.

                                  UNDERWRITERS:

BEAR, STEARNS & CO. INC.                                 RBS GREENWICH CAPITAL
  (CO-LEAD MANAGER)                                        (CO-LEAD MANAGER)

                                  CO-MANAGERS:

CITIGROUP                                             FRIEDMAN BILLINGS RAMSEY
 COUNTRYWIDE SECURITIES CORPORATION                        LEHMAN BROTHERS
   CREDIT SUISSE FIRST BOSTON                              MORGAN STANLEY

           The date of this prospectus supplement is February 17, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:
(1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
                               ----------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               ----------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                                      S-ii

                               TABLES OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                    PAGE
                                                   ------

   Optional Purchase of the Mortgage

The Seller and the Underwriting

   Collections, Delinquencies and
      Foreclosure ...............................   S-56
   Mortgage Loan Delinquency and

   Servicing Compensation and Payment of

   Collection of Taxes, Assessments and
      Similar Items .............................   S-61
   Insurance Coverage ...........................   S-61
   Evidence as to Compliance ....................   S-61
   Master Servicer Default; Servicer
      Default ...................................   S-61
   Pledge of Servicing Rights ...................   S-61
The Mortgage Loan Purchase Agreement
   and the Transfer and Servicing

Yield, Prepayment and Weighted Average

Material Federal Income Tax
   Considerations ...............................   S-81
   Tax Classification of the Trust and of the
      Notes .....................................   S-81
Tax Consequences to Holders of the
   Notes ........................................   S-81
   State and Local Income Tax

Annex A -- Global Clearance, Settlement
   and Tax Documentation Procedures .............  S-A-1
Annex B -- Certain Characteristics of the
   Mortgage Loans ...............................  S-B-1

                                      S-iii

                                   PROSPECTUS

                                                                 PAGE
                                                                -----

                                      S-iv

                                SUMMARY OF TERMS

o      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
       NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING
       YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
       OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE
       DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o      WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH
       FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU
       SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH
       FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND
       THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o      SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING
       STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND
       OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A
       VARIETY OF RISKS AND UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS
       CONDITIONS AND REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE
       BEYOND THE CONTROL OF THE PARTIES PARTICIPATING IN THIS TRANSACTION.
       ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE
       PROJECTIONS INCLUDED HEREIN.

o      WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN
       THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL
       SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF FEBRUARY 1,
       2005, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS
       SUPPLEMENT UNDER "DESCRIPTION OF THE NOTES--PAYMENTS OF PRINCIPAL" HOW
       THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED.
       WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION
       OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY
       MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES
       UNLESS WE SPECIFY OTHERWISE.

PARTIES

SELLER AND ORIGINATOR

       Aames Investment Corporation originated, through its subsidiaries, the mortgage loans and will sell the mortgage loans to the depositor.

DEPOSITOR

       Bear Stearns Asset Backed Securities I LLC, a Delaware special purpose limited liability company, will sell the mortgage loans to the trust.

ISSUER

       Aames Mortgage Investment Trust 2005-1, a Delaware statutory trust.

OWNER TRUSTEE

       Wilmington Trust Company will act as owner trustee of the trust.

INDENTURE TRUSTEE

       Deutsche Bank National Trust Company. The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

TRUST ADMINISTRATOR

       Wells Fargo Bank, N.A. will perform certain administrative functions on behalf of the owner trustee and the trust under the trust agreement, indenture and the transfer and servicing agreement.

MASTER SERVICER

       Wells Fargo Bank, N.A. will oversee the servicing of the mortgage loans by the servicer.

SERVICER

       Aames Capital Corporation will service the mortgage loans included in the trust.

CAP COUNTERPARTY

       The trust will enter into two interest rate cap agreements with Bear
Stearns Financial Products Inc. to protect against certain interest rate risk on the senior notes and on the subordinate notes, respectively.

                                      S-1

                                THE OFFERED NOTES

CLASSES OF NOTES

       The Aames Mortgage Investment Trust 2005-1 Mortgage Backed Notes consist of the classes of notes listed in the table below.

                   CLASS        INITIAL          SUMMARY INTEREST                SUMMARY INTEREST
                 PRINCIPAL     INTEREST    RATE FORMULA (UNTIL INITIAL     RATE FORMULA (AFTER INITIAL       CUSIP
CLASS            AMOUNT(1)      RATE(2)   OPTIONAL TERMINATION DATE)(3)   OPTIONAL TERMINATION DATE)(5)      NUMBER
------------- --------------- ---------- ------------------------------- ------------------------------- --------------

1A1 .........  $250,632,000       2.76%       LIBOR plus 0.140%(4)            LIBOR plus 0.280%(4)        00252F  AT 8
1A2 .........  $ 77,758,000       2.88%       LIBOR plus 0.260%(4)            LIBOR plus 0.520%(4)        00252F  AU 5
1A3 .........  $ 65,549,000       2.99%       LIBOR plus 0.370%(4)            LIBOR plus 0.740%(4)        00252F  AV 3
2A1 .........  $471,972,000       2.88%       LIBOR plus 0.260%(4)            LIBOR plus 0.520%(4)        00252F  AW 1
2A2 .........  $ 83,289,000       2.93%       LIBOR plus 0.310%(4)            LIBOR plus 0.620%(4)        00252F  AX 9
M1 ..........  $ 40,200,000       3.10%       LIBOR plus 0.480%(4)            LIBOR plus 0.720%(4)        00252F  AY 7
M2 ..........  $ 38,400,000       3.12%       LIBOR plus 0.500%(4)            LIBOR plus 0.750%(4)        00252F  AZ 4
M3 ..........  $ 23,400,000       3.15%       LIBOR plus 0.530%(4)            LIBOR plus 0.795%(4)        00252F  BA 8
M4 ..........  $ 21,000,000       3.37%       LIBOR plus 0.750%(4)            LIBOR plus 1.125%(4)        00252F  BB 6
M5 ..........  $ 18,600,000       3.42%       LIBOR plus 0.800%(4)            LIBOR plus 1.200%(4)        00252F  BC 4
M6 ..........  $ 18,600,000       3.49%       LIBOR plus 0.870%(4)            LIBOR plus 1.305%(4)        00252F  BD 2
M7 ..........  $ 15,600,000       4.02%       LIBOR plus 1.400%(4)            LIBOR plus 2.100%(4)        00252F  BE 0
M8 ..........  $ 15,000,000       4.22%       LIBOR plus 1.600%(4)            LIBOR plus 2.400%(4)        00252F  BF 7
M9 ..........  $ 12,000,000       5.12%       LIBOR plus 2.500%(4)            LIBOR plus 3.750%(4)        00252F  BG 5
B1 ..........  $  9,600,000       5.62%       LIBOR plus 3.000%(4)            LIBOR plus 4.500%(4)        00252F  BH 3
B2 ..........  $  8,400,000       5.62%       LIBOR plus 3.000%(4)            LIBOR plus 4.500%(4)        00252F  BJ 9
B3 ..........  $ 12,000,000       5.62%       LIBOR plus 3.000%(4)            LIBOR plus 4.500%(4)        00252F  BK 6

----------
(1)   These amounts are approximate, as described in this prospectus supplement.

(2)   Reflects the interest rate as of the closing date.

(3)   Reflects the interest rate formula up to and including the earliest possible payment date on which Aames Investment Acceptance Corporation has the option to purchase the mortgage loans as described under
      "Description of the Notes--Optional Purchase of the Mortgage Loans."

(4)   The interest rates of each class of notes is subject to a cap equal to the lesser of (a) one-month LIBOR plus the specified margin, (b) the net funds cap and (c) a fixed rate cap of 12.00% per annum, as described under "--The Offered Notes--Payments on the Notes--Interest Payments."

(5)   Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance Corporation at the earliest possible payment date as described under "Description of the
      Notes--Optional Purchase of the Mortgage Loans."

                                      S-2

       The notes offered by this prospectus supplement will be issued in book-entry form.

       See "Description of the Notes--General" in this prospectus supplement for the minimum denominations and the incremental denominations of each class of notes.

       The notes represent obligations of the trust and will be secured by collateral consisting primarily of conventional, first lien, adjustable rate, fully amortizing residential mortgage loans having a total principal balance as of the cut-off date, which is February 1, 2005, of approximately
$1,199,029,164. The mortgage loans to be included in the trust will be divided into two mortgage pools: "pool 1" and "pool 2." Pool 1 will consist of mortgage loans with original principal balances which may be less than, equal to, or in excess of the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 2 will consist of those mortgage loans in the trust with original principal balances which do not exceed those loan amount limitations. On the closing date, the seller will make a deposit of approximately $970,835 to the collection account maintained by the trust administrator, which will be included as a prepayment of principal on the first payment date; however, there are certain circumstances in which the amount of this initial deposit may vary, as described under "Description of the Mortgage Pools--General" in this prospectus supplement.

       Payments of principal and interest on the Class 1A1, 1A2 and 1A3 Notes will be based primarily on collections from the pool 1 mortgage loans. Payments of principal and interest on the Class 2A1 and 2A2 Notes will be based primarily on collections from the pool 2 mortgage loans. Payments of principal and interest on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3
Notes will be based on collections from both mortgage pools as described in this prospectus supplement.

       The rights of holders of the Class M1, M2, M3, M4, M5, M6, M7, M8, M9,
B1, B2 and B3 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under "--Enhancement of
Likelihood of Payment on the Notes--Subordination of Payments" below. We refer to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Notes
collectively as "subordinate" notes, and we refer to the Class 1A1, 1A2, 1A3,
2A1 and 2A2 Notes as "senior" notes.

       The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal or interest, but rather solely to any monthly excess cashflow remaining after all payments on the notes have been made and certain fees and expenses of the trust have been paid on the related payment date.

       The ownership certificate is not offered by this prospectus supplement.
The notes will have an approximate total initial principal amount of
$1,182,000,000. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE NOTES

       Principal and interest on the notes will be paid on the 25th day of each month, beginning in March 2005. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

       Interest will accrue on each class of notes at an annual rate equal to the lesser of (1) the applicable annual rate as described in the table on page
S-2, (2) the net funds cap and (3) a fixed rate cap of 12.00% annually.

       If the option to purchase the mortgage loans is not exercised by Aames
Investment Acceptance Corporation on the initial optional termination date as described under "--The Mortgage Loans--Optional Purchase of Mortgage Loans"
below, then with respect to the next payment date and each payment date thereafter, the annual rate described in clause (1) of the interest rate formula set forth above will be increased for each class of notes to the applicable annual rate as described in the table on page S-2, subject in each case to the lesser of the net funds cap and the fixed rate cap of 12.00%
annually.

       See "--The Mortgage Loans--Optional Purchase of Mortgage Loans" below.

       The net funds cap is a limitation generally based on the amount of interest collections

                                      S-3

received from the mortgage loans during the applicable collection period, net of certain fees and expenses of the trust.

       For a complete description of the net funds cap and the priority of payment of interest, see "Description of the Notes--Payments of Interest" in
this prospectus supplement.

The Interest Rate Cap Agreements

       The trust will enter into two interest rate cap agreements with Bear
Stearns Financial Products Inc., as cap counterparty. Under the senior cap agreement, the cap counterparty will be required to make monthly payments to the trust in respect of the senior notes from September 2005 through December
2006 if one-month LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. The senior cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, any proceeds received under the senior cap agreement will be available to cover any basis risk shortfalls experienced by the senior notes during the 16-month period it is in effect. Under the subordinate cap agreement, the cap counterparty will be required to make monthly payments to the trust in respect of the subordinate notes from September 2005 through December 2006 if one-month
LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. The subordinate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, any proceeds received under the subordinate cap agreement will be available to cover any basis risk shortfalls experienced by the subordinate notes during the 16-month period it is in effect.

       See "Description of the Notes--Payments of Interest--The Cap Agreements"
in this prospectus supplement.

Principal Payments

       The amount of principal payable on the notes will be determined by (1)
formulas that allocate portions of principal payments received on the mortgage loans among the different note classes, (2) principal collections on the mortgage loans that are available to make principal payments on the notes and
(3) the application of excess interest from the mortgage loans to pay principal on the notes. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

       The manner of allocating payments of principal on the mortgage loans on any payment date will differ, as described in this prospectus supplement, depending upon whether that payment date occurs before the payment date in
March 2008 or on or after that date, and depending upon whether the delinquency and loss experience of the mortgage loans is worse than certain levels set by the rating agencies.

       See "Description of the Notes--Payments of Principal" in this prospectus supplement.

LIMITED RECOURSE

       The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and payments received under the interest rate cap agreements described below. No other entity will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

       The payment structure of this securitization includes excess interest, overcollateralization, subordination and limited cross-collateralization features to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal. The Class B3 Notes are more likely to experience losses than the Class B2, B1, M9, M8, M7, M6, M5, M4,
M3, M2 and M1 Notes and the senior notes. The Class B2 Notes are more likely to experience losses than the Class B1, M9, M8, M7, M6, M5, M4, M3, M2 and M1
Notes and the senior notes. The Class B1 Notes are each more likely to experience losses than the Class M9, M8, M7,

                                      S-4

M6, M5, M4, M3, M2 and M1 Notes and the senior notes. The Class M9 Notes are more likely to experience losses than the Class M8, M7, M6, M5, M4, M3, M2 and
M1 Notes and the senior notes. The Class M8 Notes are more likely to experience losses than the Class M7, M6, M5, M4, M3, M2 and M1 Notes and the senior notes.
The Class M7 Notes are more likely to experience losses than the Class M6, M5,
M4, M3, M2 and M1 Notes and the senior notes. The Class M6 Notes are more likely to experience losses than the Class M5, M4, M3, M2 and M1 Notes and the senior notes. The Class M5 Notes are more likely to experience losses than the
Class M4, M3, M2 and M1 Notes and the senior notes. The Class M4 Notes are more likely to experience losses than the Class M3, M2 and M1 Notes and the senior notes. The Class M3 Notes are more likely to experience losses than the Class
M2 and M1 Notes and the senior notes. The Class M2 Notes are more likely to experience losses than the Class M1 Notes and the senior notes. The Class M1
Notes are more likely to experience losses than the senior notes.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization and subordination features.

Subordination of Payments

       The senior notes will have a payment priority as a group over other notes. The Class M1 Notes will have a payment priority over the Class M2, M3,
M4, M5, M6, M7, M8, M9, B1, B2 and B3 Notes; the Class M2 Notes will have a payment priority over the Class M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3
Notes; the Class M3 Notes will have a payment priority over the Class M4, M5,
M6, M7, M8, M9, B1, B2 and B3 Notes; the Class M4 Notes will have a payment priority over the Class M5, M6, M7, M8, M9, B1, B2 and B3 Notes; the Class M5
Notes will have a payment priority over the Class M6, M7, M8, M9, B1, B2 and B3
Notes; the Class M6 Notes will have a payment priority over the Class M7, M8,
M9, B1, B2 and B3 Notes; the Class M7 Notes will have a payment priority over the Class M8, M9, B1, B2 and B3 Notes; the Class M8 Notes will have a payment priority over the Class M9, B1, B2 and B3 Notes; the Class M9 Notes will have a payment priority over the Class B1, B2 and B3 Notes; the Class B1 Notes will have a payment priority over the Class B2 and B3 Notes; and the Class B2 Notes will have a payment priority over the Class B3 Notes.

       See "Description of the Notes--Credit Enhancement--Subordination" in
this prospectus supplement.

Excess Interest

       The mortgage loans will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

       On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately
$18,000,000, which represents approximately 1.50% of the total principal balance of the mortgage loans as of the cut-off date. This condition is referred to in this prospectus supplement as "overcollateralization."
Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to increase and maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to increase or maintain any particular level of overcollateralization.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement--Overcollateralization" in this prospectus supplement.

Limited Cross-Collateralization

       Under certain limited circumstances, principal payments on the mortgage loans in one

                                      S-5

pool may be paid as principal to holders of the senior notes corresponding to the other pool.

       If the senior notes relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired senior notes will be paid to the remaining senior notes of the other pool, if any, before being paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3
Notes.

       See "Description of the Notes--Payments of Principal" in this prospectus supplement.

THE MORTGAGE LOANS

GENERAL

       On the closing date, which is expected to be on or about February 24,
2005, the assets of the trust will consist primarily of two pools of approximately 6,761 conventional, first lien, adjustable rate, fully amortizing residential mortgage loans with a total principal balance as of the cut-off date of approximately $1,199,029,164. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

       Substantially all of the mortgage loans have original terms to maturity of 30 years.

       The mortgage loans were generally originated or acquired pursuant to underwriting guidelines that are less strict than Fannie Mae or Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

       The mortgage loans will not be insured or guaranteed by any government agency.

       None of the mortgage loans will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

SERVICING OF THE MORTGAGE LOANS

       The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by Aames
Capital Corporation, the servicer.

       See "The Master Servicer," "The Servicer" and "Servicing of the Mortgage
Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

       Aames Investment Acceptance Corporation, an affiliate of the seller and the servicer, may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than 20% of their initial total principal balance. If Aames Investment
Acceptance Corporation does not exercise its option to purchase the notes, then the servicer may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance.

       The purchase price paid for the mortgage loans will be equal to the total outstanding principal balance of the mortgage loans (plus accrued interest thereon to the date of purchase), plus certain expenses of the trust.

       If the mortgage loans are purchased, the trust administrator will apply the net proceeds to the mandatory redemption of the notes.

       If Aames Investment Acceptance Corporation's option to purchase the mortgage loans is not exercised on the earliest possible payment date as described above, then, beginning with the accrual period relating to the next succeeding payment date and thereafter, the interest rates of the notes will be increased as described in this prospectus supplement.

       See "Description of the Notes--Optional Purchase of the Mortgage Loans"
in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See "--The Offered
Notes--Payments on the Notes--Interest Payments" in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.

FINANCING

       Affiliates of certain of the underwriters have provided financing for some of the mortgage loans. The seller will use a portion of the proceeds of the sale of the mortgage loans to the depositor to repay the financing.

                                      S-6

TAX STATUS

       For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

       The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust"
or by a "qualified REIT subsidiary." The seller represents that it qualifies as a "real estate investment trust" and that it will own the ownership certificate directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

       See "Risk Factors--Trust Could Become a Taxable Entity" in this prospectus supplement and "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

       Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the
Employee Retirement Income Security Act of 1974, as amended and/or the Internal
Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of the notes.

       See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

       Generally, the notes offered by this prospectus supplement (other than the Class M6, M7, M8, M9, B1, B2 and B3 Notes) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

       There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

       See "Legal Investment Considerations" in this prospectus supplement.

RATINGS OF THE NOTES

       The notes offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc. and Standard and Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc. The designation
"N/R" means that a rating agency will not publicly rate the notes of that class:

                                          STANDARD
                              MOODY'S     & POOR'S
CLASS                         RATING      RATING
-------------------------   ---------     ---------
1A1 .....................      Aaa          AAA
1A2 .....................      Aaa          AAA
1A3 .....................      Aaa          AAA
2A1 .....................      Aaa          AAA
2A2 .....................      Aaa          AAA
M1 ......................      Aa1           AA+
M2 ......................      Aa2           AA+
M3 ......................      Aa3           AA
M4 ......................       A1           AA
M5 ......................       A2           AA-
M6 ......................       A3            A+
M7 ......................      Baa1           A
M8 ......................      Baa2           A-
M9 ......................      Baa3         BBB+
B1 ......................      N/R          BBB+
B2 ......................      N/R          BBB
B3 ......................      N/R          BBB-

 o    These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

 o    The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

 o    The ratings do not address the payment of any basis risk shortfalls with respect to the notes.

       See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                      S-7

                                 RISK FACTORS

       THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER,
IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN
THE NOTES.

HIGHER EXPECTED DELINQUENCIES OF
 THE MORTGAGE LOANS...............   The mortgage loans, in general, were
                                     originated according to underwriting
                                     guidelines that are not as strict as Fannie
                                     Mae or Freddie Mac guidelines, so the
                                     mortgage loans are likely to experience
                                     rates of delinquency, foreclosure and
                                     bankruptcy that are higher, and that may be
                                     substantially higher, than those
                                     experienced by mortgage loans underwritten
                                     in accordance with higher standards. In
                                     particular, a significant portion of the
                                     mortgage loans in the trust were classified
                                     in relatively low (i.e., relatively higher
                                     risk) credit categories.

                                     Changes in the values of mortgaged
                                     properties related to the mortgage loans
                                     may have a greater effect on the
                                     delinquency, foreclosure, bankruptcy and
                                     loss experience of the mortgage loans in
                                     the trust than on mortgage loans originated
                                     under stricter guidelines. We cannot assure
                                     you that the values of the mortgaged
                                     properties have remained or will remain at
                                     levels in effect on the dates of
                                     origination of the related mortgage loans.

                                     See "Description of the Mortgage
                                     Pools--General" in this prospectus
                                     supplement for a description of the
                                     characteristics of the mortgage loans in
                                     each mortgage pool and "The Seller and the
                                     Underwriting Guidelines" for a general
                                     description of the underwriting guidelines
                                     applied in originating the mortgage loans.

MORTGAGE LOAN INTEREST RATES MAY
 LIMIT INTEREST RATES ON
 THE NOTES........................   The notes will accrue interest at interest
                                     rates based on the one-month LIBOR index
                                     plus a specified margin. The net funds cap,
                                     which is a limitation based on the amount
                                     of interest collections received during the
                                     applicable period, net of certain allocable
                                     fees and expenses of the trust, will limit
                                     the interest rates on the notes.

                                     All of the mortgage loans to be included in
                                     each pool will have interest rates that
                                     adjust based on a six-month LIBOR index, as
                                     described in "Description of the Mortgage
                                     Pools--The Index." The mortgage loans in
                                     each pool may also have periodic maximum
                                     and minimum limitations on adjustments to
                                     their interest rates, and substantially all
                                     of the mortgage loans will have the first
                                     adjustment to their interest rates one,
                                     two, three or five years after their first
                                     payment dates. If as a result of those
                                     factors, or due to delinquencies in
                                     payment, the interest rates are limited by
                                     the net funds cap, the notes may accrue
                                     less interest than they would accrue if
                                     their interest rates were solely based on
                                     the one-month LIBOR index plus the
                                     specified margin.

                                      S-8

                                     The interest rates on the notes are also
                                     subject to a fixed rate cap. The fixed rate
                                     cap limits the interest rate on those notes
                                     to a maximum per annum rate of 12.00%. If
                                     the interest rate for a class of notes for
                                     a payment date is limited to the fixed rate
                                     cap, the market value of those notes may be
                                     temporarily or permanently reduced.

                                     A variety of factors could limit the
                                     interest rates and adversely affect the
                                     yields to maturity on the notes. Some of
                                     these factors are described below.

                                     o      The interest rates on the notes
                                            adjust monthly based on one-month
                                            LIBOR, while the interest rates on
                                            the mortgage loans to be included in
                                            each pool adjust less frequently,
                                            adjust based on a different index or
                                            do not adjust at all for a period of
                                            time. Consequently, the limits on
                                            the interest rates on the notes may
                                            prevent increases in these interest
                                            rates for extended periods in a
                                            rising interest rate environment.

                                     o      The interest rates on the adjustable
                                            rate mortgage loans may respond to
                                            economic and market factors that
                                            differ from those that affect
                                            one-month LIBOR. It is possible that
                                            the interest rates on the adjustable
                                            rate mortgage loans may decline
                                            while the interest rates on the
                                            notes are stable or rising. It is
                                            also possible that the interest
                                            rates on the mortgage loans and the
                                            interest rates on the notes may both
                                            decline or increase during the same
                                            period, but that the interest rate
                                            on the notes may decline or increase
                                            more slowly or rapidly.

                                     o      To the extent that mortgage loans
                                            are delinquent in payment or subject
                                            to default or prepayment, the
                                            interest rates on the notes may be
                                            reduced as a result of the net funds
                                            cap limitation described in this
                                            prospectus supplement.

                                     If the interest rates on the notes are
                                     limited for any payment date, the resulting
                                     basis risk shortfalls may be recovered by
                                     the holders of those notes on future
                                     payment dates, but only if there is enough
                                     cashflow generated from excess interest on
                                     the mortgage loans to fund these shortfalls
                                     or payments are received under the
                                     applicable interest rate cap agreement to
                                     cover these shortfalls.

                                     See "Summary of Terms--The Offered
                                     Notes--Payments on the Notes--Interest
                                     Payments," "Description of the
                                     Notes--Payments of Interest" and "--Credit
                                     Enhancement--Overcollateralization" in this
                                     prospectus supplement. For a general
                                     description of the interest rates of the
                                     mortgage loans, see "Description of the
                                     Mortgage Pools" in this prospectus
                                     supplement.

POTENTIAL INADEQUACY OF CREDIT
 ENHANCEMENT......................   The notes are not insured by any financial
                                     guaranty insurance policy. The excess
                                     interest, overcollateralization,

                                      S-9

                                     subordination and limited
                                     cross-collateralization features described
                                     in this prospectus supplement are intended
                                     to enhance the likelihood that holders of
                                     more senior classes will receive regular
                                     payments of interest and principal, but are
                                     limited in nature and may be insufficient
                                     to cover all shortfalls and all losses on
                                     the mortgage loans.

                                     EXCESS INTEREST AND OVERCOLLATERALIZATION.
                                     In order to maintain overcollateralization,
                                     it will be necessary that the mortgage
                                     loans in each pool generate more interest
                                     than is needed to pay interest on the
                                     related notes as well as that pool's
                                     allocable portion of fees and expenses of
                                     the trust. We expect that the mortgage
                                     loans will generate more interest than is
                                     needed to pay those amounts, at least
                                     during certain periods, because the
                                     weighted average of the interest rates on
                                     the mortgage loans in each pool is expected
                                     to be higher than the weighted average of
                                     the interest rates on the related notes.
                                     Any remaining interest generated by the
                                     mortgage loans will be used, if necessary
                                     on any payment date, to absorb losses on
                                     the mortgage loans and maintain
                                     overcollateralization.

                                     On the closing date, the total principal
                                     balance of the mortgage loans in the trust
                                     as of the cut-off date will exceed the
                                     total principal amount of the notes. This
                                     excess is referred to herein as
                                     "overcollateralization" and will be
                                     available to absorb losses. We cannot
                                     assure you, however, that the mortgage
                                     loans will generate enough excess interest
                                     in all periods to maintain the
                                     overcollateralization level required by the
                                     rating agencies. The following factors will
                                     affect the amount of excess interest that
                                     the mortgage loans will generate:

                                     o      Prepayments. Every time a mortgage
                                            loan is prepaid in whole or in part,
                                            total excess interest after the date
                                            of prepayment will be reduced
                                            because that mortgage loan will no
                                            longer be outstanding and generating
                                            interest or, in the case of a
                                            partial prepayment, will be
                                            generating less interest. The effect
                                            on your notes of this reduction will
                                            be influenced by the amount of
                                            prepaid loans and the
                                            characteristics of the prepaid
                                            loans. Prepayment of a
                                            disproportionately high number of
                                            high interest rate mortgage loans
                                            would have a greater negative effect
                                            on future excess interest.

                                     o      Defaults, Delinquencies and
                                            Liquidations. If the rates of
                                            delinquencies, defaults or losses on
                                            the mortgage loans turn out to be
                                            higher than expected, excess
                                            interest will be reduced by the
                                            amount necessary to compensate for
                                            any shortfalls in cash available to
                                            pay noteholders. Every time a
                                            mortgage loan is liquidated or
                                            written off, excess interest is
                                            reduced because that mortgage loan
                                            will no longer be outstanding and
                                            generating interest.

                                      S-10

                                     o      Increases in LIBOR. All of the
                                            mortgage loans have interest rates
                                            that adjust based on a six-month
                                            LIBOR index and not the one-month
                                            LIBOR index used to determine the
                                            interest rates on the notes. As a
                                            result of an increase in one-month
                                            LIBOR, the interest rates on these
                                            notes may increase relative to
                                            interest rates on the mortgage
                                            loans, requiring that more of the
                                            interest generated by the mortgage
                                            loans be applied to cover interest
                                            on these notes, which will
                                            accordingly reduce the amount of
                                            excess interest.

                                     See "Description of the Notes--Credit
                                     Enhancement--Overcollateralization" in
                                     this prospectus supplement.

                                     SUBORDINATION. If applicable subordination
                                     is insufficient to absorb realized losses
                                     on the mortgage loans, then noteholders
                                     will likely incur losses and may never
                                     receive all of their principal or interest
                                     payments. You should consider the
                                     following:

                                     o      if you buy a Class B3 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, your note will incur a
                                            principal deficiency; although the
                                            principal deficiency will not reduce
                                            the principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                     o      if you buy a Class B2 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3 Notes, your
                                            note will incur a principal
                                            deficiency; although the principal
                                            deficiency will not reduce the
                                            principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                     o      if you buy a Class B1 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3 and B2 Notes,
                                            your note will incur a principal
                                            deficiency; although the principal
                                            deficiency will not reduce the
                                            principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                     o      if you buy a Class M9 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any

                                      S-11

                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2 and B1
                                            Notes, your note will incur a
                                            principal deficiency; although the
                                            principal deficiency will not reduce
                                            the principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                     o      if you buy a Class M8 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1 and
                                            M9 Notes, your note will incur a
                                            principal deficiency; although the
                                            principal deficiency will not reduce
                                            the principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                     o      if you buy a Class M7 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1, M9
                                            and M8 Notes, your note will incur a
                                            principal deficiency; although the
                                            principal deficiency will not reduce
                                            the principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                     o      if you buy a Class M6 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1, M9,
                                            M8 and M7 Notes, your note will
                                            incur a principal deficiency;
                                            although the principal deficiency
                                            will not reduce the principal amount
                                            of your note, interest accrued on
                                            the amount of the principal
                                            deficiency and the portion of the
                                            note principal amount represented by
                                            the principal deficiency will not be
                                            repaid unless future amounts of
                                            excess interest are available to pay
                                            it;

                                     o      if you buy a Class M5 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1, M9,
                                            M8, M7 and M6 Notes, your note will
                                            incur a principal deficiency;
                                            although the principal deficiency
                                            will not reduce the principal amount
                                            of your note, interest accrued on
                                            the amount of the principal
                                            deficiency and the portion of the
                                            note principal amount represented

                                      S-12

                                            by the principal deficiency will not
                                            be repaid unless future amounts of
                                            excess interest are available to pay
                                            it;

                                     o      if you buy a Class M4 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1, M9,
                                            M8, M7, M6 and M5 Notes, your note
                                            will incur a principal deficiency;
                                            although the principal deficiency
                                            will not reduce the principal amount
                                            of your note, interest accrued on
                                            the amount of the principal
                                            deficiency and the portion of the
                                            note principal amount represented by
                                            the principal deficiency will not be
                                            repaid unless future amounts of
                                            excess interest are available to pay
                                            it;

                                     o      if you buy a Class M3 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1, M9,
                                            M8, M7, M6, M5 and M4 Notes, your
                                            note will incur a principal
                                            deficiency; although the principal
                                            deficiency will not reduce the
                                            principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                     o      if you buy a Class M2 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1, M9,
                                            M8, M7, M6, M5, M4 and M3 Notes,
                                            your note will incur a principal
                                            deficiency; although the principal
                                            deficiency will not reduce the
                                            principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                     o      if you buy a Class M1 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1, M9,
                                            M8, M7, M6, M5, M4, M3 and M2 Notes,
                                            your note will incur a principal
                                            deficiency; although the principal
                                            deficiency will not reduce the
                                            principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it;

                                      S-13

                                     o      if you buy a Class 2A2 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the Class B3, B2, B1, M9,
                                            M8, M7, M6, M5, M4, M3, M2 and M1
                                            Notes, your note will incur a
                                            principal deficiency; although the
                                            principal deficiency will not reduce
                                            the principal amount of your note,
                                            interest accrued on the amount of
                                            the principal deficiency and the
                                            portion of the note principal amount
                                            represented by the principal
                                            deficiency will not be repaid unless
                                            future amounts of excess interest
                                            are available to pay it; and

                                     o      if you buy a Class 1A1, Class 1A2,
                                            Class 1A3 or Class 2A1 Note and
                                            losses on the mortgage loans exceed
                                            excess interest and any
                                            overcollateralization that has been
                                            created, plus the total principal
                                            amount of the subordinate notes,
                                            holders of those senior notes may
                                            not recover their full investment.

                                     The amount of interest accrued on the
                                     portion of the balance of the notes in
                                     excess of the balance of the mortgage loans
                                     will be deferred and this deferral will be
                                     allocated to the classes of subordinate
                                     notes in reverse order of priority. The
                                     amount of interest so deferred will be paid
                                     only after certain other payments are made
                                     from excess interest to restore
                                     overcollateralization and to pay basis risk
                                     shortfalls to the notes. Investors should
                                     consider the risks associated with an
                                     investment in the subordinate notes,
                                     including the possibility that investors
                                     may not fully recover their initial
                                     investment as a result of realized losses.

                                     See "Description of the Notes--Credit
                                     Enhancement--Subordination" in this
                                     prospectus supplement.

                                     LIMITED CROSS-COLLATERALIZATION. If you buy
                                     a senior note, your principal payments will
                                     depend, for the most part, on collections
                                     on the mortgage loans in the pool that
                                     relates to your class of notes. However,
                                     your notes will have the benefit of credit
                                     enhancement in the form of
                                     overcollateralization and subordination
                                     from the other pool. That means that even
                                     if the rate of losses on mortgage loans in
                                     the pool that relates to your class of
                                     notes is low, losses in the other pool may
                                     reduce the loss protection for your notes.

MORTGAGE LOANS WITH INTEREST-ONLY
 PAYMENTS.........................   Approximately 10.43% of all of the mortgage
                                     loans and approximately 11.98% and 9.33% of
                                     the mortgage loans to be included in pool 1
                                     and pool 2, respectively, provide for
                                     payment of interest at the related mortgage
                                     interest rate, but no payment of principal,
                                     for the first five years following the
                                     origination of the mortgage loan. Following
                                     this interest-only period, the monthly
                                     payment with respect

                                      S-14

                                     to each of these mortgage loans will be
                                     increased to an amount sufficient to
                                     amortize the principal balance of the
                                     mortgage loan over the remaining term and
                                     to pay interest at the related mortgage
                                     interest rate. The presence of these
                                     mortgage loans in pool 1 and pool 2 will,
                                     absent other considerations, result in
                                     longer weighted average lives of the
                                     related notes than would have been the case
                                     had these loans not been included in the
                                     trust. If you purchase such a note at a
                                     discount, you should consider that the
                                     extension of weighted average life could
                                     result in a lower yield than would be the
                                     case if these mortgage loans provided for
                                     the payment of principal and interest on
                                     every payment date. In addition, a borrower
                                     may view the absence of any obligation to
                                     make payment of principal during the
                                     initial period as a disincentive to
                                     prepayment. If a recalculated monthly
                                     payment as described above is substantially
                                     higher than a borrower's previous
                                     interest-only monthly payment, that loan
                                     may be subject to an increased risk of
                                     delinquency and loss.

UNPREDICTABILITY AND EFFECT OF
 PREPAYMENTS......................   The rate of prepayments on the mortgage
                                     loans will be sensitive to prevailing
                                     interest rates. Generally, if prevailing
                                     interest rates decline, mortgage loan
                                     prepayments may increase due to the
                                     availability of refinancing at lower
                                     interest rates. If prevailing interest
                                     rates rise, prepayments on the mortgage
                                     loans may decrease.

                                     Borrowers may prepay their mortgage loans
                                     in whole or in part at any time; however,
                                     approximately 77.03% of all of the mortgage
                                     loans, and approximately 75.68% and 77.99%
                                     of the mortgage loans to be included in
                                     pool 1 and pool 2, respectively, require
                                     the payment of a prepayment premium in
                                     connection with any voluntary prepayments
                                     in full, and certain voluntary prepayments
                                     in part, made during periods ranging from
                                     one year to three years after origination.
                                     These prepayment premiums may discourage
                                     borrowers from prepaying their mortgage
                                     loans during the applicable period.

                                     The mortgage loans are adjustable-rate
                                     mortgage loans, substantially all of which
                                     have a fixed interest rate for the first
                                     one, two, three or five years after
                                     origination, which then convert to an
                                     adjustable interest rate. This type of
                                     adjustable-rate mortgage loan is commonly
                                     referred to as a hybrid ARM mortgage loan.
                                     The prepayment experience on
                                     adjustable-rate mortgage loans may differ
                                     from the prepayment experience on
                                     fixed-rate mortgage loans due to provisions
                                     for conversion to an adjustable mortgage
                                     interest rate, periodic rate caps and a
                                     minimum and maximum mortgage interest rate.
                                     In particular, hybrid ARM mortgage loans
                                     may be subject to higher prepayment rates
                                     as the date on which they are scheduled to
                                     start accruing interest at an adjustable
                                     rate approaches. As a hybrid ARM mortgage
                                     loan approaches its initial

                                      S-15

                                     adjustment date, the borrower may become
                                     more likely to refinance that loan to avoid
                                     an increase in the loan rate, even if
                                     prevailing fixed rate mortgage loans are
                                     only available at rates that are slightly
                                     higher than the mortgage interest rate
                                     before adjustment.

                                     The timing of payments of principal on the
                                     notes may also be affected by liquidations
                                     of or insurance payments on the mortgage
                                     loans. In addition, Aames Investment
                                     Corporation, as the seller of the mortgage
                                     loans to the depositor, may be required to
                                     purchase mortgage loans from the trust in
                                     the event that certain breaches of
                                     representations and warranties made with
                                     respect to the mortgage loans are not
                                     cured. These purchases will have the same
                                     effect on noteholders as prepayments in
                                     full of the affected mortgage loans.

                                     A prepayment of a mortgage loan will
                                     usually result in a payment of principal on
                                     the notes:

                                     o      If you purchase your notes at a
                                            discount and principal is repaid
                                            slower than you anticipate, then
                                            your yield may be lower than you
                                            anticipate.

                                     o      If you purchase your notes at a
                                            premium and principal is repaid
                                            faster than you anticipate, then
                                            your yield may be lower than you
                                            anticipate.

                                     The prepayment experience of the mortgage
                                     loans may differ significantly from that of
                                     other first lien residential mortgage loans
                                     included in the servicer's portfolios.

                                     See "Yield, Prepayment and Weighted Average
                                     Life" in this prospectus supplement for a
                                     description of factors that may influence
                                     the rate and timing of prepayments on the
                                     mortgage loans.

DELAY IN RECEIPT OF LIQUIDATION
 PROCEEDS; LIQUIDATION PROCEEDS
 MAY BE LESS THAN MORTGAGE LOAN
 BALANCE..........................   Substantial delays could be encountered in
                                     connection with the liquidation of
                                     delinquent mortgage loans. Further,
                                     reimbursement of advances made by the
                                     servicer and liquidation expenses such as
                                     legal fees, real estate taxes and
                                     maintenance and preservation expenses may
                                     reduce the amount of liquidation proceeds
                                     payable to noteholders. If a mortgaged
                                     property fails to provide adequate security
                                     for the related mortgage loan, you could
                                     incur a loss on your investment if the
                                     applicable credit enhancement is
                                     insufficient to cover the loss.

GEOGRAPHIC CONCENTRATION OF
 MORTGAGE LOANS...................   Approximately 31.10% and 20.24% of all of
                                     the mortgage loans are secured by
                                     properties located in California and
                                     Florida, respectively. The rate of
                                     delinquencies, defaults and losses on the
                                     mortgage loans may be higher than if fewer
                                     of the mortgage loans were concentrated in
                                     those

                                      S-16

                                     states because the following conditions
                                     will have a disproportionate impact on the
                                     mortgage loans in general:

                                     o      Weak economic conditions in
                                            California or Florida, which may or
                                            may not affect real property values,
                                            may affect the ability of borrowers
                                            to repay their loans on time.

                                     o      Declines in the residential real
                                            estate market in California or
                                            Florida may reduce the values of
                                            properties located in those states,
                                            which would result in an increase in
                                            the loan-to-value ratios.

                                     o      Properties in California and Florida
                                            may be more susceptible than homes
                                            located in other parts of the
                                            country to certain types of
                                            uninsurable hazards, such as
                                            earthquakes, as well as hurricanes,
                                            floods, wildfires, mudslides and
                                            other natural disasters.

                                     Natural disasters affect regions of the
                                     United States from time to time, and may
                                     result in increased losses on mortgage
                                     loans in those regions, or in insurance
                                     payments that will constitute prepayments
                                     of principal of those mortgage loans.
                                     Properties in California may have been
                                     damaged by recent mudslides.

                                     For additional information regarding the
                                     geographic concentration of the mortgage
                                     loans to be included in each mortgage pool,
                                     see the geographic distribution table in
                                     Annex B of this prospectus supplement.

VIOLATION OF PREDATORY LENDING
 LAWS MAY RESULT IN LOSSES........   Various federal and state laws are designed
                                     to discourage predatory lending practices.
                                     The federal Home Ownership and Equity
                                     Protection Act of 1994, commonly known as
                                     HOEPA, prohibits inclusion of some
                                     provisions in mortgage loans that have
                                     mortgage rates or origination costs in
                                     excess of prescribed levels, and requires
                                     that borrowers be given certain disclosures
                                     prior to the consummation of these mortgage
                                     loans. Some states have enacted, or may
                                     enact, similar laws or regulations, which
                                     in some cases impose restrictions and
                                     requirements greater than those in HOEPA.
                                     Under the anti-predatory lending laws of
                                     some states, the origination of a mortgage
                                     loan must satisfy a net tangible benefits
                                     test with respect to the related borrower.
                                     The test may be highly subjective and open
                                     to interpretation. As a result, a court may
                                     determine that a mortgage loan does not
                                     meet the test even if the originator
                                     reasonably believed that the test was
                                     satisfied.

                                     Failure to comply with these laws, to the
                                     extent applicable to any of the mortgage
                                     loans, could subject the trust, as an
                                     assignee of the mortgage loans, to monetary
                                     penalties and could result in the borrowers
                                     rescinding these mortgage loans against the
                                     trust. Lawsuits have been brought in
                                     various states making claims against
                                     assignees of high cost loans for violations
                                     of state law. Named defendants in

                                      S-17

                                     these cases have included numerous
                                     participants within the secondary mortgage
                                     market including some securitization
                                     trusts.

                                     Aames Investment Corporation, as seller,
                                     will represent in the mortgage loan
                                     purchase agreement described in this
                                     prospectus supplement that the mortgage
                                     loans are not "high cost" loans within the
                                     meaning of HOEPA or any other applicable
                                     local, state or federal anti-predatory or
                                     anti-abusive lending laws. However, if the
                                     trust should include high cost loans, it
                                     will have repurchase remedies against the
                                     seller.

                                     See "The Mortgage Loan Purchase Agreement
                                     and the Transfer and Servicing
                                     Agreement--Assignment of Mortgage Loans" in
                                     this prospectus supplement.

AAMES FINANCIAL CORPORATION IS THE
 SUBJECT OF CURRENT INVESTIGATIONS
 BY GOVERNMENTAL AGENCIES AND
 CONSUMER GROUPS, WHICH COULD
 ADVERSELY AFFECT THE SELLER'S OR
 THE SERVICER'S BUSINESS AND
 ATTRACT CLASS ACTION LITIGATION
 AGAINST THEM.....................   On April 27, 2004, Aames Financial
                                     Corporation, a wholly-owned subsidiary of
                                     Aames Investment Corporation, and Aames
                                     Capital Corporation's parent, received a
                                     civil investigative demand, or CID, from
                                     the Federal Trade Commission, or FTC, that,
                                     although not alleging any wrongdoing,
                                     sought documents and data relating to Aames
                                     Financial Corporation's business and
                                     lending practices. The CID was issued
                                     pursuant to an April 8, 2004 resolution of
                                     the FTC authorizing non-public
                                     investigations of various unnamed subprime
                                     lenders and loan brokers to determine
                                     whether there have been violations of
                                     certain consumer protection laws. Aames
                                     Financial Corporation has advised the
                                     Depositor that it has cooperated and
                                     intends to continue to cooperate fully with
                                     the FTC in this investigation. Because the
                                     investigation is at an early stage, the
                                     outcome of the investigation and its
                                     effect, if any, on Aames Investment
                                     Corporation, Aames Financial Corporation
                                     and Aames Capital Corporation cannot be
                                     predicted.

                                     On September 7, 2004, Aames Financial
                                     Corporation received a Civil Investigative
                                     Demand and Notice to Proceed from the
                                     Office of the Attorney General of Iowa,
                                     that, although not alleging any wrongdoing,
                                     sought documents and data relating to Aames
                                     Financial Corporation's business and
                                     lending practices in Iowa. Aames Financial
                                     Corporation has advised the Depositor that
                                     it has cooperated and intends to continue
                                     to cooperate fully with the Office of the
                                     Attorney General of Iowa in this
                                     investigation. Because the investigation is
                                     at an early stage, Aames Investment
                                     Corporation cannot predict the outcome of
                                     the investigation and its effect, if any on

                                      S-18

                                     Aames Financial Corporation's business in
                                     Iowa or on Aames Investment Corporation or
                                     Aames Capital Corporation. Approximately
                                     0.09% of the initial mortgage loans, by
                                     aggregate principal balance, are secured by
                                     mortgaged properties located in Iowa.

                                     On April 26, 2004, Aames Financial
                                     Corporation was contacted by the National
                                     Community Reinvestment Coalition, or NCRC,
                                     a non-profit trade association, regarding
                                     alleged violations of federal fair lending
                                     laws. NCRC asserts that, under a grant from
                                     the United States Department of Housing and
                                     Urban Development, NCRC conducted an
                                     investigation of certain Aames Financial
                                     Corporation branches, as well as multiple
                                     other lenders, which investigation
                                     purportedly resulted in evidence of
                                     violations of fair lending laws involving
                                     discriminatory treatment of minority loan
                                     applicants. Although Aames Financial
                                     Corporation does not agree with NCRC's
                                     assertions, Aames Financial Corporation has
                                     advised the Depositor that it is discussing
                                     the matter with NCRC and intends to work
                                     with NCRC to reach a mutually satisfactory
                                     result.

                                     While Aames Financial Corporation has
                                     advised the Depositor that it does not
                                     believe its subsidiaries engaged in any
                                     improper or illegal activity, such
                                     allegations or suggestions, whether proven
                                     or unproven, could have an adverse effect
                                     on the business of Aames Financial
                                     Corporation, Aames Investment Corporation
                                     or Aames Capital Corporation and attract
                                     class action litigation against them.

MILITARY ACTION AND
 TERRORIST ATTACKS................   The effects that military action by U.S.
                                     forces in Iraq, Afghanistan or other
                                     regions, terrorist attacks in the United
                                     States or other incidents and related
                                     military action may have on the performance
                                     of the mortgage loans or on the values of
                                     mortgaged properties cannot be determined
                                     at this time. Investors should consider the
                                     possible effects on delinquency, default
                                     and prepayment experience of the mortgage
                                     loans. Federal agencies and non-government
                                     lenders may defer, reduce or forgive
                                     payments and delay foreclosure proceedings
                                     in respect of loans to borrowers affected
                                     in some way by possible future events. In
                                     addition, the activation of additional U.S.
                                     military reservists or members of the
                                     National Guard may significantly increase
                                     the proportion of mortgage loans whose
                                     mortgage rates are reduced by application
                                     of the Servicemembers Civil Relief Act or
                                     similar state or local laws. The amount of
                                     interest available for payment to the
                                     holders of the notes will be reduced by any
                                     reductions in the amount of collectible as
                                     a result of application of the
                                     Servicemembers Civil Relief Act or similar
                                     state or local laws and none of the
                                     servicer, the master servicer or any other
                                     party will be required to fund any interest
                                     shortfall caused by any reduction.

                                      S-19

MORTGAGE LOANS ORIGINATED PURSUANT
 TO STATED INCOME DOCUMENTATION
 PROGRAMS MAY HAVE A GREATER RISK
 OF DEFAULT.......................   Approximately 39.63% of the mortgage loans
                                     in the trust, and approximately 47.65% and
                                     33.94% of the pool 1 and pool 2 mortgage
                                     loans, respectively, were originated
                                     pursuant to stated income documentation
                                     programs. Unlike full documentation
                                     programs, borrowers' income is not subject
                                     to verification under stated income
                                     programs. Therefore, stated income
                                     documentation mortgage loans may involve a
                                     greater risk of default than full
                                     documentation mortgage loans with income
                                     verification.

LIMITED ABILITY TO
 RESELL NOTES.....................   The underwriters are not required to assist
                                     in resales of the notes, although any of
                                     them may do so. A secondary market for any
                                     class of notes may not develop. If a
                                     secondary market does develop, it might not
                                     continue or it might not be sufficiently
                                     liquid to allow you to resell any of your
                                     notes.

TRUST COULD BECOME A
 TAXABLE ENTITY...................   For U.S. federal income tax purposes, the
                                     trust will be a taxable mortgage pool. As
                                     long as the sole class of equity interest
                                     in a taxable mortgage pool is held,
                                     directly or indirectly, through one or more
                                     wholly owned "qualified REIT subsidiaries"
                                     or by an entity that qualifies as a "real
                                     estate investment trust" under the rules
                                     set out in the Internal Revenue Code of
                                     1986, as amended, the taxable mortgage pool
                                     will not be subject to federal income tax.
                                     The seller will hold through Aames
                                     Investment Acceptance Corporation, its
                                     direct wholly owned qualified REIT
                                     subsidiary, a 100% ownership interest in
                                     the ownership certificate. The seller will
                                     represent that it qualifies as a real
                                     estate investment trust and that it will
                                     not undertake any action that would cause
                                     the trust to be subject to federal income
                                     tax. Under the terms of the trust
                                     agreement, the ownership certificate may be
                                     transferred only to an entity that
                                     qualifies as either a "real estate
                                     investment trust" or a "qualified REIT
                                     subsidiary." The provisions of the Internal
                                     Revenue Code pertaining to real estate
                                     investment trusts are, however, highly
                                     technical and complex. If the seller were
                                     to fail to qualify as a real estate
                                     investment trust, or if the seller were to
                                     transfer the ownership certificate to an
                                     entity that did not qualify as a real
                                     estate investment trust or a qualified REIT
                                     subsidiary, the trust could become subject
                                     to federal income tax as though it were a
                                     corporation. Any tax imposed on the trust
                                     would reduce cash flow that would be used
                                     to make payments on the notes and could
                                     cause losses which could adversely affect
                                     the notes, in particular the subordinate
                                     notes. The failure of the holder of the
                                     ownership certificate to qualify as a real
                                     estate investment trust or a qualified REIT
                                     subsidiary would constitute an event of
                                     default under the indenture.

                                     See "Material Federal Income Tax
                                     Considerations" and "Description of the
                                     Notes--Optional Purchase of the Mortgage
                                     Loans" in this prospectus supplement.

                                      S-20

                            DESCRIPTION OF THE NOTES

GENERAL

     Aames Mortgage Investment Trust 2005-1 (the "Trust") Mortgage Backed Notes
will consist of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2,
Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8,
Class M9, Class B1, Class B2 and Class B3 Notes (the "Notes"). The Class 1A1,
Class 1A2, Class 1A3, Class 2A1 and Class 2A2 Notes are referred to herein as the "Senior Notes" or as the "Class A Notes." The Class M1, Class M2, Class M3,
Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2
and Class B3 Notes are collectively referred to herein as the "Subordinate
Notes."

     The Notes represent obligations of the Trust, the assets of which consist primarily of (1) two pools ("Pool 1" and "Pool 2," respectively, and each a
"Mortgage Pool") of conventional, adjustable rate, fully amortizing, first lien residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in an account maintained by the Servicer (the "Custodial Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5)
the rights of Bear Stearns Asset Backed Securities I LLC as depositor (the
"Depositor") under the Mortgage Loan Purchase Agreement, as described under
"The Mortgage Loan Purchase Agreement and the Transfer and Servicing
Agreement--Assignment of Mortgage Loans," (6) the Senior Cap Agreement, as
described under "--Payments of Interest--The Senior Cap Agreement," (7) the
Subordinate Cap Agreement, as described under "--Payments of Interest--The
Subordinate Cap Agreement" and (8) all proceeds of the foregoing.

     The Mortgage Loans to be included in the Trust will bear interest rates that adjust in accordance with the Six-Month LIBOR Index (as defined herein), as described under "Description of the Mortgage Pools--The Index." Pool 1 will consist of Mortgage Loans with original principal balances which may be less than, equal to, or in excess of the applicable Freddie Mac maximum original loan amount limitations for one-to four-family residential Mortgaged
Properties. Pool 2 will consist only of those Mortgage Loans with original principal balances which do not exceed those loan amount limitations.

     Each class of Notes will be issued in the respective approximate initial total principal amount specified in the table on page S-2 of this prospectus supplement. The initial aggregate Class Principal Amount (as defined herein) of the Notes may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the
Mortgage Pools" herein.

     For purposes of allocating payments of principal and interest on the
Senior Notes, (a) the Class 1A1, Class 1A2 and Class 1A3 Notes will relate to, and generally will be limited to collections from, the Mortgage Loans in Pool 1 and (b) the Class 2A1 and Class 2A2 Notes will relate to, and generally be limited to collections from, the Mortgage Loans in Pool 2. However, holders of each such class will receive the benefit of Monthly Excess Cashflow (as defined herein) generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class.
Holders of Subordinate Notes will be entitled to receive payments of principal and interest based upon collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the Senior Notes to the extent described herein.

     The equity ownership in the Trust will be evidenced by an ownership certificate issued pursuant to the Trust Agreement (the "Ownership
Certificate"). The holder of the Ownership Certificate (the "Ownership
Certificateholder") will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Premiums
(as defined herein) on the Mortgage Loans and (2) any remaining excess cash flow from Mortgage Loan collections after all principal and interest on the
Notes and expenses of the Trust for such Payment Date have been made.

     Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in March 2005 (each, a "Payment

                                      S-21

Date"), to Noteholders of record on the applicable Record Date. The "Record
Date" for the Notes and each Payment Date will be the close of business on the
Business Day immediately preceding such Payment Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in
New York, Maryland, Minnesota, California or Delaware are closed.

     Payments on the Notes will be made to each registered holder entitled thereto by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office (as defined herein) of the
Trust Administrator. See "--Reports to Noteholders" herein.

     The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as
defined herein) and for such purpose are referred to as "Book-Entry Notes." The
Senior Notes will be issued in minimum denominations in principal amount of
$25,000 and integral multiples of $1 in excess thereof. The Subordinate Notes will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

     Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest (a "Definitive Note"), except as set forth below under "--Book-Entry Registration--Definitive Notes." Unless and until
Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry
Notes shall refer to payments, notices, reports and statements to DTC or Cede &
Co., as the registered holder of the Book-Entry Notes, for payment to
Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

     GENERAL. Persons acquiring beneficial ownership interests in the
Book-Entry Notes (each, a "Beneficial Owner") will hold their Notes through DTC in the United States, or Clearstream Banking Luxembourg ("Clearstream
Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC.
Citibank, N.A. generally, but not exclusively, will act as depositary for
Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the
"Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Book-Entry Notes will be Cede
& Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial
Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on
the records of Clearstream Luxembourg or Euroclear, as appropriate).

                                      S-22

     Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator (as defined herein)
through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial
Owners. Accordingly, although Beneficial Owners will not possess notes, the
Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry
Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective
Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, credits of securities received in
Clearstream Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC
Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see
"Material Federal Income Tax Considerations--Taxation of Debt Securities" and
"--Tax Treatment of Foreign Investors" in the Prospectus and "Global Clearance,
Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax
Documentation Requirements" in Annex A hereto.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and
Euroclear Participants may not deliver instructions directly to the European
Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal

                                      S-23

procedures, DTC is expected to record the positions held by each DTC
Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry
Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand
Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg
Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including
United States dollars. Clearstream Luxembourg provides to its Clearstream
Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository,
Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary
Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants
("Euroclear Participants") and to clear and settle transactions between
Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash.
Transactions may be settled in any of various currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with
DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the
"Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks
(including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and
Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the
Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent.
Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator

                                      S-24

to Cede & Co. Payments with respect to Book-Entry Notes held through
Clearstream Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material
Federal Income Tax Considerations--Taxation of Debt Securities", "--Tax
Treatment of Foreign Investors" and "--Tax Consequences to Holders of the
Notes" in the Prospectus.

     Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     Monthly and annual reports will be provided to Cede & Co., as nominee of
DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting
DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry
Notes of such Beneficial Owners are credited.

     DTC has advised the Trust Administrator that, unless and until Definitive
Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such Book-Entry Notes. Clearstream
Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a
Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the
Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other
Notes.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Seller, the Master Servicer, the Servicer, the
Owner Trustee, the Trust Administrator or the Indenture Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede
& Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

     DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, (1) if DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Depositor is unable to locate a qualified successor or (2) after the occurrence of an Indenture Default (as defined herein) as specified in the Indenture, Beneficial Owners of Book-Entry Notes
representing not less than 50% in principal amount of the outstanding
Book-Entry Notes advise the Trust Administrator and DTC through the Financial
Intermediaries in writing that the continuation of a book-entry system through
DTC, or a successor to it, is no longer in the best interests of the Beneficial
Owners of such Book-Entry Notes.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry
Notes. Upon surrender by DTC of the Definitive Notes representing the
Book-Entry

                                      S-25

Notes and upon receipt of instructions from DTC for re-registration, the Trust
Administrator will reissue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee and the Trust Administrator will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

PAYMENTS OF INTEREST

     CALCULATION OF INTEREST. The amount of interest payable on each Payment
Date in respect of each class of Notes will equal the Current Interest (as defined herein) for such class on such date. Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period (as defined herein).

     o    "Current Interest" with respect to any class of Notes and any Payment
          Date will equal the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the
          Class Principal Amount of such class immediately prior to such Payment
          Date, provided, however, that for the Class 2A2 Notes and any class of
          Subordinate Notes and any Payment Date, Current Interest will be reduced by the amount specified in clause (a) of the definition of
          Deferred Interest, if any, for such class and Payment Date.

     o    The "Accrual Period" applicable to each class of Notes with respect to each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

     The "Interest Rate" for each class of Notes will be the applicable annual rate described under "Summary of Terms--The Offered Notes--Payments on the
Notes--Interest Payments."

     DEFINITIONS RELATING TO INTEREST PAYMENT PRIORITIES.

     o    The "Class Principal Amount" of any Class of Notes as of any Payment
          Date will be its initial Class Principal Amount as of February 24,
          2005 (the "Closing Date"), as reduced by all amounts previously paid on that class in respect of principal prior to such Payment Date.

     o    The "Net Funds Cap" with respect to each Payment Date and any class of
          Notes will be an annual rate equal to (1) the aggregate Interest
          Remittance Amount (as defined herein) for Pool 1 and Pool 2 for such
          Payment Date, divided by (2) the product of (a) the aggregate of the
          Class Principal Amounts of all classes of Notes for such Payment Date and (b) (i) the actual number of days in the Accrual Period related to such Payment Date divided by (ii) 360.

     o    The "Fixed Rate Cap" with respect to each Payment Date is 12.00% per annum.

     o    The "Net Mortgage Rate" for any Mortgage Loan at any time equals the
          Mortgage Rate thereof minus the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate (each as defined herein).

     o    The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Servicemembers Civil Relief Act or similar state laws (the "Relief Act").

     o    The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled
          Principal Balances (as defined herein) of the Mortgage Loans in such
          Mortgage Pool as of such date of determination.

     o    The "Pool Percentage" for any Mortgage Pool and any Payment Date will be a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date of determination.

     o    The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the
          Mortgage Loans as of such date of determination.

                                      S-26

     BASIS RISK SHORTFALLS. With respect to each Payment Date and any class of
Notes, to the extent that (a) the amount calculated under clause (1) of the definition of "Interest Rate" for such class exceeds (b) the amount calculated under the Net Funds Cap (such excess, a "Basis Risk Shortfall"), such class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis
Risk Shortfall (as defined herein). Such classes of Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from both (1) Monthly Excess Cashflow (as described below) and (2)(i) in the case of the Senior Notes, any amounts received under the Senior Cap Agreement for the related Payment Date or (ii) in the case of the Subordinate Notes, any amounts received under the Subordinate Cap Agreement for the related Payment Date. See
"--Credit Enhancement--Application of Monthly Excess Cashflow" below.

     o    The "Unpaid Basis Risk Shortfall" for any class of Notes on any
          Payment Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the Net Funds Cap.

     THE CAP AGREEMENTS.

     The Senior Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Senior Notes (the "Senior
Cap Agreement") with the Cap Counterparty (as defined herein), which will be assigned to the Indenture Trustee.

     Under the Senior Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty
will be obligated to pay to the Trust by the Business Day immediately prior to each Payment Date, commencing with the Payment Date in September 2005 and ending with the Payment Date in December 2006, one month's interest calculated at an annual rate equal to the excess, if any, of (a) the lesser of (i) LIBOR
(as defined herein) and (ii) the maximum rate under the Senior Cap Agreement as set forth in the table below for the related Payment Date (the "Senior Maximum
Rate") over (b) the strike rate as set forth in the table for the related
Payment Date (the "Senior Strike Rate") on a calculated notional amount equal to $0 on the Closing Date through the Payment Date in August 2005, but increasing to approximately $757,319,446 for the Payment Date in September
2005. The notional amount thereafter will be an amount equal to the lesser of
(1) the aggregate of the Class Principal Amounts of the Senior Notes as of the
immediately preceding Payment Date and (2) the amount set forth below for the specified date, as follows:

                                      S-27

                                 SENIOR             SENIOR          SENIOR
PAYMENT DATE                NOTIONAL BALANCE     STRIKE RATE     MAXIMUM RATE
------------               ------------------   -------------   -------------

March 2005 .............   $           0.00          0.000%          0.000%
April 2005 .............   $           0.00          0.000%          0.000%
May 2005 ...............   $           0.00          0.000%          0.000%
June 2005 ..............   $           0.00          0.000%          0.000%
July 2005 ..............   $           0.00          0.000%          0.000%
August 2005 ............   $           0.00          0.000%          0.000%
September 2005 .........   $ 757,319,446.03          6.336%          8.850%
October 2005 ...........   $ 730,141,959.30          6.558%          8.850%
November 2005 ..........   $ 703,683,097.79          6.343%          8.850%
December 2005 ..........   $ 677,923,956.91          6.565%          8.850%
January 2006 ...........   $ 652,846,127.47          6.350%          8.850%
February 2006 ..........   $ 628,431,682.76          6.353%          8.850%
March 2006 .............   $ 604,663,165.93          7.062%          8.850%
April 2006 .............   $ 581,523,577.68          6.361%          8.850%
May 2006 ...............   $ 558,996,364.37          6.584%          8.850%
June 2006 ..............   $ 537,065,406.31          6.369%          8.850%
July 2006 ..............   $ 515,715,006.44          6.592%          8.850%
August 2006 ............   $ 494,929,879.28          6.377%          8.850%
September 2006 .........   $ 474,695,140.19          6.381%          8.850%
October 2006 ...........   $ 454,996,294.86          6.606%          8.850%
November 2006 ..........   $ 435,819,229.13          6.390%          8.850%
December 2006 ..........   $ 417,150,199.02          6.616%          8.850%

     The Senior Cap Agreement will terminate after the Payment Date in December
2006.

     It is intended that payments under the Senior Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the
Senior Notes associated with the Trust's investment in hybrid Mortgage Loans.
See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Senior Cap Agreement will be sufficient to cover such shortfalls. On each Payment Date, the Trust
Administrator will pay holders of the Senior Notes from any amounts received from Senior Cap Agreement in accordance with priority (3) set forth under
"--Credit Enhancement--Application of Monthly Excess Cashflow" below. If such payments from the Senior Cap Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

     THE SUBORDINATE CAP AGREEMENT. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Subordinate Notes
(the "Subordinate Cap Agreement") with the Cap Counterparty, which will be assigned to the Indenture Trustee.

     Under the Subordinate Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty
will be obligated to pay to the Trust by the Business Day immediately prior to each Payment Date, commencing with the Payment Date in September 2005 and ending with the Payment Date in December 2006, one month's interest calculated at an annual rate equal to the excess, if any, of (a) the lesser of (i) LIBOR and (ii) the maximum rate under the Subordinate Cap Agreement as set forth in the table below for the related Payment Date (the "Subordinate Maximum Rate")
over (b) the strike rate as set forth in the table for the related Payment Date
(the "Subordinate Strike Rate") on a calculated notional amount equal to $0 on the Closing Date through the Payment Date in August 2005, but increasing to approximately $232,800,000 for the Payment Date in September 2005. The notional amount thereafter will be an amount equal to the lesser of (1) the aggregate of the Class Principal Amounts of the Subordinate Notes as of the immediately preceding Payment Date and (2) the amount set forth below for the specified date, as follows:

                                      S-28

                               SUBORDINATE       SUBORDINATE     SUBORDINATE
PAYMENT DATE                NOTIONAL BALANCE     STRIKE RATE     MAXIMUM RATE
------------               ------------------   -------------   -------------

March 2005 .............   $           0.00          0.000%          0.000%
April 2005 .............   $           0.00          0.000%          0.000%
May 2005 ...............   $           0.00          0.000%          0.000%
June 2005 ..............   $           0.00          0.000%          0.000%
July 2005 ..............   $           0.00          0.000%          0.000%
August 2005 ............   $           0.00          0.000%          0.000%
September 2005 .........   $ 232,800,000.00          5.346%          7.800%
October 2005 ...........   $ 232,800,000.00          5.568%          7.800%
November 2005 ..........   $ 232,800,000.00          5.353%          7.800%
December 2005 ..........   $ 232,800,000.00          5.575%          7.800%
January 2006 ...........   $ 232,800,000.00          5.360%          7.800%
February 2006 ..........   $ 232,800,000.00          5.363%          7.800%
March 2006 .............   $ 232,800,000.00          6.072%          7.800%
April 2006 .............   $ 232,800,000.00          5.371%          7.800%
May 2006 ...............   $ 232,800,000.00          5.594%          7.800%
June 2006 ..............   $ 232,800,000.00          5.379%          7.800%
July 2006 ..............   $ 232,800,000.00          5.602%          7.800%
August 2006 ............   $ 232,800,000.00          5.387%          7.800%
September 2006 .........   $ 232,800,000.00          5.391%          7.800%
October 2006 ...........   $ 232,800,000.00          5.616%          7.800%
November 2006 ..........   $ 232,800,000.00          5.400%          7.800%
December 2006 ..........   $ 232,800,000.00          5.626%          7.800%

     The Subordinate Cap Agreement will terminate after the Payment Date in
December 2006.

     It is intended that payments under the Subordinate Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the
Subordinate Notes associated with the Trust's investment in hybrid Mortgage
Loans. See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Subordinate Cap
Agreement will be sufficient to cover such shortfalls. On each Payment Date, the Trust Administrator will pay holders of the Subordinate Notes from any amounts received from Subordinate Cap Agreement in accordance with priority (4)
set forth under "--Credit Enhancement--Application of Monthly Excess Cashflow"
below. If such payments from the Subordinate Cap Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk
Shortfall, the only other source of coverage will be the Monthly Excess
Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

     The Cap Counterparty. Bear Stearns Financial Products Inc. ("BSFP") is a
bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns
Companies, Inc. BSFP has a ratings classification of "AAA" from S&P and "Aaa"
from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or
(ii) the most recent audited annual financial statements of BSFP. Requests for information should be directed to the DPC Manager of BSFP at (212) 272-4009 or in writing at 383 Madison Avenue, Suite 2700, New York, New York 10179. BSFP is
an affiliate of Bear, Stearns & Co. Inc.

     BSFP has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus, except with respect to the information set forth in the immediately preceding paragraph.

     INTEREST PAYMENT PRIORITIES. The Interest Remittance Amount (as defined herein) for each Mortgage Pool will be paid on each Payment Date concurrently as follows:

                                      S-29

     (A) On each Payment Date, the Interest Remittance Amount for Pool 1 for
such date will be paid in the following order of priority:

          (i) pro rata, to the Class 1A1, Class 1A2 and Class 1A3 Notes, Current
     Interest for each such class for such Payment Date;

          (ii) pro rata, to the Class 2A1 and Class 2A2 Notes, Current Interest for each such class for such Payment Date, to the extent not paid as described in clause (B)(i) below;

          (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
     M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes,
     sequentially, in that order (the "Subordinate Priority"), Current Interest for each such class for such Payment Date;

          (iv) to the Indenture Trustee, the Owner Trustee, the Trust
     Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

          (v) for application as part of Monthly Excess Cashflow for such
     Payment Date, as described under "--Credit Enhancement--Application of
     Monthly Excess Cashflow" below, any Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (iv) above
     (such amount, "Pool 1 Monthly Excess Interest" for such Payment Date).

     (B) On each Payment Date, the Interest Remittance Amount for Pool 2 for
such date will be paid in the following order of priority:

          (i) pro rata, to the Class 2A1 and Class 2A2 Notes, Current Interest for each such class for such Payment Date;

          (ii) pro rata, to the Class 1A1, Class 1A2 and Class 1A3 Notes,
     Current Interest for each such class for such Payment Date, to the extent not paid as described in clause (A)(i) above;

          (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
     M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes, in
     accordance with the Subordinate Priority, Current Interest for each such class for such Payment Date;

          (iv) to the Indenture Trustee, the Owner Trustee, the Trust
     Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

          (v) for application as part of Monthly Excess Cashflow for such
     Payment Date, as described under "--Credit Enhancement--Application of
     Monthly Excess Cashflow" below, any Interest Remittance Amount for Pool 2 remaining after application pursuant to clauses (i) through (iv) above
     (such amount, "Pool 2 Monthly Excess Interest" for such Payment Date).

     The "Interest Remittance Amount" with respect to any Payment Date and any
Mortgage Pool will equal (a) the sum of (1) all interest collected (other than
Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans in such Mortgage Pool during the related
Collection Period (as defined herein) by the Master Servicer, the Servicer, the
Indenture Trustee or the Owner Trustee, minus (x) the related Servicing Fee and the Master Servicing Fee with respect to such Mortgage Loans, (y) previously unreimbursed Advances (as defined herein) and previously unreimbursed servicing advances and other amounts due to the Servicer, the Master Servicer or the
Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to the Mortgage Loans, to the extent allocable to interest and (z) any
Prepayment Premiums received with respect to such Mortgage Loans during the related Prepayment Period (as defined herein), (2) all Compensating Interest
(as defined herein) paid by the Master Servicer or the Servicer with respect to such Mortgage Loans with respect to the related Prepayment Period, (3) the portion of any purchase price or Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds (as defined herein),
Insurance Proceeds (as defined herein) and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) the Pool Percentage of other costs, expenses, fees or

                                      S-30

liabilities reimbursable to the Master Servicer, the Servicer, the Trust
Administrator, the Custodian, the Indenture Trustee or the Owner Trustee.

     o    A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

     o    The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances and servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust associated with violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

DETERMINATION OF LIBOR

     On the second LIBOR Business Day (as defined herein) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination
Date"), the Trust Administrator will determine LIBOR based on the "Interest
Settlement Rate" for U.S. dollar deposits of one-month maturity set by the
British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the
LIBOR Determination Date ("LIBOR").

     The BBA's Interest Settlement Rates are currently displayed on the
Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's
Interest Settlement Rates for deposits in U.S. dollars, the "Designated
Telerate Page"). Such Interest Settlement Rates are also currently available on
Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page
"BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

     A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

     With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00
a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trust Administrator will obtain such rate from the
Reuters or Bloomberg page. If such rate is not published for such LIBOR
Determination Date, LIBOR for such date will be the most recently published
Interest Settlement Rate. In the event that the BBA no longer sets an Interest
Settlement Rate, the Trust Administrator will designate an alternative index that has performed, or that the Trust Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

     The establishment of LIBOR on each LIBOR Determination Date by the Trust
Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

     LIBOR for the first Accrual Period will be 2.62%.

PAYMENTS OF PRINCIPAL

     GENERAL DEFINITIONS. Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool, secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, and from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Credit Enhancement--
Application of Monthly Excess Cashflow" below. Payments of principal on the
Subordinate Notes will be made from the aggregate of the Principal Payment
Amounts from each Mortgage Pool in each case after payments of principal have been made on the related Senior Notes.

                                      S-31

     o    The "Principal Payment Amount" for each Mortgage Pool for any Payment
          Date will be equal to the Principal Remittance Amount for such
          Mortgage Pool for such date minus the Aggregate Overcollateralization
          Release Amount (as defined herein), if any, attributable to such
          Mortgage Pool for such Payment Date.

     o    The "Principal Remittance Amount" for each Mortgage Pool for any
          Payment Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled
          Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicer or the Master Servicer (less unreimbursed Advances due to the Master Servicer, or the Servicer with respect to such Mortgage Loans, to the extent allocable to principal and any unreimbursed related servicing advances), (2) the principal portion of all prepayments in full or in part received on the Mortgage
          Loans in such Mortgage Pool during the related Prepayment Period, (3)
          the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Servicer during the related Prepayment Period from such Mortgage Pool, (4) the principal portion of any Substitution Amount paid with respect to any replaced
          Mortgage Loan in such Mortgage Pool during the related Prepayment
          Period allocable to principal, (5) all Net Liquidation Proceeds,
          Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment
          Period, to the extent allocable to principal, (6) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period and (7) with respect to the first
          Payment Date only, the amount of the Initial Deposit (as defined herein) with respect to such Mortgage Pool, as reduced by (b) the Pool
          Percentage of other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the
          Custodian, the Indenture Trustee or the Owner Trustee from interest collections as described in clause (b) of the definition of Interest
          Remittance Amount and not reimbursed therefrom or otherwise.

     o    The "Collection Period" with respect to any Payment Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

     o    "Insurance Proceeds" means any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged
          Properties other than amounts to cover expenses incurred by the
          Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

     o    "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed related expenses and (2) unreimbursed related Advances and related servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a periodic basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

     o    The "Prepayment Period" with respect to each Payment Date (other than the initial Payment Date) is the period from 16th day of the calendar month immediately preceding the month in which such Payment Date occurs up to and including the 15th day of the month in which such
          Payment Date occurs; provided, however, that with respect to the initial Payment Date, the Prepayment Period will be from and excluding the Cut-off Date up to and including the 15th day of March 2005.

     o    A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage
          Loan.

     o    The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving

                                      S-32

          effect to Scheduled Payments due on or before such date, whether or not received, reduced by (1) the principal portion of all Scheduled
          Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination. The Scheduled
          Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

     PRINCIPAL PAYMENT PRIORITIES. The Principal Payment Amount for each
Mortgage Pool will be paid on each Payment Date as follows:

     (I) On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently:

        (A) For Pool 1: The Principal Payment Amount for Pool 1 will be paid in the following order of priority:

              (i) sequentially, to the Class 1A1, Class 1A2 and Class 1A3 Notes,
        in that order, until the Class Principal Amount of each such class has been reduced to zero;

              (ii) pro rata, to the Class 2A1 and Class 2A2 Notes, on the basis of their respective Class Principal Amounts, after giving effect to payments made pursuant to clause (I)(B)(i) below, until the Class
        Principal Amount of each such class has been reduced to zero; provided, however, that if a Pool 2 Sequential Trigger Event (as defined herein)
        is in effect, then sequentially, to the Class 2A1 and Class 2A2 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

              (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5,
        Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3
        Notes, in accordance with the Subordinate Priority, until the Class
        Principal Amount of each such class has been reduced to zero; and

              (iv) for application as part of Monthly Excess Cashflow for such
        Payment Date, as described under "--Credit Enhancement--Application of
        Monthly Excess Cashflow" below, any such Principal Payment Amount for
        Pool 1 remaining after application pursuant to clauses (i) through (iii)
        above.

        (B) For Pool 2: The Principal Payment Amount for Pool 2 will be paid in the following order of priority:

              (i) pro rata, to the Class 2A1 and Class 2A2 Notes, on the basis of their respective Class Principal Amounts, until the Class Principal
        Amount of each such class has been reduced to zero; provided, however, that if a Pool 2 Sequential Trigger Event is in effect, then sequentially, to the Class 2A1 and Class 2A2 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

              (ii) sequentially, to the Class 1A1, Class 1A2 and Class 1A3
        Notes, in that order, after giving effect to payments made pursuant to clause (I)(A)(i) above, until the Class Principal Amount of each such class has been reduced to zero;

              (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5,
        Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3
        Notes, in accordance with the Subordinate Priority, until the Class
        Principal Amount of each such class has been reduced to zero; and

              (iv) for application as part of Monthly Excess Cashflow for such
        Payment Date, as described under "--Credit Enhancement--Application of
        Monthly Excess Cashflow" below, any such Principal Payment Amount for
        Pool 2 remaining after application pursuant to clauses (i) through (iii)
        above.

     The priority of payments on the Class 1A1, Class 1A2 and Class 1A3 Notes described in clause (I)(A)(i) above is referred to in this prospectus supplement as the "Pool 1 Senior Priority" for the

                                      S-33

related Mortgage Pool. The priority of payments on the Class 2A1 and Class 2A2
Notes described in clause (I)(B)(i) above is referred to in this prospectus supplement as the "Pool 2 Senior Priority" for the related Mortgage Pool.

     (II) On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Pool for such date will be paid in the following order of priority:

              (i) (a) so long as any of the Subordinate Notes are outstanding, to the Class 1A1, Class 1A2 and Class 1A3 Notes in accordance with the
        Pool 1 Senior Priority (from amounts in Pool 1 except as provided below)
        and to the Class 2A1 and Class 2A2 Notes in accordance with the Pool 2
        Senior Priority (from amounts in Pool 2 except as provided below), an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Pool for such Payment Date and (y) the Related Senior
        Principal Payment Amount for the related Mortgage Pool for such Payment
        Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, that to the extent that the
        Principal Payment Amount for a Mortgage Pool exceeds the Related Senior
        Principal Payment Amount for such Mortgage Pool, such excess shall be paid to the Senior Notes of the other Mortgage Pool (in the case of the
        Class 1A1, Class 1A2 and Class 1A3 Notes, in accordance with the Pool 1
        Senior Priority and in the case of the Class 2A1 and Class 2A2 Notes, in accordance with the Pool 2 Senior Priority), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (i)(a) on such Payment Date), or (b) otherwise to the Class 1A1,
        Class 1A2 and Class 1A3 Notes (in accordance with the Pool 1 Senior
        Priority) and the Class 2A1 and Class 2A2 Notes (in accordance with the
        Pool 2 Senior Priority), the Principal Payment Amount for the related
        Mortgage Pool for such Payment Date;

              (ii) to the Class M1 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes on such Payment Date pursuant to clause (i) above, and (y) the M1
        Principal Payment Amount for such Payment Date, until the Class
        Principal Amount of such class has been reduced to zero;

              (iii) to the Class M2 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1 Notes on such Payment Date pursuant to clauses
        (i) and (ii) above and (y) the M2 Principal Payment Amount for such
        Payment Date, until the Class Principal Amount of such class has been reduced to zero;

              (iv) to the Class M3 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (i) through (iii) above and (y) the M3 Principal Payment
        Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

              (v) to the Class M4 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (i) through (iv) above and (y) the M4 Principal
        Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

              (vi) to the Class M5 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2, Class M3 and Class M4

                                      S-34

        Notes on such Payment Date pursuant to clauses (i) through (v) above and
        (y) the M5 Principal Payment Amount for such Payment Date, until the
        Class Principal Amount of such class has been reduced to zero;

              (vii) to the Class M6 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes
        on such Payment Date pursuant to clauses (i) through (vi) above and (y)
        the M6 Principal Payment Amount for such Payment Date, until the Class
        Principal Amount of such class has been reduced to zero;

              (viii) to the Class M7 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class
        M6 Notes on such Payment Date pursuant to clauses (i) through (vii)
        above and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

              (ix) to the Class M8 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6
        and Class M7 Notes on such Payment Date pursuant to clauses (i) through
        (viii) above and (y) the M8 Principal Payment Amount for such Payment
        Date, until the Class Principal Amount of such class has been reduced to zero;

              (x) to the Class M9 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class
        M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses
        (i) through (ix) above and (y) the M9 Principal Payment Amount for such
        Payment Date, until the Class Principal Amount of such class has been reduced to zero;

              (xi) to the Class B1 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class
        M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (i) through (x) above and (y) the B1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

              (xii) to the Class B2 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class
        M6, Class M7, Class M8, Class M9, and Class B1 Notes on such Payment
        Date pursuant to clauses (i) through (xi) above and (y) the B2 Principal
        Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

              (xiii) to the Class B3 Notes, an amount equal to the lesser of (x)
        the excess of (a) the aggregate Principal Payment Amount for Pool 1 and
        Pool 2 for such Payment Date over (b) the amount paid to the Senior
        Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class
        M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Notes on such
        Payment Date pursuant to clauses (i) through (xii) above and (y) the B3
        Principal Payment Amount for such Payment Date, until the Class
        Principal Amount of such class has been reduced to zero; and

              (xiv) for application as part of Monthly Excess Cashflow for such
        Payment Date, as described under "--Credit Enhancement--Application of
        Monthly Excess Cashflow" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xiii)
        above.

     Notwithstanding the foregoing, on any Payment Date on which the Class
Principal Amount of each class of Notes having a higher priority of payment has been reduced to zero, any remaining

                                      S-35

Principal Payment Amount of a Mortgage Pool will be paid to the remaining
Notes, in the order of priority set forth above, until the Class Principal
Amount of each such class has been reduced to zero.

     DEFINITIONS RELATING TO PRINCIPAL PAYMENT PRIORITIES.

     o    The "Related Senior Principal Payment Amount" for each Mortgage Pool for any Payment Date will be equal to the lesser of (x) the aggregate
          Class Principal Amount of the Class 1A1, Class 1A2 and Class 1A3 Notes
          (with respect to Pool 1) or the aggregate Class Principal Amount of the Class 2A1 and Class 2A2 Notes (with respect to Pool 2) immediately prior to that Payment Date and (y) the product of (a) the Senior
          Principal Payment Amount and (b) the related Senior Proportionate
          Percentage in each case for such date.

     o    The "Target Amount" for any Payment Date will be equal to the
          Aggregate Loan Balance as of such Payment Date minus the Targeted
          Overcollateralization Amount for such Payment Date.

     o    A "Pool 2 Sequential Trigger Event" will be in effect with respect to any Payment Date if (i) on or before the Payment Date in February 2008 the aggregate amount of cumulative Realized Losses incurred on the
          Mortgage Loans from the Cut-off Date through the last day of the related Prepayment Period exceeds 3.75% or (ii) on or after the
          Payment Date in March 2008, a Trigger Event shall have occurred.

     o    A "Trigger Event" will be in effect with respect to any Payment Date if (i) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 38.00% of the Senior
          Enhancement Percentage for such Payment Date, (ii) a Cumulative Loss
          Trigger Event shall have occurred or (iii) a Principal Deficiency
          Amount exists for such Payment Date.

     o    A "Cumulative Loss Trigger Event" will have occurred if, with respect to any Payment Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such
          Payment Date:

        PAYMENT DATE                                        CUMULATIVE LOSS PERCENTAGE
        ------------                                        --------------------------

        March 2008 through February 2009 ..........   3.75% for the first month, plus an
                                                      additional 1/12th of 1.50% for each month
                                                      thereafter

        March 2009 through February 2010 ..........   5.25% for the first month, plus an
                                                      additional 1/12th of 1.00% for each month
                                                      thereafter

        March 2010 through February 2011 ..........   6.25% for the first month, plus an
                                                      additional 1/12th of 0.50% for each month
                                                      thereafter

        March 2011 and thereafter .................   6.75%

     o    The "Rolling Three Month Delinquency Rate" with respect to any Payment
          Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment
          Dates, respectively) immediately preceding months.

     o    The "Delinquency Rate" for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO
          Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

                                      S-36

     o    The "Stepdown Date" will be the later to occur of (x) the Payment Date in March 2008 and (y) the first Payment Date on which the Senior
          Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage
          Loans during the related Collection Period, but before giving effect to payments on any Notes on such Payment Date) is greater than or equal to approximately 41.80%.

     o    The "Senior Principal Payment Amount" for any Payment Date and the
          Senior Notes will be equal to (a) prior to the Stepdown Date or if a
          Trigger Event is in effect with respect to such Payment Date, 100% of the aggregate Principal Payment Amount for both Mortgage Pools and (b)
          on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the lesser of (x) the aggregate Principal Payment Amount for both Mortgage Pools and (y) the amount, if any, by which (A) the aggregate Class Principal Amount of the Senior Notes immediately prior to that Payment Date exceeds (B)
          the Senior Target Amount (as defined herein).

     o    The "M1 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes after giving effect to payments on such Payment Date and
          (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date exceeds (y) the M1 Target Amount (as defined herein).

     o    The "M2 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1 Notes after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2
          Notes immediately prior to such Payment Date exceeds (y) the M2 Target
          Amount (as defined herein).

     o    The "M3 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1 and Class M2 Notes after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date exceeds
          (y) the M3 Target Amount (as defined herein).

     o    The "M4 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2 and Class M3 Notes after giving effect to payments on such Payment Date and (ii) the Class
          Principal Amount of the Class M4 Notes immediately prior to such
          Payment Date exceeds (y) the M4 Target Amount (as defined herein).

     o    The "M5 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes
          after giving effect to payments on such Payment Date and (ii) the
          Class Principal Amount of the Class M5 Notes immediately prior to such
          Payment Date exceeds (y) the M5 Target Amount (as defined herein).

     o    The "M6 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class
          M5 Notes after giving effect to payments on such Payment Date and (ii)
          the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date exceeds (y) the M6 Target Amount (as defined herein).

                                      S-37

     o    The "M7 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5
          and Class M6 Notes after giving effect to payments on such Payment
          Date and (ii) the Class Principal Amount of the Class M7 Notes
          immediately prior to such Payment Date exceeds (y) the M7 Target
          Amount (as defined herein).

     o    The "M8 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6 and Class M7 Notes after giving effect to payments on such
          Payment Date and (ii) the Class Principal Amount of the Class M8 Notes
          immediately prior to such Payment Date exceeds (y) the M8 Target
          Amount (as defined herein).

     o    The "M9 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7 and Class M8 Notes after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class
          M9 Notes immediately prior to such Payment Date exceeds (y) the M9
          Target Amount (as defined herein).

     o    The "B1 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8 and Class M9 Notes after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class B1 Notes immediately prior to such Payment Date exceeds (y)
          the B1 Target Amount (as defined herein).

     o    The "B2 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9 and Class B1 Notes after giving effect to payments on such Payment Date and (ii) the Class Principal
          Amount of the Class B2 Notes immediately prior to such Payment Date exceeds (y) the B2 Target Amount (as defined herein).

     o    The "B3 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Notes
          after giving effect to payments on such Payment Date and (ii) the
          Class Principal Amount of the Class B3 Notes immediately prior to such
          Payment Date exceeds (y) the B3 Target Amount (as defined herein).

     o    The "Overcollateralization Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan
          Balance for such Payment Date exceeds (y) the aggregate Class
          Principal Amount of the Notes, after giving effect to payments on such
          Payment Date.

     o    The "Aggregate Overcollateralization Release Amount" with respect to any Payment Date will be equal to the lesser of (x) the aggregate
          Principal Remittance Amount for both Mortgage Pools for such Payment
          Date and (y) the amount, if any, by which (1) the
          Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate
          Principal Remittance Amount for such date is applied

                                      S-38

          on such date in reduction of the aggregate Class Principal Amount of the Notes) exceeds (2) the Targeted Overcollateralization Amount for such date.

     o    The "Senior Enhancement Percentage" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the
          Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) in each case after giving effect to payments on such Payment Date and the denominator of which is the Aggregate Loan Balance for such Payment
          Date.

     o    The "Senior Proportionate Percentage" with respect to any Payment
          Date, (1) for Pool 1 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Payment Date and the denominator of which is the aggregate
          Principal Remittance Amount for Pool 1 and Pool 2 for such date, and
          (2) for Pool 2 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Payment Date and the denominator of which is the aggregate
          Principal Remittance Amount for Pool 1 and Pool 2 for such Payment
          Date.

     o    The "Targeted Overcollateralization Amount" with respect to any
          Payment Date (a) prior to the Stepdown Date, will be equal to 1.50% of the Cut-off Date Balance, (b) on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, will be equal to
          3.00% of the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period, but in no event less than 0.50% of the Cut-off Date Balance, and (c) on or after the
          Stepdown Date and with respect to which a Trigger Event is in effect, will be equal to the Targeted Overcollateralization Amount for the immediately preceding Payment Date.

     o    The "Senior Target Amount" for each Mortgage Pool and any Payment Date will be equal to the lesser of (a) the product of (1) approximately
          58.20% and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b)
          the amount, if any, by which (i) the Aggregate Loan Balance for such
          Payment Date determined as of the last day of the related Collection
          Period exceeds (ii) 0.50% of the Cut-off Date Balance.

     o    The "M1 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 64.90% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "M2 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 71.30% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "M3 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 75.20% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "M4 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 78.70% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

                                      S-39

     o    The "M5 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 81.80% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "M6 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 84.90% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "M7 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 87.50% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "M8 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 90.00% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "M9 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 92.00% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "B1 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 93.60% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "B2 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 95.00% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     o    The "B3 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 97.00% and (2) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50%
          of the Cut-off Date Balance.

     For purposes of calculating the amount to be paid each Payment Date and measuring the various transaction triggers and thresholds, the Cut-off Date
Balance shall include the amount of the Initial Deposit.

CREDIT ENHANCEMENT

     Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Subordinate Notes, excess interest and overcollateralization, in each case as described herein.

     SUBORDINATION. The rights of holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders

                                      S-40

of each class of Notes having a higher priority of payment, as described under
"--Payments of Interest" and "--Payments of Principal" above. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

     REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized
Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date);
second, the Class B3 Notes; third, the Class B2 Notes; fourth, the Class B1
Notes; fifth, the Class M9 Notes; sixth, the Class M8 Notes; seventh, the Class
M7 Notes; eighth, the Class M6 Notes; ninth, the Class M5 Notes; tenth, the
Class M4 Notes; eleventh, the Class M3 Notes; twelfth, the Class M2 Notes; and
thirteenth, the Class M1 Notes, before reducing amounts payable in respect of the Senior Notes. A "Liquidated Mortgage Loan" is, in general, a defaulted
Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered
(exclusive of any possibility of a deficiency judgment).

     Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest collected from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the
Overcollateralization Amount. As described herein, the Overcollateralization
Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

     EXCESS INTEREST. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes and the fees and expenses of the Servicer, the Master Servicer, the Trust Administrator, the Indenture
Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

     OVERCOLLATERALIZATION. On the Closing date, the Cut-off Date Balance will exceed the initial aggregate Class Principal Amount of the Notes by approximately $18,000,000, which represents approximately 1.50% of the Cut-off
Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage
Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Loan Balance over the aggregate Class Principal Amount of the Notes) at the required
Targeted Overcollateralization Amount. However, Realized Losses with respect to
Mortgage Loans will reduce overcollateralization, and could result in an overcollateralization deficiency.

     As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the
Principal Payment Amount will not be applied in reduction of the Class
Principal Amounts of the Notes, but will instead be applied as described below.

     APPLICATION OF MONTHLY EXCESS CASHFLOW. The sum of the Pool 1 Monthly
Excess Interest and the Pool 2 Monthly Excess Interest for any Payment Date,
the Aggregate Overcollateralization Release

                                      S-41

Amount and any remaining Principal Payment Amount for such date will constitute the "Monthly Excess Cashflow" for such Payment Date, which will, on each
Payment Date, be paid as follows:

        (1)   for each Payment Date occurring (a) before the Stepdown Date or
     (b) on or after the Stepdown Date but for which a Trigger Event is in effect, until the aggregate Class Principal Amount of the Notes equals the
     Target Amount for such Payment Date, in the following order of priority:

              (a) concurrently, in proportion to the aggregate Class Principal
        Amount of the Senior Notes related to each Mortgage Pool, after giving effect to principal payments on such Payment Date as described under
        "--Payments of Principal--Principal Payment Priorities" above, to the
        Class 1A1, Class 1A2 and Class 1A3 Notes (in accordance with the Pool 1
        Senior Priority) and to the Class 2A1 and Class 2A2 Notes (in accordance with the Pool 2 Senior Priority), until the Class Principal Amount of each such class has been reduced to zero; and

              (b) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
        M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes,
        in accordance with the Subordinate Priority, until the Class Principal
        Amount of each such class has been reduced to zero;

        (2)   for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

              (a) concurrently, in proportion to the aggregate Class Principal
        Amount of the Senior Notes related to each Mortgage Pool, after giving effect to principal payments on such Payment Date as described under
        "--Payments of Principal--Principal Payment Priorities" above, to the
        Class 1A1, Class 1A2 and Class 1A3 Notes (in accordance with the Pool 1
        Senior Priority) and to the Class 2A1 and Class 2A2 Notes (in accordance with the Pool 2 Senior Priority), until the aggregate Class Principal
        Amount of the Senior Notes, after giving effect to payments on such
        Payment Date, equals the Senior Target Amount;

              (b) to the Class M1 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1 Notes, after giving effect to payments on such Payment
        Date, equa ls the M1 Target Amount;

              (c) to the Class M2 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

              (d) to the Class M3 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

              (e) to the Class M4 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

              (f) to the Class M5 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target
        Amount;

              (g) to the Class M6 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6
        Notes, after giving effect to payments on such Payment Date, equals the
        M6 Target Amount;

              (h) to the Class M7 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class

                                      S-42

        M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

              (i) to the Class M8 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
        Class M7 and Class M8 Notes, after giving effect to payments on such
        Payment Date, equals the M8 Target Amount;

              (j) to the Class M9 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
        Class M7, Class M8 and Class M9 Notes, after giving effect to payments on such Payment Date, equals the M9 Target Amount;

              (k) to the Class B1 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
        Class M7, Class M8, Class M9 and Class B1 Notes, after giving effect to payments on such Payment Date, equals the B1 Target Amount;

              (l) to the Class B2 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
        Class M7, Class M8, Class M9, Class B1 and Class B2 Notes, after giving effect to payments on such Payment Date, equals the B2 Target Amount;
        and

              (m) to the Class B3 Notes, in reduction of their Class Principal
        Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
        Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes,
        after giving effect to payments on such Payment Date, equals the B3
        Target Amount;

        (3)   for each Payment Date, first from amounts received by the Trust
     Administrator under the Senior Cap Agreement, and then from Monthly Excess
     Cashflow remaining after payments have been made pursuant to priorities
     (1) and (2) above, in the following order of priority:

              (a) concurrently, in proportion to their respective Basis Risk
        Shortfall and Unpaid Basis Risk Shortfall amounts, after giving effect to payments described above on such Payment Date, to the Senior Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall
        amounts for each such class for such Payment Date; and

              (b) for addition to amounts distributable pursuant to priority (6)
        below, to the Ownership Certificate, any amounts remaining from payments under the Senior Cap Agreement in excess of amounts required to be paid under priority (3)(a) for such Payment Date;

        (4)   for each Payment Date, first from amounts received by the Trust
     Administrator under the Subordinate Cap Agreement, and then from Monthly
     Excess Cashflow remaining after payments have been made pursuant to priorities (1), (2) and (3) above, in the following order of priority:

              (a) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
        M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes,
        in accordance with the Subordinate Priority, any applicable Basis Risk
        Shortfall and Unpaid Basis Risk Shortfall for each such class for such
        Payment Date; and

              (b) for addition to amounts distributable pursuant to priority (6)
        below, to the Ownership Certificate, any amounts remaining from payments under the Subordinate Cap Agreement in excess of amounts required to be paid under priority (4)(a) for such Payment Date;

        (5)   sequentially, to the Class 2A2 Notes and then to the Class M1,
     Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class
     M9, Class B1, Class B2 and Class B3 Notes, in accordance with the
     Subordinate Priority, any Deferred Interest for each such class and such date; and

                                      S-43

        (6)   to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

     DEFINITIONS RELATING TO MONTHLY EXCESS CASHFLOW PRIORITIES.

     The "Deferred Interest" for the Class 2A2 Notes and each class of
Subordinate Notes for any Payment Date will be equal to the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that class, (b)
any amounts due pursuant to clause (a) for such class for prior Payment Dates that remains unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class.

     "Principal Deficiency Amount" means, with respect to the Class 2A2 Notes, the 2A2 Principal Deficiency Amount; with respect to the Class M1 Notes, the M1
Principal Deficiency Amount; with respect to the Class M2 Notes, the M2
Principal Deficiency Amount; with respect to the Class M3 Notes, the M3
Principal Deficiency Amount; with respect to the Class M4 Notes, the M4
Principal Deficiency Amount; with respect to the Class M5 Notes, the M5
Principal Deficiency Amount; with respect to the Class M6 Notes, the M6
Principal Deficiency Amount; with respect to the Class M7 Notes, the M7
Principal Deficiency Amount; with respect to the Class M8 Notes, the M8
Principal Deficiency Amount; with respect to the Class M9 Notes, the M9
Principal Deficiency Amount; with respect to the Class B1 Notes, the B1
Principal Deficiency Amount; with respect to the Class B2 Notes, the B2
Principal Deficiency Amount; and with respect to the Class B3 Notes, the B3
Principal Deficiency Amount.

     The "Total Principal Deficiency Amount" with respect to any Payment Date will be the excess, if any, of the aggregate Class Principal Amount of the
Notes after giving effect to payments on such Payment Date over the Aggregate
Loan Balance as of the last day of the related Collection Period.

     The "2A2 Principal Deficiency Amount" with respect to any Payment Date on which the Total Principal Deficiency Amount exceeds the sum of the M1 Principal
Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal
Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal
Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal
Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal
Deficiency Amount, the B1 Principal Deficiency Amount, the B2 Principal
Deficiency Amount and the B3 Principal Deficiency Amount will be the lesser of
(a) the excess, if any, of (1) the aggregate Class Principal Amount of the
Class 2A1 and Class 2A2 Notes after giving effect to payments on such Payment
Date over (2) the Pool Balance for Pool 2 as of the last day of the related
Collection Period, and (b) the Class Principal Amount of the Class 2A2 Notes
immediately prior to such Payment Date.

     The "M1 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M2 Principal Deficiency Amount, the M3 Principal
Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal
Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal
Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal
Deficiency Amount, the B1 Principal Deficiency Amount, the B2 Principal
Deficiency Amount and the B3 Principal Deficiency Amount, in each case for that
Payment Date and (b) the Class Principal Amount of the Class M1 Notes
immediately prior to such Payment Date.

     The "M2 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M3 Principal Deficiency Amount, the M4 Principal
Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal
Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal
Deficiency Amount, the M9 Principal Deficiency Amount, the B1 Principal
Deficiency Amount, the B2 Principal Deficiency Amount and the B3 Principal
Deficiency Amount, in each case for that Payment Date and (b) the Class
Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

     The "M3 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M4

                                      S-44

Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6
Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8
Principal Deficiency Amount, the M9 Principal Deficiency Amount, the B1
Principal Deficiency Amount, the B2 Principal Deficiency Amount and the B3
Principal Deficiency Amount, in each case for that Payment Date and (b) the
Class Principal Amount of the Class M3 Notes immediately prior to such Payment
Date.

     The "M4 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M5 Principal Deficiency Amount, the M6 Principal
Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal
Deficiency Amount, the M9 Principal Deficiency Amount, the B1 Principal
Deficiency Amount, the B2 Principal Deficiency Amount and the B3 Principal
Deficiency Amount, in each case for that Payment Date and (b) the Class
Principal Amount of the Class M4 Notes immediately prior to such Payment Date.

     The "M5 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M6 Principal Deficiency Amount, the M7 Principal
Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal
Deficiency Amount, the B1 Principal Deficiency Amount, the B2 Principal
Deficiency Amount and the B3 Principal Deficiency Amount, in each case for that
Payment Date and (b) the Class Principal Amount of the Class M5 Notes
immediately prior to such Payment Date.

     The "M6 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M7 Principal Deficiency Amount, the M8 Principal
Deficiency Amount, the M9 Principal Deficiency Amount, the B1 Principal
Deficiency Amount, the B2 Principal Deficiency Amount and the B3 Principal
Deficiency Amount, in each case for that Payment Date and (b) the Class
Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

     The "M7 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M8 Principal Deficiency Amount, the M9 Principal
Deficiency Amount, the B1 Principal Deficiency Amount, the B2 Principal
Deficiency Amount and the B3 Principal Deficiency Amount, in each case for that
Payment Date and (b) the Class Principal Amount of the Class M7 Notes
immediately prior to such Payment Date.

     The "M8 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the M9 Principal Deficiency Amount, the B1 Principal
Deficiency Amount, the B2 Principal Deficiency Amount and the B3 Principal
Deficiency Amount, in each case for that Payment Date and (b) the Class
Principal Amount of the Class M8 Notes immediately prior to such Payment Date.

     The "M9 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the B1 Principal Deficiency Amount, the B2 Principal
Deficiency Amount and the B3 Principal Deficiency Amount, in each case for that
Payment Date and (b) the Class Principal Amount of the Class M9 Notes
immediately prior to such Payment Date.

     The "B1 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the sum of the B2 Principal Deficiency Amount and the B3
Principal Deficiency Amount, in each case for that Payment Date and (b) the
Class Principal Amount of the Class B1 Notes immediately prior to such Payment
Date.

     The "B2 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency
Amount over (2) the B3 Principal Deficiency Amount, in each case for that
Payment Date and (b) the Class Principal Amount of the Class B2 Notes
immediately prior to such Payment Date.

     The "B3 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the Total Principal Deficiency Amount for that Payment
Date and (b) the Class Principal Amount of the Class B3 Notes immediately prior to such Payment Date.

                                      S-45

MATURITY DATE

     The Maturity Date for the Notes has been determined to be the Payment Date in June 2035 based upon the second Payment Date after the date of the last
Scheduled Payment of the latest maturing Mortgage Loan. As to each class of
Notes, the actual final Payment Date may be earlier and could be substantially earlier than such class's Maturity Date.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

     On any Payment Date following the end of the first Collection Period in which the Aggregate Loan Balance is less than 20% of the Cut-off Date Balance
(the first such date, the "Initial Optional Termination Date"), Aames
Investment Acceptance Corporation will have the option to purchase the Mortgage
Loans, any REO Property and any other property remaining in the Trust for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable
Mortgage Rate, (b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of REO Property and all other property being purchased and (d) any Basis Risk Shortfalls (the "Termination Price").
The Master Servicer and the Servicer will be reimbursed from the Termination
Price for any outstanding Advances, servicing advances and unpaid Servicing
Fees and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust
Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust
Agreement. If Aames Investment Acceptance Corporation fails to exercise such option, then on or after any Payment Date following the end of the first
Collection Period in which the Aggregate Loan Balance is less than 10% of the
Cut-off Date Balance, the Servicer will have the option to purchase the
Mortgage Loans for the Termination Price. If either such option is exercised the Trust will be terminated, resulting in a mandatory redemption of the Notes.
The margin on each of the Notes will be increased as described under "Summary of Terms--The Offered Certificates--Payments on the Notes--Interest Payments"
herein beginning on the first Payment Date following the Initial Optional
Termination Date.

THE OWNERSHIP CERTIFICATE

     The equity ownership in the Trust will be evidenced by the Ownership
Certificate. The holder of the Ownership Certificate, the Ownership
Certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment
Date (1) any cash flow from Mortgage Loan collections attributable to
Prepayment Premiums, (2) any payments under the Senior Cap Agreement remaining on such Payment Date after payment of Basis Risk Shortfalls and Unpaid Basis
Risk Shortfalls pursuant to priority (3) set forth under "--Credit
Enhancement--Application of Monthly Excess Cashflow," (3) any payments under the Subordinate Cap Agreement remaining on such Payment Date after payment of
Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls pursuant to priority (4)
under "--Credit Enhancement--Application of Monthly Excess Cashflow" and (4)
any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

TRUST ADMINISTRATOR

     Wells Fargo Bank, N.A. will serve as the Trust Administrator (the "Trust
Administrator") under the Transfer and Servicing Agreement for so long as it is the Master Servicer and, as such, will be responsible for preparing certain investor reports, including the monthly payment date statement to Noteholders, providing all customary tax reports to Noteholders related to their investment, preparing and filing the Trust's tax information returns. The Trust
Administrator shall prepare the payment date statement, and tax returns based solely on information provided to the Trust Administrator by the Master
Servicer (which it received from the Servicer). The Trust Administrator shall not be required to confirm, verify, or recompute any such information, but shall be entitled to rely conclusively on

                                      S-46

such information. The Trust Administrator will make the payment date statement available each month to Noteholders. The Trust Administrator also will act as note registrar and paying agent. The Trust Administrator will be paid for its trust administration services by the Master Servicer out of its Master
Servicing Fee. The Trust Administrator will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever
reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans (or the
specified Pool of Mortgage Loans) as of the Cut-off Date (the "Cut-off Date
Balance").

     The Trust will primarily consist of approximately 6,761 conventional, adjustable, fully amortizing, first lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of 30 years, and which have a Cut-off Date
Balance (after giving effect to Scheduled Payments due on such date) of approximately $1,199,029,164. In addition, on the Closing Date, the Seller will deposit approximately $970,835 (the "Initial Deposit") into the Collection
Account (as defined herein) which will approximately equal the aggregate
Scheduled Principal Balance of Mortgage Loans that were not included in the
Mortgage Pool. On the first Payment Date, approximately $402,896 and $567,939 of the Initial Deposit will be included in the Principal Remittance Amount for
Pool 1 and Pool 2, respectively, and will be paid from the Collection Account in the order of priority set forth under "Description of the Notes--Payments of
Principal--Principal Payment Priorities." To the extent that any Mortgage Loans are removed from the Mortgage Pools (and not replaced) prior to the Closing
Date, the Seller will be required to increase the amount of Initial Deposit in an amount equal to the aggregate Scheduled Principal Balance of such Mortgage
Loans, such that (1) the sum of the Initial Deposit and the Aggregate Loan
Balance as of the Cut-off Date is equal to (2) the sum of the initial aggregate
Class Principal Amount of the Notes and the initial Overcollateralization
Amount as of the Closing Date.

     The Mortgage Loans were originated or acquired by Aames Investment
Corporation (the "Seller") in the ordinary course of its business and were underwritten or re-underwritten by the Seller or its affiliates, in accordance with the Seller's "Super Aim" underwriting standards as described under "The
Seller and the Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae and Freddie Mac's underwriting guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     The Depositor will purchase the Mortgage Loans from the Seller on the
Closing Date pursuant to a Mortgage Loan Purchase and Assignment Agreement
dated as of the Cut-off Date (the "Mortgage Loan Purchase Agreement"), between the Seller and the Depositor. Pursuant to an Amended and Restated Trust
Agreement dated as of the Cut-off Date (the "Trust Agreement"), among the
Depositor, the Owner Trustee, and the Trust Administrator, the Depositor will assign its rights, title and interest in the Mortgage Loans and the Mortgage
Loan Purchase and Assignment Agreement to the Indenture Trustee for the benefit of Noteholders. See "The Mortgage Loan Purchase Agreement and the Transfer and
Servicing Agreement--Assignment of the Mortgage Loans" below.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or similar security instruments on residential properties consisting of one- to four-family dwelling units individual condominium units.

     All of the Mortgage Loans in the Trust are adjustable rate Mortgage Loans, as described in more detail under "Adjustable Rate Mortgage Loans" below.
Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

                                      S-47

     Approximately 11.98% and 9.33% of the Mortgage Loans in Group 1 and Group
2, respectively, provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property.
Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Credit Enhancement--Other
Insurance Policies--Special Hazard Insurance Policy" in the Prospectus.

     Approximately 20.62% of the Mortgage Loans have original Loan-to-Value
Ratios in excess of 80%. The "Loan-to-Value Ratio" of a Mortgage Loan at any
time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged
Property at the time of the refinancing or modification.

     Approximately 77.03% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full prepayments made within the period of time specified in the related Mortgage Note, ranging from one year to three years from the date of origination of such Mortgage Loan (the "Penalty Period"), as described herein.
The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note. Prepayment
Premiums will not be part of available funds applied to pay interest or principal on the Notes, but rather will be distributed to the holder of the
Ownership Certificate. A Servicer may waive a Prepayment Premium (without reimbursing the Trust from its own funds for any foregone Prepayment Premium)
only if (a) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such
Prepayment Premium and the related Mortgage Loan, (b) the collection of the
Prepayment Premium would be in violation of applicable laws or (c)
notwithstanding any state or federal law to the contrary, any Prepayment
Premium in any instance when a Mortgage Loan is in foreclosure. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower
(except with respect to a waiver of any such Prepayment Premium as described above).

     As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent in payment.

     None of the Mortgage Loans in the Trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

     As described under "Description of the Notes--General," the Mortgage Loans
in the Trust have been divided into two Mortgage Pools (Pool 1 and Pool 2) for the purpose of allocating interest and principal payments among the Senior
Notes. Pool 1 will consist of Mortgage Loans in the Trust with original principal balances which may be less than, equal to, or in excess of, the applicable Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged Properties. On the Closing Date, Pool 1 will consist of approximately 2,451 Mortgage Loans having an aggregate Cut-off Date Balance of approximately $497,596,830. On the Closing Date, Pool 2 will consist only of
Mortgage Loans in the Trust with original principal balances which do not exceed such original loan amount limitations. Pool 2 will consist of approximately 4,310 Mortgage Loans having an aggregate

                                      S-48

Cut-off Date Balance of approximately $701,432,335. Other important statistical characteristics of each Mortgage Pool are described at "--Pool 1 Mortgage
Loans" and "--Pool 2 Mortgage Loans" below.

ADJUSTABLE RATE MORTGAGE LOANS

     All of the Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index as described under
"--The Index" below. For each Mortgage Loan there will be corresponding adjustments to the monthly payment amount on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 0.01% of the Mortgage Loans will occur after an initial period of approximately one year following origination; in the case of approximately 93.44% of the Mortgage Loans, approximately two years following origination; in the case of approximately 3.04% of the Mortgage Loans, approximately three years following origination; and in the case of approximately 3.51% of the Mortgage Loans, approximately five years following origination. On each Adjustment Date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of
1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the "Gross
Margin"), provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than a fixed percentage (approximately 1.000%)
specified in the related Mortgage Note (the "Periodic Cap") on any related
Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate").
The Mortgage Rate generally will not increase or decrease on the first
Adjustment Date by more than a fixed percentage specified in the related
Mortgage Note (the "Initial Cap"). The Initial Caps range from 1.000% to 5.000%
for all of the Adjustable Rate Loans and the weighted average of the Initial
Caps of the Mortgage Loans are approximately 3.068% for each Pool. Effective with the first monthly payment due on each Adjustable Rate Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage
Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described herein. See "The Index"
below.

     The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDEX

     As indicated above, the index applicable to the determination of the
Mortgage Rates for the Mortgage Loans will be the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR
Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

THE MORTGAGE LOANS

     The Mortgage Loans in the aggregate are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 1 or Pool 2, as applicable, as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

                                      S-49

    Number of Mortgage Loans ................................ 6,761
    Total Scheduled Principal Balance ....................... $1,199,029,164
    Mortgage Rates:
     Weighted Average ....................................... 7.283%
     Range .................................................. 5.020% to 14.405%
    Weighted Average Remaining Term to Maturity (months) .... 359

     The Scheduled Principal Balances of the Mortgage Loans range from approximately $34,582 to $849,302. The Mortgage Loans have an average Scheduled
Principal Balance of approximately $177,345.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage
Loans is approximately 78.42%, and approximately 20.62% of the Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.46% of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area.

     The Mortgage Loans in the aggregate are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled
Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

POOL 1 MORTGAGE LOANS

     The Mortgage Loans included in Pool 1 (the "Pool 1 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the
Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 1 as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

     Number of Mortgage Loans ................................. 2,451
     Total Scheduled Principal Balance ........................ $497,596,830
     Mortgage Rates:
       Weighted Average ....................................... 7.283%
       Range .................................................. 5.130% to 9.990%
     Weighted Average Remaining Term to Maturity (months) ..... 359

     The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $34,947 to $849,302. The Pool 1 Mortgage Loans have an average
Scheduled Principal Balance of approximately $203,018.

     The weighted average Loan-to-Value Ratio at origination of the Pool 1
Mortgage Loans is approximately 78.91%, and approximately 21.48% of the Pool 1
Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.85% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement.
The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

POOL 2 MORTGAGE LOANS

     The Mortgage Loans included in Pool 2 (the "Pool 2 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the
Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 2 as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

                                      S-50

     Number of Mortgage Loans ................................ 4,310
     Total Scheduled Principal Balance ....................... $701,432,335
     Mortgage Rates:
      Weighted Average ....................................... 7.283%
      Range .................................................. 5.020% to 14.405%
     Weighted Average Remaining Term to Maturity (months)..... 359

     The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $34,582 to $520,000. The Pool 2 Mortgage Loans have an average
Scheduled Principal Balance of approximately $162,745.

     The weighted average Loan-to-Value Ratio at origination of the Pool 2
Mortgage Loans is approximately 78.07%, and approximately 20.01% of the Pool 2
Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.39% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement.
The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Transfer and Servicing Agreement, Indenture and Trust Agreement and
certain other transaction documents, with the Securities and Exchange
Commission after the initial issuance of the Notes. In the event that Mortgage
Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     Pursuant to the Transfer and Servicing Agreement, the Trust Administrator
will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the Mortgage Pools. The Trust Administrator may make available each month, to any interested party, the monthly statement to
Noteholders via the Trust Administrator's website. The Trust Administrator's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above option are entitled to have a paper copy mailed to them via first class by notifying the Trust
Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: Trust Administrator, Aames Mortgage Investment Trust 2005-1. The
Trust Administrator will have the right to change the way such reports are paid in order to make such payments more convenient and/or more accessible, and the
Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

                   THE SELLER AND THE UNDERWRITING GUIDELINES

     The information in this section has been provided by the Seller and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner
Trustee, the Underwriters, the Servicer, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

THE SELLER

     The Seller, Aames Investment Corporation ("Aames Investment"), is a real estate investment trust incorporated in the State of Maryland. The principal executive office of the Seller is located at 350 South Grand Avenue, Los
Angeles, California 90071, and its telephone number is (323) 210-5000.

                                      S-51

UNDERWRITING GUIDELINES

     The mortgage loans were acquired by Aames Investment from an indirect, wholly-owned subsidiary, Aames Capital Corporation ("ACC"). ACC is a California
corporation and a national mortgage-banking company, which together with its parent Aames Financial Corporation and its sister corporation Aames Funding
Corporation are focused primarily on originating subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home
Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue, 43rd
Floor, Los Angeles, CA 90071 and its telephone number is (323) 210-5000. Aames
Investment has elected to be taxed as a real estate investment trust (a
"REIT"). ACC, Aames Financial Corporation and Aames Funding Corporation are
each taxable REIT subsidiaries of Aames Investment.

     The mortgage loans were underwritten generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by Aames Investment, and none of the
Depositor, the Master Servicer, the Trust Administrator, the Indenture Trustee,
the Underwriters, the Owner Trustee or any of their respective affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

     ACC acquires mortgage loans originated by an affiliate of ACC, which together with its sister company, Aames Funding Corporation, are called affiliated originators or originators in this prospectus supplement. The following is a general summary of the underwriting guidelines of ACC. This summary does not purport to be a complete description of the underwriting standards of ACC. All mortgage loans are underwritten generally in accordance with underwriting guidelines developed by ACC and the affiliated originator, as described below, subject to certain exceptions with respect to individual mortgage loans.

     ACC's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, including calculation of debt-to-income ratios, which is the sum of the borrower's monthly debt payments divided by the borrower's monthly income before taxes and other payroll deductions, an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

     ACC's underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include the borrower's history of payments on his prior mortgage, credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. A critical function of ACC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. ACC has established six principal classifications, with respect to the credit profile of potential borrowers, and has assigned a rating to each loan based upon these classifications. ACC assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. If an individual loan application does not meet ACC's formal written underwriting guidelines, its underwriters can make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. ACC may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market.

     Credit scores are obtained by ACC in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.
Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual

                                      S-52

with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two-years, which does not correspond to the life of a mortgage loan.
Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

     An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratios of the loan applied for and of all mortgages existing on the property, including the loan applied for the combined loan-to-value ratio, to the appraised value of the property at the time of origination.
Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, ACC makes mortgage loans to borrowers with credit histories or other factors that might disqualify them from consideration for a loan from traditional financial institutions.
ACC's underwriting guidelines for such credit-impaired borrowers may, in certain instances, allow for higher combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution, and at generally higher interest rates than the borrower could qualify for from a traditional financial institution.

     The underwriting of a mortgage loan to be originated or purchased by ACC generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to ACC for purchase must be approved by ACC in accordance with its underwriting criteria. ACC regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

     ACC requires title insurance coverage issued on an American Land Title
Association (or similar) form of title insurance on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect ACC against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

     Set forth below is a general description of the underwriting guidelines designed to provide an overview of the general credit considerations utilized by ACC and is not intended to be a detailed explanation of all credit considerations analyzed by ACC in underwriting loans.

     "Super Aim" Underwriting Guidelines. The Super Aim guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under the program. The Super Aim guidelines generally permit a maximum debt-to-income ratio ("DTI") of 50%. For full documentation or limited documentation loans with LTVs of 85% or less, the maximum DTI is 55%, and for loans with LTVs of greater than 95%, the maximum
DTI is 45%. Interest-only loans, limited to the "A+" and "A" credit grades, have a generally higher minimum credit score of 580, and a maximum DTI of 50%.
The following chart generally outlines the parameters of the credit grades of
ACC's Super Aim underwriting guidelines.

                                      S-53

                                                                        CREDIT GRADE
                                 ------------------------------------------------------------------------------------------
                                       "A+"           "A"           "A-"            "B"            "C"           "C-"
                                 --------------- -------------- -------------- -------------- -------------- --------------

12 Month Mortgage History        0 x 30          1 x 30         3 x 30         1 x 60         1 x 90         1 x 120
Minimum Credit Score             500 (580 for    500 (580 for   500            500            500            500
                                 interest-only   interest-only
                                 loans)          loans)

BK/NOD/FC(1) Seasoning           24 months       24 months      24 months      18 months      12 months      No current
                                                                                                             BK/NOD

Full Documentation Plus, Owner   80%; 100%       80%; 95% for   80%; 95% for   80%; 90% for   75%; 85% for   70%
 Occupied Max LTV                for credit      credit score   credit score   credit score   credit score
                                 score of 620    of 550 or      of 550 or      of 550 or      of 550 or
                                 or above        above          above          above          above

Full Documentation, Owner        80%; 95% for    80%; 95% for   80%; 95% for   80%; 90% for   75%; 85% for   70%
 Occupied Max LTV                credit score    credit score   credit score   credit score   credit score
                                 of 550 or       of 550 or      of 550 or      of 550 or      of 550 or
                                 above           above          above          above          above

Limited Documentation, Owner     80%; 90% for    80%; 90% for   80%; 85% for   80%; 85% for   75%; 80% for   70%
 Occupied Max LTV                credit score    credit score   credit score   credit score   credit score
                                 of 550 and      of 550 and     of 550 and     of 550 and     of 550 and
                                 above           above          above          above          above

Stated Income, Owner             80%; 90% for    80%; 90% for   75%; 80% for   75%; 80% for   70%; 75% for   Not available
 Occupied Max LTV                credit score    credit score   credit score   credit score   credit score
                                 of 580 or       of 620 and     of 525 and     of 550 and     of 550 or
                                 above           above          above          above          above

----------
(1)  Bankruptcy, notice of default and foreclosure

     ACC's mortgage programs include several levels of documentation used to verify the borrower's income:

     Full Documentation Plus: The highest level of income documentation based upon S&P's full income documentation guidelines. Generally a stable, two-year history of the income is required. A wage-earner may document income by a verification of employment together with either of the following: the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; or the borrower's most recent two-years IRS Form 1040's and a current pay-stub reflecting year-to-date income. A self-employed borrower may document income with the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year.

     Full Documentation: Generally a stable, one-year history of the income is required. A wage-earner may document income by a verification of employment together with any of the following: the borrower's most recent W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent IRS
Form 1040's and a current pay-stub reflecting year-to-date income; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year; or the borrower's most recent
12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income.

     Limited Documentation: For borrowers who have less than a one-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires two-years history in the same profession, together with 12-months business or commingled personal and business bank statements to support their qualifying income.

     Stated Income: The borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. All self-employed borrowers must provide satisfactory evidence of existence of the business and show a history of 2 years employment in the same profession on the loan application. In some cases, but not in all, the assets of the borrower will be verified.

                                      S-54

EVENTS RELATED TO PRIOR SECURITIZATIONS

     In the past, and most recently in January 2005, the ratings of certain mortgage pass-through securities (including certain investment grade securities) issued by trusts containing mortgage loans that were originated or purchased by ACC or its affiliates have been downgraded by the rating agencies that issued ratings on the mortgage-pass through securities at the time of issuance. Other mortgage pass-through securities issued by such trusts may also be the subject of ratings actions by a rating agency.

     For ACC's existing securitizations, overcollateralization requirements for certain pools increase up to approximately twice the level otherwise required when the delinquency rates or realized losses for those pools exceed the specified limit. At December 31, 2004, an additional $27.3 million of overcollateralization was required to be maintained because the level of delinquency rates and realized losses of mortgage loans was in excess of specified delinquency rates and realized losses in certain securitization trusts. At December 31, 2004, ACC was required to maintain
overcollateralization amounts of $40.5 million, which included the $27.3 million.

     See the discussion below under "The Servicer--Mortgage Loan Delinquency and Foreclosure Experience" regarding loss triggers related to securitizations for which ACC acts as servicer and which include mortgage loans originated or purchased by ACC.

                               THE MASTER SERVICER

     The information in this section has been provided by Wells Fargo Bank,
N.A. ("Wells Fargo" or the "Master Servicer"), and none of the Depositor, the
Trust Administrator, the Indenture Trustee, the Owner Trustee, the Seller, the
Underwriters, the Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

     Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells
Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is one of the banking subsidiaries of Wells Fargo &
Company.

                                  THE SERVICER

     The information in this section has been provided by the Servicer and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner
Trustee, the Underwriters, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

THE SERVICER

     ACC (also, the "Servicer"), is a California corporation and, through Aames
Funding Corporation, a national mortgage-banking company focused primarily on originating, selling and servicing subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los
Angeles, CA 90071 and its telephone number is (323) 210-5000.

     As of December 31, 2004, ACC's total servicing portfolio was $2.8 billion, all of which was serviced in-house. ACC's servicing portfolio consists mainly of loans held for investment and loans serviced on an interim basis, including loans held for sale and loans sold to others and subserviced on an interim basis. To a lesser extent, ACC's servicing portfolio includes mortgage loans securitized prior to 2000 for which ACC retained servicing, and loans sold to others and subserviced on a long-term basis. ACC's servicing portfolio included mortgage loans held for investment of $1.7 billion at December 31, 2004. ACC subserviced $129.0 million of mortgage loans for others at December 31, 2004.
ACC's portfolio of mortgage loans in securitization trusts was $224.3 million at December 31, 2004. The servicing portfolio at December 31, 2004 also included $771.4 million of loans serviced on an interim basis. Loans serviced on an interim basis include loans held for sale and loans sold where servicing has not yet been transferred. ACC currently has in place an experienced subprime mortgage loan servicing team and a highly scalable servicing platform.
ACC has approximately 85 servicing employees.

                                      S-55

COLLECTIONS, DELINQUENCIES AND FORECLOSURE

     Servicing by ACC includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, managing borrower defaults and liquidating foreclosed properties.

     ACC sends borrowers a monthly billing statement approximately 10 days prior to the monthly payment due date. Although borrowers generally make loan payments within 10 to 15 days after the due date (the "grace period"), if a borrower fails to pay the monthly payment within this grace period, ACC commences collection efforts by notifying the borrower of the delinquency. In the case of borrowers in the "C" through "D" credit grades or with a poor payment history with ACC, collection efforts begin immediately after the due date. ACC continues contact with the borrower to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     As a general matter, if efforts to obtain payment have not been successful, a pre-foreclosure notice will be sent to the borrower immediately after the due date of the next subsequently scheduled installment (five days after the initial due date for "C" through "D" credit grades), providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue and ACC evaluates various legal options and remedies to protect the value of the loan, including arranging for extended repayment terms, accepting a deed-in-lieu of foreclosure, entering into a short sale (a sale for less than the outstanding principal amount) or commencing foreclosure proceedings. If no substantial progress has been made in collecting delinquent payments from the borrower, foreclosure proceedings will begin.
Generally, ACC will have commenced foreclosure proceedings when a loan is 60 to
100 days delinquent, depending upon credit grade, other credit considerations or borrower bankruptcy status.

     Servicing and collection practices change over time in accordance with, among other things, ACC's business judgment, changes in portfolio performance and applicable laws and regulations.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth delinquency, foreclosure and loss information of ACC's servicing portfolio included in ACC's servicing portfolio as of or for the periods indicated. Certain of the information concerning the delinquency, foreclosure and loss information relates to home equity loans serviced by affiliates of ACC, including loans securitized or sold and loans sold to others. Such information also includes delinquency, foreclosure and loss information of home equity loans originated by affiliates of ACC or purchased by the Seller or affiliates of Seller and, in each case, serviced by or on behalf of Seller as of the end of the period indicated.

                                                                      AT OR DURING
                                                ---------------------------------------------------------
                                                     SIX MONTHS
                                                 ENDED DECEMBER 31,        FISCAL YEAR ENDED JUNE 30,
                                                ---------------------   ---------------------------------
                                                   2004        2003        2004        2003        2002
                                                ---------   ---------   ---------   ---------   ---------
                                                                 (DOLLARS IN THOUSANDS)

Percentage of dollar amount of
 delinquent loans to loans serviced
 (period end)(1)(2)
 One month ..................................       0.3%        0.4%        0.3%        0.7%        0.7%
 Two months .................................       0.2         0.3         0.2         0.3         0.5
 Three or more months:
   Not foreclosed(3) ........................       1.8         2.8         2.4         7.2         7.4
   Foreclosed(4) ............................       0.2         0.3         0.3         0.8         1.0
                                                    ---         ---         ---         ---         ---
Total .......................................       2.5%        3.8%        3.2%        9.0%        9.6%
                                                    ===         ===         ===         ===         ===
Percentage of total dollar amount of
 delinquent loans in:
 Loans held for investment ..................       0.3%         --%         --%         --%         --%
 Loans serviced on an interim basis .........       1.5         0.8         0.6         1.3         1.5

                                      S-56

                                                                                 AT OR DURING
                                              ----------------------------------------------------------------------------------
                                                        SIX MONTHS
                                                    ENDED DECEMBER 31,                     FISCAL YEAR ENDED JUNE 30,
                                              -------------------------------   ------------------------------------------------
                                                   2004             2003             2004             2003             2002
                                              --------------   --------------   --------------   --------------   --------------
                                                                            (DOLLARS IN THOUSANDS)

 Loans subserviced for others .............            4.8               --              2.7               --               --
 Loans in securitization trusts ...........           22.5             20.4             20.7             17.4             15.7
Percentage of dollar amount of loans
 foreclosed during the period to
 servicing portfolio(2)(5) ................            0.1              0.3              0.5              1.3              2.2
Number of loans foreclosed during the
 period ...................................             68               91              180              417              780
Principal amount of foreclosed loans
 during the period ........................     $    3,585       $    5,524       $   11,667       $   27,703       $   56,419
Number of loans liquidated during the
 period ...................................            163              269              503            1,033            1,624
Net losses on liquidations during the
 period(6) ................................     $    6,778       $   10,180       $   18,371       $   35,669       $   67,444
Percentage of annualized losses to
 servicing portfolio(2)(5) ................            0.5%             1.0%             0.8%             1.6%             2.6%
Servicing portfolio at period end .........     $2,843,887       $2,333,905       $2,341,028       $1,739,632       $2,308,170

----------
(1)   Delinquent loans are loans for which more than one payment is due.

(2)   The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by ACC, and any subservicers as of the end of the periods indicated, including loans serviced on an interim basis and subserviced for others.

(3)   Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.

(4)   Represents properties acquired following a foreclosure sale and still serviced by ACC at period end.

(5)   The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by ACC and any subservicers during the related periods indicated.

(6)   Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

     ACC has historically experienced delinquency rates that are higher than those prevailing in the mortgage industry due to the inclusion of lower credit grade mortgage loans in its securitization trusts. Delinquent loans (by principal balance) at December 31, 2004 were $71.0 million compared to $74.9 million at June 30, 2004 and $88.5 million at December 31, 2003. At December
31, 2004, total delinquent loans in the portfolio of mortgage loans held for investment were $2.9 million. Total delinquent loans in ACC's portfolio of securitization trusts were $50.4 million and $58.7 million at December 31, 2004 and June 30, 2004, respectively, and were $73.1 million at December 31, 2003.
Total delinquent loans in ACC's portfolio of loans serviced on an interim basis were $11.5 million and $11.9 million at December 31, 2004 and June 30, 2004, respectively, and were $15.5 million at December 31, 2003. Total delinquent loans in ACC's portfolio of loans subserviced for others were $6.2 million and
$4.3 million at December 31, 2004 and June 30, 2004, respectively. ACC did not service for others at December 31, 2003.

     The delinquency rate at December 31, 2004 was 2.5% compared to 3.2% at
June 30, 2004 and 3.8% at December 31, 2003. The delinquency rate at December
31, 2004 declined from the delinquency rate at June 30, 2004 due to the fact that loans in ACC's portfolio of mortgage loans in securitization trusts, which contains the majority of delinquent loans, became a smaller part of its total servicing portfolio, primarily as a consequence of calls of securitization trusts in August 2003 and November 2003. A decline in delinquencies of loans in securitization trusts generally reduces ACC's servicing advance obligations.

     During the six months ended December 31, 2004, losses on loan liquidations decreased to $6.8 million from $10.2 million during the comparable six month period a year ago primarily due to the

                                      S-57

decrease in the number of loans liquidated. Substantially all of the foreclosures and liquidations handled by ACC occur in connection with its portfolio of mortgage loans in securitization trusts.

     Because foreclosures and credit losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and credit losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures or credit losses.

     With respect to ACC's previous securitizations for which it acts as servicer, the agreements between ACC and the securitization trusts typically require ACC, in its role as servicer, to advance interest (but not principal)
on delinquent loans to the holders of the senior interests in the related securitization trusts. The agreements also require ACC to make certain servicing advances (e.g., for property taxes or hazard insurance) unless ACC determines that such advances would not be recoverable. Each agreement that ACC has entered into in connection with its securitizations requires either the overcollateralization of the trust or the establishment of a reserve account that may initially be funded by cash deposited by ACC. If delinquencies or losses exceed certain established limits, as applicable, additional credit enhancement requirements of the trust are triggered. In a securitization credit-enhanced by a monoline insurance policy, any further losses experienced in excess of the established overcollateralization amount by holders of the senior interests in the related trust will be paid by the insurer under such policy. To date, there have been no claims on any monoline insurance policy obtained in any of ACC's securitizations.

     In the case of securitizations credit-enhanced by monoline insurance, the agreements also typically provide that ACC may be terminated as servicer by the monoline insurance company (or by the trustee with the consent of the monoline insurance company) upon certain events of default, including ACC's failure to perform its obligations under the servicing agreement, the rate of over 90-day delinquent loans (including properties acquired by foreclosure and not sold)
exceeding specified limits, losses on liquidation of collateral exceeding certain limits, any payment being made by the monoline insurance company under its policy, and events of bankruptcy or insolvency. Pursuant to agreements relating to ACC's two 1999 securitization trusts, the monoline insurer requires it to maintain a specified net worth and level of liquidity in order to be able to continue to service the loans in those securitization trusts. Previously,
ACC did not satisfy the net worth test and, as a result, the monoline insurer could have terminated it as servicer with respect to those securitization trusts. The monoline insurer waived ACC's failure to satisfy the net worth test and none of its servicing rights were terminated. At December 31, 2004, ACC met the specified net worth and liquidity tests. The table below illustrates certain information regarding those securitization trusts that have exceeded delinquency and loss triggers at December 31, 2004, December 31, 2003 and June
30, 2004 (dollars in thousands):

                                                                 DECEMBER 31,     DECEMBER 31,       JUNE 30,
                                                                     2004             2003             2004
                                                                --------------   --------------   -------------

Securitization trusts:
 Number .....................................................             7                7                7
 Total dollar amount of mortgage loans serviced in
   securitization trusts (in-house and subserviced) .........     $ 224,345        $ 358,691        $ 283,193
Securitization trusts where ACC may be terminated as
 servicer:
 Number .....................................................             7                7                7
 Dollar amount of mortgage loans serviced in
   securitization trusts (in-house and subserviced) .........     $ 224,345        $ 358,691        $ 283,193
Percentage of total dollar amount of mortgage loans
 serviced in securitization trusts (in-house and
 subserviced) ...............................................           100%             100%             100%

     See also the discussion above under "The Seller and the Underwriting
Guidelines--Events Related to Prior Securitizations," regarding previous events with respect to prior securitizations by ACC as the seller of mortgage loans.

                                      S-58

     There can be no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans will be comparable to the experience reflected above. Because Aames is a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such mortgage loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     Notwithstanding anything to the contrary in the accompanying Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under
"--Servicing Compensation and Payment of Expenses," "--Prepayment Interest
Shortfalls" and "--Advances" below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is
obligated to terminate the Servicer and appoint a successor servicer as provided in the Transfer and Servicing Agreement.

     The Servicer may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days' notice, subject to the conditions set forth in the Indenture and the Transfer and Servicing
Agreement, with the prior consent of the Master Servicer and the requirement that the Rating Agencies confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes.

     In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action as it deems appropriate to maximize recoveries to the Noteholders including, without limitation, selling defaulted
Mortgage Loans and REO properties.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to a monthly fee (the
"Master Servicing Fee") calculated at a rate of 0.0125% per annum for each
Mortgage Loan (the "Master Servicing Fee Rate") and to a portion of the investment earnings on amounts on deposit in the account established by the
Trust Administrator (the "Collection Account") into which the Servicer is generally required to deposit or cause to be deposited all amounts from the
Custodial Account.

     The Servicer will be paid a monthly fee out of interest collections received from the related Mortgage Loan (the "Servicing Fee") calculated at a rate of 0.50% per annum for each Mortgage Loan (the "Servicing Fee Rate"). If the Servicer is terminated and replaced by a successor servicer, the fee payable to such successor servicer will in all cases not exceed the Servicing
Fee. As additional servicing compensation, the Servicer is entitled to retain
(i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower (ii) any Prepayment Interest Excess (as defined below) and (iii)
any interest or other income earned on funds held in the Custodial Account and any escrow accounts and other similar items described under the Transfer and
Servicing Agreement.

     The Servicing Fee is subject to reduction as described below under
"Prepayment Interest Shortfalls" below. See "Servicing of Loans--Servicing
Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicer. The Master
Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See "Servicing of the
Mortgage Loans--Collection Procedures; Escrow Accounts" and "--Servicing
Compensation and Payment of Expenses" in the Prospectus.

                                      S-59

PREPAYMENT INTEREST SHORTFALLS

     Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a
Prepayment Interest Shortfall in respect of interest available for payment to
Noteholders on the related Payment Date. "Prepayment Interest Shortfall" means, with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the
Prepayment Period through the last day of the month preceding the Payment Date, the amount, if any, by which one month's interest at the Mortgage Rate less the
Servicing Fee Rate, in the case of the Servicer, or at the Net Mortgage Rate, in the case of the Master Servicer, for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment. In order to mitigate the effect of any such
Prepayment Interest Shortfall, the Servicer will be required to pay the amount of any Prepayment Interest Shortfall into the Collection Account in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date (such amount, the
"Compensating Interest"); provided, however, that the amount of Compensating
Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer fails to pay required Compensating Interest in respect of any Payment Date, the
Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date.
Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute "Prepayment Interest Excess,"
which will be retained by the Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related
Payment Date. Any Prepayment Interest Shortfalls not covered by Compensating
Interest ("Net Prepayment Interest Shortfalls") will reduce the Interest
Remittance Amount available for payment on the related Payment Date.

ADVANCES

     The Servicer will be obligated to make an advance with respect to delinquent payments of principal and interest on the Mortgage Loans, based on an interest rate adjusted to the related Mortgage Rate less the related
Servicing Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The
Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and
Servicing Agreement. The Master Servicer and the Servicer will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state laws.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option but subject to certain conditions specified in the Transfer and Servicing Agreement, purchase such Mortgage Loan at a price equal to (i) 100% of the outstanding principal balance thereof, (ii) accrued interest thereon and (iii) any costs or damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, minus (iv) any unreimbursed Advances with respect to that Mortgage Loan.

                                      S-60

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged
Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

     The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master
Servicer will be obligated to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

     If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the voting rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default on its obligation to make an Advance as provided in the Transfer and Servicing Agreement, the Indenture Trustee will be obligated to terminate promptly the Master Servicer. In such event, the
Indenture Trustee will either assume the duties of the Master Servicer, as successor Master Servicer, or appoint a successor Master Servicer.

     If the Servicer is in default on its obligations under the Transfer and
Servicing Agreement, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing
Fee.

PLEDGE OF SERVICING RIGHTS

     The Transfer and Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing
Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer is acceptable to the
Master Servicer and meets the requirements for appointment of a successor servicer under the Transfer and Servicing Agreement. See "--General" above.

                  THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE
                        TRANSFER AND SERVICING AGREEMENT

GENERAL

     On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the
Seller will sell the Mortgage Loans to the Depositor. Pursuant to a transfer and servicing agreement (the "Transfer and Servicing Agreement"), the Depositor
will, in turn, sell the Mortgage Loans to the Trust.

                                      S-61

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date, the Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage
Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to an indenture (the "Indenture"), the Trust will pledge all of its interest in such assets and any other property comprising the assets of the
Trust (the "Trust Estate") to the Indenture Trustee as security for the Notes.

     Each Mortgage Loan will be identified in a schedule to the Transfer and
Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal
Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the
Scheduled Payment, the maturity date and the custodian of the mortgage file, and applicable prepayment premium provisions, if any.

     As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded
Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. The Depositor generally does not expect to cause the assignments of mortgage to be recorded.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller will make to the Depositor certain representations and warranties concerning the Mortgage Loans; including representations that (i) each Mortgage Loan is covered by a title insurance policy and each Mortgaged Property was covered by a standard hazard insurance; (ii) immediately prior to the transfer and assignment of each Mortgage Loan, the Seller had good title to and was sole owner of each such Mortgage Loan; (iii) each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage; (iv) each Mortgage Loan was current as to all required payments; (v)
each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, usury, equal credit opportunity, and truth-in-lending or similar disclosure laws and all applicable anti-predatory and anti-abusive lending laws; (vi) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (vii) no proceeds from any
Mortgage Loan were used to finance single premium credit insurance policies;
and (viii) no Mortgage Loan imposes a prepayment premium for a term in excess of three years. The Depositor will assign its rights under the Mortgage Loan
Purchase Agreement to the Trust pursuant to the Transfer and Servicing
Agreement. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and
Servicing Agreement following discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the
Seller will be obligated to cure such breach or purchase the affected Mortgage
Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the
Subordinate Notes, may incur a loss.

                                      S-62

ADMINISTRATION

     The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.
Wells Fargo will not receive additional compensation for such services as Trust
Administrator.

AMENDMENT

     The Transfer and Servicing Agreement may be amended by the Depositor, the
Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer
and the Indenture Trustee, without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing
Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any
Noteholder if the rating agencies confirm that such action would not adversely affect the then-current ratings on the Notes.

     The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the
Servicer, the Indenture Trustee, the holders of each class of Notes affected thereby evidencing voting rights aggregating not less than 662/3% of each such class and the Ownership Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of
Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such
Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

VOTING RIGHTS

     At all times 99% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the
Notes. At all times during the term of the Indenture and the Transfer and
Servicing Agreement, the holder of the Ownership Certificate will be allocated
1% of the voting rights for so long as the class remains outstanding. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding principal amount of such Notes.

                      THE TRUST AGREEMENT AND THE INDENTURE

GENERAL

     The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the
Trust Administrator, which will serve as Note Registrar and Paying Agent. The
Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the
Indenture, the Trust Agreement and the Transfer and Servicing Agreement.
Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland
21045, Attention: Aames 2005-1.

     The following summary describes the Trust, the Owner Trustee, the
Indenture Trustee, and certain terms of the Trust Agreement and the Indenture.
The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

                                      S-63

THE TRUST

     Aames Mortgage Investment Trust 2005-1 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust
Administrator. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Senior Cap Agreement and the Subordinate
Cap Agreement, issuing the Notes, making payments on the Notes, and related activities.

     On the Closing Date, the Trust will pledge the Mortgage Loans, the Senior
Cap Agreement, the Subordinate Cap Agreement and other Trust assets to the
Indenture Trustee as security for the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Trust will not have any assets available for payment of the Notes.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

THE OWNER TRUSTEE

     Wilmington Trust Company will act, not in its individual capacity but solely as the Owner Trustee, under the Trust Agreement. Wilmington Trust
Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.
The Owner Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer.

     The Trust Administrator and the Depositor will perform on behalf of the
Owner Trustee and the Trust certain administrative functions required under the
Indenture and Transfer and Servicing Agreement pursuant to the terms of the
Transfer and Servicing Agreement.

THE INDENTURE TRUSTEE

     Deutsche Bank National Trust Company will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master
Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee's Corporate Trust Office is located at
1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration, AA0501, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

CERTAIN MATTERS UNDER THE AGREEMENTS

     Events of Default Under the Indenture. An "Indenture Default" is any event of default under the Indenture, which generally consist of: (i) a default for one month or more in the payment of any Current Interest due on any class of
Notes outstanding; (ii) a default in the payment of the entire principal of any
Note when the same becomes due and payable under the Indenture or on the applicable maturity date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the
Ownership Certificate to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Indenture Default occurs and is continuing, the Indenture Trustee or
Holders of a majority by principal amount of the Priority Class or Priority
Classes of Notes then outstanding may declare

                                      S-64

the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by
Class Principal Amount of such Priority Class or Priority Classes of Notes. The
"Priority Class" is the class or classes of Notes then outstanding having the highest priority of payment of interest.

     If the Notes are declared immediately due and payable following an
Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust
Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Trust Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of
66 2/3% of the aggregate outstanding amount of the Notes.

     If the collateral securing the Notes is sold following an Indenture
Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

     If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the
Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the
Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     Except as described above in the case of an Indenture Default, no
Noteholder will have the right to institute any proceeding with respect to the
Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the
Indenture Trustee, (iii) such holder or holders have offered the Indenture
Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the
Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of the Indenture Trustee, the Master Servicer, the Trust
Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificateholder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

                                      S-65

     Redemption. The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Purchase of the Mortgage
Loans."

     The Indenture will be discharged upon the delivery to the Trust
Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Trust Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust
Administrator, and the Ownership Certificateholder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

AMENDMENT

     Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The
Mortgage Loan Purchase Agreement and the Transfer and Servicing
Agreement--Amendment," except that in the case of the Trust Agreement, references to Notes and Noteholders should be read as referring to Ownership
Certificate and the Ownership Certificateholder, and in the case of the
Indenture such references should be read as referring to Notes and Noteholders.
Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The
Mortgage Loan Purchase Agreement and the Transfer and Servicing
Agreement--Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the
Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

     Yields on the Senior Notes will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal prepayments on the
Mortgage Loans in the other Mortgage Pool. Yields on the Subordinate Notes will be affected by the rate of principal payments on the Mortgage Loans in both
Mortgage Pools.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Substantially all of the Mortgage Loans in Pool 1 and Pool 2 have Mortgage
Rates that provide for a fixed interest rate during an initial period of one, two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis.

                                      S-66

When such Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate
Cap, except in the case of the first adjustment, the Maximum Rate and the
Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable
Gross Margin. The Six-Month LIBOR Index may not rise and fall consistently with
Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum
Rate, and each Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.
These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrowers' equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the
Mortgage Loans begin to adjust.

     Approximately 77.03% of all of the Mortgage Loans and approximately 75.68%
and 77.99% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from one year to three years after origination, as described under "Description of the Mortgage
Pools--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage
Loans during the applicable Penalty Period.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investors' expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the accompanying
Prospectus under "Description of the Securities"), no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.
Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the
Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes,

                                      S-67

flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence,
Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related
Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage
Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of the related Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     The yields on the Notes may be adversely affected by Net Prepayment
Interest Shortfalls on the Mortgage Loans. The yields on the Notes will be affected by the level of LIBOR from time to time and the Notes will be affected by the Mortgage Rates of the Mortgage Loans from time to time and by delinquencies in payment, defaults and prepayments of the Mortgage Loans, as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest
Rates on the Notes." The yields on the Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state laws.

     As described herein, excess interest will be applied, to the extent available, as an additional payments of principal on the Notes to achieve or maintain limited overcollateralization. The level of excess interest available on any Payment Date will be influenced by, among other things:

     o    The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the
          Notes;

     o    The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the
          Mortgage Loans;

     o    The value of One-Month LIBOR and Six-Month LIBOR; and

     o    The extent to which the weighted average Net Mortgage Rates of the
          Mortgage Loans exceeds the weighted average of the Interest Rates of the Notes.

     No assurances can be given as to the amount or timing of excess interest payable on the Notes.

     The yields of the Notes will be affected by the exercise by Aames
Investment Acceptance Corporation or the Servicer, as applicable, of its respective right to purchase the Mortgage Loans, as described under
"Description of the Notes--Optional Purchase of the Mortgage Loans" herein.

     If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.
For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the seller due to breaches of representations and warranties.

     The Interest Rates applicable to the Notes will be affected by the level of One-Month LIBOR from time to time and the Notes will be affected by the
Mortgage Rates of the Mortgage Loans from time to time as described under "Risk
Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Notes."

OVERCOLLATERALIZATION

     The yields of the Notes will be affected by the application of Monthly
Excess Cashflow as described herein and by the amount of overcollateralization.
The amount of Monthly Excess Cashflow

                                      S-68

will be affected by the delinquency, default and prepayment experience of the
Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be maintained at the levels described herein. In addition, because of the cross collateralization features as described under
"Description of the Notes--Payments of Principal," payments of principal on the
Senior Notes may be accelerated before principal payments are applied to the
Subordinate Notes.

SUBORDINATION OF THE SUBORDINATE NOTES

     As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal
Payment Amount. As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage
Loans than the yields of more senior Notes.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security
(assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related
Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest (or, in some cases, payments under the Cap Contract) applied in reduction of the Class
Principal Amounts of the Notes.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption")
that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such
Mortgage Loans. A 100% prepayment assumption assumes a constant prepayment rate
("CPR") of 27% per annum. As used in the tables below, a 0% Prepayment
Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption,
i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

     The tables beginning on page S-73 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class
Principal Amounts are as set forth in the table on page S-2 of this prospectus supplement and the Interest Rates are as described herein; (2) each Scheduled
Payment of principal and interest is timely received on the first day of each month commencing in March 2005; (3) principal prepayments are received in full on the last day of each month commencing in February 2005 and there are no Net
Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Payment Dates occur on the 25th day of each month, irrespective of whether such day is a Business Day, commencing in March 2005;
(6) there are no purchases or substitutions of Mortgage Loans; (7) the Mortgage
Rate of each Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross Margin, subject to any applicable Initial Cap or Subsequent
Periodic Cap and Maximum or Minimum Interest Rate; (8) the value of six-month
LIBOR is equal to 2.87% and the value of one-month LIBOR is equal to 2.45%; (9)
the applicable index for the Notes is One-Month LIBOR; (10) none of the
Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method; (11) there is no Optional Termination of the Trust
(except in the case of Weighted Average Life in Years With Optional
Termination); (12) the Notes are issued on February 24, 2005; (13) a Pool 2
Sequential Trigger Event does not occur; and (14) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                                      S-69

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                                                                              REMAINING
                                                                REMAINING   AMORTIZATION   ORIGINAL
                                            GROSS       NET      TERM TO       TERM TO      TERM TO
                          PRINCIPAL       MORTGAGE   MORTGAGE    MATURITY     MATURITY     MATURITY
 MORTGAGE LOAN TYPE      BALANCE ($)      RATE (%)   RATE (%)    (MONTHS)     (MONTHS)     (MONTHS)
-------------------- ------------------- ---------- ---------- ----------- -------------- ----------

2/28 ARM (6-Month
 LIBOR) ............     411,376,174.28     7.3326     6.8201      359         359           360
2/28 ARM (6-Month
 LIBOR) ............      54,623,558.67     7.0102     6.4977      359         359           360
3/27 ARM (6-Month
 LIBOR) ............      13,602,720.49     7.4512     6.9387      359         359           360
3/27 ARM (6-Month
 LIBOR) ............       1,624,045.88     6.8270     6.3145      359         359           360
5/25 ARM (6-Month
 LIBOR) ............      13,356,162.43     6.9588     6.4463      359         359           360
5/25 ARM (6-Month
 LIBOR) ............       3,417,064.47     6.5207     6.0082      359         359           360

                                                                                                            ORIGINAL
                                                                       INITIAL    SUBSEQUENT      RATE      INTEREST
                       MONTHS TO     GROSS       MAXIMUM               PERIODIC    PERIODIC    ADJUSTMENT     ONLY
                       NEXT RATE     MARGIN       RATE       MINIMUM     RATE        RATE       FREQUENCY     TERM
 MORTGAGE LOAN TYPE   ADJUSTMENT      (%)          (%)      RATE (%)    CAP (%)     CAP (%)     (MONTHS)    (MONTHS)
-------------------- ------------ ----------- ------------ ---------- ---------- ------------ ------------ ---------

2/28 ARM (6-Month
 LIBOR) ............     23          5.6543      13.3326     7.3326     3.0000      1.0000          6         N/A
2/28 ARM (6-Month
 LIBOR) ............     23          5.5310      13.0102     7.0102     3.0000      1.0000          6         60
3/27 ARM (6-Month
 LIBOR) ............     35          5.6265      13.4512     7.4512     3.0000      1.0000          6         N/A
3/27 ARM (6-Month
 LIBOR) ............     35          5.5366      12.8270     6.8270     3.0000      1.0000          6         60
5/25 ARM (6-Month
 LIBOR) ............     59          5.5735      11.9588     6.9588     4.9712      1.0000          6         N/A
5/25 ARM (6-Month
 LIBOR) ............     59          5.5221      11.5207     6.5207     5.0000      1.0000          6         60

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2

                                                                              REMAINING
                                                                REMAINING   AMORTIZATION   ORIGINAL
                                            GROSS       NET      TERM TO       TERM TO      TERM TO
                          PRINCIPAL       MORTGAGE   MORTGAGE    MATURITY     MATURITY     MATURITY
 MORTGAGE LOAN TYPE      BALANCE ($)      RATE (%)   RATE (%)    (MONTHS)     (MONTHS)     (MONTHS)
-------------------- ------------------- ---------- ---------- ----------- -------------- ----------

2/28 ARM (6-Month
 LIBOR) ............  595,749,004.91      7.3942      6.8817        359         359          360
2/28 ARM (6-Month
 LIBOR) ............   59,719,677.44      6.4547      5.9422        359         359          360
3/27 ARM (6-Month
 LIBOR) ............   18,609,577.58      7.1955      6.6830        359         359          360
3/27 ARM (6-Month
 LIBOR) ............    2,630,138.86      6.4688      5.9563        359         359          360
5/25 ARM (6-Month
 LIBOR) ............   22,129,625.07      6.8534      6.3409        359         359          360
5/25 ARM (6-Month
 LIBOR) ............    3,162,249.92      6.2508      5.7383        359         359          360

                                                                                                            ORIGINAL
                                                                        INITIAL   SUBSEQUENT      RATE      INTEREST
                       MONTHS TO     GROSS                             PERIODIC    PERIODIC    ADJUSTMENT     ONLY
                       NEXT RATE     MARGIN      MAXIMUM     MINIMUM     RATE        RATE       FREQUENCY     TERM
 MORTGAGE LOAN TYPE   ADJUSTMENT      (%)       RATE (%)    RATE (%)    CAP (%)     CAP (%)     (MONTHS)    (MONTHS)
-------------------- ------------ ----------- ------------ ---------- ---------- ------------ ------------ ---------

2/28 ARM (6-Month
 LIBOR) ............       23        5.7061      13.3940     7.3940     3.0000       1.0000         6          N/A
2/28 ARM (6-Month
 LIBOR) ............       23        5.5252      12.4547     6.4547     3.0000       1.0000         6          60
3/27 ARM (6-Month
 LIBOR) ............       35        5.6394      13.1955     7.1955     3.0000       1.0000         6          N/A
3/27 ARM (6-Month
 LIBOR) ............       35        5.5370      12.4688     6.4688     3.0000       1.0000         6          60
5/25 ARM (6-Month
 LIBOR) ............       59        5.5924      11.8534     6.8534     4.9325       1.0000         6          N/A
5/25 ARM (6-Month
 LIBOR) ............       59        5.5000      11.2508     6.2508     4.7407       1.0000         6          60

                                      S-70

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the
Mortgage Loans. Moreover, the diverse remaining terms to maturity and the
Mortgage Rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the
Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ
(which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment
Assumption.

     The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2)
adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

                                      S-71

     PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1A1 AND CLASS 1A2 NOTES
             OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS 1A1 NOTES
                                     ------------------------------------------------------------
                                         0%        50%       75%       100%      125%      150%
                                     ---------- --------- --------- --------- --------- ---------

Initial Percentage .................      100       100       100       100       100       100
February 25, 2006 ..................       98        72        58        45        32        19
February 25, 2007 ..................       97        47        25         5         0         0
February 25, 2008 ..................       95        27         0         0         0         0
February 25, 2009 ..................       93         9         0         0         0         0
February 25, 2010 ..................       91         0         0         0         0         0
February 25, 2011 ..................       89         0         0         0         0         0
February 25, 2012 ..................       87         0         0         0         0         0
February 25, 2013 ..................       84         0         0         0         0         0
February 25, 2014 ..................       81         0         0         0         0         0
February 25, 2015 ..................       78         0         0         0         0         0
February 25, 2016 ..................       74         0         0         0         0         0
February 25, 2017 ..................       70         0         0         0         0         0
February 25, 2018 ..................       66         0         0         0         0         0
February 25, 2019 ..................       61         0         0         0         0         0
February 25, 2020 ..................       56         0         0         0         0         0
February 25, 2021 ..................       51         0         0         0         0         0
February 25, 2022 ..................       45         0         0         0         0         0
February 25, 2023 ..................       39         0         0         0         0         0
February 25, 2024 ..................       32         0         0         0         0         0
February 25, 2025 ..................       24         0         0         0         0         0
February 25, 2026 ..................       16         0         0         0         0         0
February 25, 2027 ..................        7         0         0         0         0         0
February 25, 2028 ..................        0         0         0         0         0         0
February 25, 2029 ..................        0         0         0         0         0         0
February 25, 2030 ..................        0         0         0         0         0         0
February 25, 2031 ..................        0         0         0         0         0         0
February 25, 2032 ..................        0         0         0         0         0         0
February 25, 2033 ..................        0         0         0         0         0         0
February 25, 2034 ..................        0         0         0         0         0         0
February 25, 2035 ..................        0         0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.......    14.88      2.06      1.36      1.00      0.78      0.63
 With Optional Termination .........    14.88      2.06      1.36      1.00      0.78      0.63

                                                           CLASS 1A2 NOTES
                                     ------------------------------------------------------------
                                         0%        50%       75%       100%      125%      150%
                                     ---------- --------- --------- --------- --------- ---------

Initial Percentage .................      100       100       100       100       100       100
February 25, 2006 ..................      100       100       100       100       100       100
February 25, 2007 ..................      100       100       100       100        58         5
February 25, 2008 ..................      100       100        98        25         0         0
February 25, 2009 ..................      100       100        61        18         0         0
February 25, 2010 ..................      100        88        31         0         0         0
February 25, 2011 ..................      100        63         6         0         0         0
February 25, 2012 ..................      100        42         0         0         0         0
February 25, 2013 ..................      100        23         0         0         0         0
February 25, 2014 ..................      100         7         0         0         0         0
February 25, 2015 ..................      100         0         0         0         0         0
February 25, 2016 ..................      100         0         0         0         0         0
February 25, 2017 ..................      100         0         0         0         0         0
February 25, 2018 ..................      100         0         0         0         0         0
February 25, 2019 ..................      100         0         0         0         0         0
February 25, 2020 ..................      100         0         0         0         0         0
February 25, 2021 ..................      100         0         0         0         0         0
February 25, 2022 ..................      100         0         0         0         0         0
February 25, 2023 ..................      100         0         0         0         0         0
February 25, 2024 ..................      100         0         0         0         0         0
February 25, 2025 ..................      100         0         0         0         0         0
February 25, 2026 ..................      100         0         0         0         0         0
February 25, 2027 ..................      100         0         0         0         0         0
February 25, 2028 ..................       96         0         0         0         0         0
February 25, 2029 ..................       76         0         0         0         0         0
February 25, 2030 ..................       54         0         0         0         0         0
February 25, 2031 ..................       30         0         0         0         0         0
February 25, 2032 ..................        4         0         0         0         0         0
February 25, 2033 ..................        0         0         0         0         0         0
February 25, 2034 ..................        0         0         0         0         0         0
February 25, 2035 ..................        0         0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.......    25.15      6.79      4.49      3.01      2.13      1.71
 With Optional Termination .........    25.15      6.79      4.49      3.01      2.13      1.71

                                      S-72

         PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1A3 AND CLASS 2A1 NOTES
               OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS 1A3 NOTES
                                     --------------------------------------------------------------
                                         0%         50%        75%       100%      125%      150%
                                     ---------- ---------- ---------- --------- --------- ---------

Initial Percentage .................      100        100        100       100       100       100
February 25, 2006 ..................      100        100        100       100       100       100
February 25, 2007 ..................      100        100        100       100       100       100
February 25, 2008 ..................      100        100        100       100        57         0
February 25, 2009 ..................      100        100        100       100        57         0
February 25, 2010 ..................      100        100        100        88        54         0
February 25, 2011 ..................      100        100        100        63        35         0
February 25, 2012 ..................      100        100         85        46        23         0
February 25, 2013 ..................      100        100         67        33        15         0
February 25, 2014 ..................      100        100         52        24        10         0
February 25, 2015 ..................      100         92         41        17         6         0
February 25, 2016 ..................      100         78         32        12         3         0
February 25, 2017 ..................      100         66         25         9         1         0
February 25, 2018 ..................      100         56         19         6         0         0
February 25, 2019 ..................      100         47         15         4         0         0
February 25, 2020 ..................      100         39         12         2         0         0
February 25, 2021 ..................      100         33          9         0         0         0
February 25, 2022 ..................      100         27          7         0         0         0
February 25, 2023 ..................      100         23          5         0         0         0
February 25, 2024 ..................      100         19          3         0         0         0
February 25, 2025 ..................      100         15          1         0         0         0
February 25, 2026 ..................      100         12          0         0         0         0
February 25, 2027 ..................      100         10          0         0         0         0
February 25, 2028 ..................      100          8          0         0         0         0
February 25, 2029 ..................      100          6          0         0         0         0
February 25, 2030 ..................      100          4          0         0         0         0
February 25, 2031 ..................      100          2          0         0         0         0
February 25, 2032 ..................      100          0          0         0         0         0
February 25, 2033 ..................       72          0          0         0         0         0
February 25, 2034 ..................       36          0          0         0         0         0
February 25, 2035 ..................        0          0          0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.......    28.64      14.91      10.28      7.58      5.27      2.51
 With Optional Termination .........    27.64      10.29       6.88      5.06      3.44      2.51

                                                           CLASS 2A1 NOTES
                                     ------------------------------------------------------------
                                         0%        50%       75%       100%      125%      150%
                                     ---------- --------- --------- --------- --------- ---------

Initial Percentage .................      100       100       100       100       100       100
February 25, 2006 ..................       99        82        74        65        57        48
February 25, 2007 ..................       98        66        53        40        28        18
February 25, 2008 ..................       97        53        36        21         9         0
February 25, 2009 ..................       96        42        29        20         9         0
February 25, 2010 ..................       94        34        23        15         9         0
February 25, 2011 ..................       93        29        18        11         6         0
February 25, 2012 ..................       91        25        14         8         4         0
February 25, 2013 ..................       90        21        11         5         2         0
February 25, 2014 ..................       88        18         9         4         2         0
February 25, 2015 ..................       86        15         7         3         1         0
February 25, 2016 ..................       83        13         5         2         1         0
February 25, 2017 ..................       81        11         4         1         *         0
February 25, 2018 ..................       78         9         3         1         0         0
February 25, 2019 ..................       75         8         2         1         0         0
February 25, 2020 ..................       72         7         2         *         0         0
February 25, 2021 ..................       69         5         1         0         0         0
February 25, 2022 ..................       65         5         1         0         0         0
February 25, 2023 ..................       61         4         1         0         0         0
February 25, 2024 ..................       57         3         *         0         0         0
February 25, 2025 ..................       52         2         *         0         0         0
February 25, 2026 ..................       47         2         0         0         0         0
February 25, 2027 ..................       41         2         0         0         0         0
February 25, 2028 ..................       36         1         0         0         0         0
February 25, 2029 ..................       32         1         0         0         0         0
February 25, 2030 ..................       27         1         0         0         0         0
February 25, 2031 ..................       23         *         0         0         0         0
February 25, 2032 ..................       18         0         0         0         0         0
February 25, 2033 ..................       12         0         0         0         0         0
February 25, 2034 ..................        6         0         0         0         0         0
February 25, 2035 ..................        0         0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.......    19.20      5.12      3.46      2.49      1.79      1.16
 With Optional Termination .........    19.03      4.36      2.90      2.07      1.49      1.16

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

                                      S-73

          PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 2A2 AND CLASS M1 NOTES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS 2A2 NOTES
                                     ------------------------------------------------------------
                                         0%        50%       75%       100%      125%      150%
                                     ---------- --------- --------- --------- --------- ---------

Initial Percentage .................      100       100       100       100       100       100
February 25, 2006 ..................       99        82        74        65        57        48
February 25, 2007 ..................       98        66        53        40        28        18
February 25, 2008 ..................       97        53        36        21         9         0
February 25, 2009 ..................       96        42        29        20         9         0
February 25, 2010 ..................       94        34        23        15         9         0
February 25, 2011 ..................       93        29        18        11         6         0
February 25, 2012 ..................       91        25        14         8         4         0
February 25, 2013 ..................       90        21        11         5         2         0
February 25, 2014 ..................       88        18         9         4         2         0
February 25, 2015 ..................       86        15         7         3         1         0
February 25, 2016 ..................       83        13         5         2         1         0
February 25, 2017 ..................       81        11         4         1         *         0
February 25, 2018 ..................       78         9         3         1         0         0
February 25, 2019 ..................       75         8         2         1         0         0
February 25, 2020 ..................       72         7         2         *         0         0
February 25, 2021 ..................       69         5         1         0         0         0
February 25, 2022 ..................       65         5         1         0         0         0
February 25, 2023 ..................       61         4         1         0         0         0
February 25, 2024 ..................       57         3         *         0         0         0
February 25, 2025 ..................       52         2         *         0         0         0
February 25, 2026 ..................       47         2         0         0         0         0
February 25, 2027 ..................       41         2         0         0         0         0
February 25, 2028 ..................       36         1         0         0         0         0
February 25, 2029 ..................       32         1         0         0         0         0
February 25, 2030 ..................       27         1         0         0         0         0
February 25, 2031 ..................       23         *         0         0         0         0
February 25, 2032 ..................       18         0         0         0         0         0
February 25, 2033 ..................       12         0         0         0         0         0
February 25, 2034 ..................        6         0         0         0         0         0
February 25, 2035 ..................        0         0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.......    19.20      5.12      3.46      2.49      1.79      1.16
 With Optional Termination .........    19.03      4.36      2.90      2.07      1.49      1.16

                                                            CLASS M1 NOTES
                                     -------------------------------------------------------------
                                         0%         50%       75%       100%      125%      150%
                                     ---------- ---------- --------- --------- --------- ---------

Initial Percentage .................      100        100       100       100       100       100
February 25, 2006 ..................      100        100       100       100       100       100
February 25, 2007 ..................      100        100       100       100       100       100
February 25, 2008 ..................      100        100       100       100       100        89
February 25, 2009 ..................      100        100        78        55       100        89
February 25, 2010 ..................      100         93        62        40        24        89
February 25, 2011 ..................      100         79        49        29        16        81
February 25, 2012 ..................      100         68        38        21        10        48
February 25, 2013 ..................      100         58        30        15         7        28
February 25, 2014 ..................      100         49        24        11         4        10
February 25, 2015 ..................      100         42        18         8         3         0
February 25, 2016 ..................      100         35        14         5         0         0
February 25, 2017 ..................      100         30        11         4         0         0
February 25, 2018 ..................      100         25         9         2         0         0
February 25, 2019 ..................      100         21         7         0         0         0
February 25, 2020 ..................      100         18         5         0         0         0
February 25, 2021 ..................      100         15         4         0         0         0
February 25, 2022 ..................      100         12         3         0         0         0
February 25, 2023 ..................      100         10         0         0         0         0
February 25, 2024 ..................      100          8         0         0         0         0
February 25, 2025 ..................      100          7         0         0         0         0
February 25, 2026 ..................      100          5         0         0         0         0
February 25, 2027 ..................      100          4         0         0         0         0
February 25, 2028 ..................       97          3         0         0         0         0
February 25, 2029 ..................       86          2         0         0         0         0
February 25, 2030 ..................       74          0         0         0         0         0
February 25, 2031 ..................       62          0         0         0         0         0
February 25, 2032 ..................       48          0         0         0         0         0
February 25, 2033 ..................       33          0         0         0         0         0
February 25, 2034 ..................       16          0         0         0         0         0
February 25, 2035 ..................        0          0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.......    26.70      10.39      7.05      5.51      5.23      6.92
 With Optional Termination .........    26.25       8.34      5.55      4.40      3.92      3.15

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

                                      S-74

           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M2 AND CLASS M3 NOTES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS M2 NOTES
                                     -------------------------------------------------------------
                                         0%         50%       75%       100%      125%      150%
                                     ---------- ---------- --------- --------- --------- ---------

Initial Percentage .................      100        100       100       100       100       100
February 25, 2006 ..................      100        100       100       100       100       100
February 25, 2007 ..................      100        100       100       100       100       100
February 25, 2008 ..................      100        100       100       100       100       100
February 25, 2009 ..................      100        100        78        55        78       100
February 25, 2010 ..................      100         93        62        40        24        66
February 25, 2011 ..................      100         79        49        29        16         8
February 25, 2012 ..................      100         68        38        21        10         5
February 25, 2013 ..................      100         58        30        15         7         *
February 25, 2014 ..................      100         49        24        11         4         0
February 25, 2015 ..................      100         42        18         8         *         0
February 25, 2016 ..................      100         35        14         5         0         0
February 25, 2017 ..................      100         30        11         4         0         0
February 25, 2018 ..................      100         25         9         0         0         0
February 25, 2019 ..................      100         21         7         0         0         0
February 25, 2020 ..................      100         18         5         0         0         0
February 25, 2021 ..................      100         15         4         0         0         0
February 25, 2022 ..................      100         12         1         0         0         0
February 25, 2023 ..................      100         10         0         0         0         0
February 25, 2024 ..................      100          8         0         0         0         0
February 25, 2025 ..................      100          7         0         0         0         0
February 25, 2026 ..................      100          5         0         0         0         0
February 25, 2027 ..................      100          4         0         0         0         0
February 25, 2028 ..................       97          3         0         0         0         0
February 25, 2029 ..................       86          0         0         0         0         0
February 25, 2030 ..................       74          0         0         0         0         0
February 25, 2031 ..................       62          0         0         0         0         0
February 25, 2032 ..................       48          0         0         0         0         0
February 25, 2033 ..................       33          0         0         0         0         0
February 25, 2034 ..................       16          0         0         0         0         0
February 25, 2035 ..................        0          0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination ......    26.70      10.37      7.03      5.42      4.89      5.39
 With Optional Termination .........    26.25       8.34      5.55      4.33      3.92      3.17

                                                            CLASS M3 NOTES
                                     -------------------------------------------------------------
                                         0%         50%       75%       100%      125%      150%
                                     ---------- ---------- --------- --------- --------- ---------

Initial Percentage .................      100        100       100       100       100       100
February 25, 2006 ..................      100        100       100       100       100       100
February 25, 2007 ..................      100        100       100       100       100       100
February 25, 2008 ..................      100        100       100       100       100       100
February 25, 2009 ..................      100        100        78        55        37       100
February 25, 2010 ..................      100         93        62        40        24        14
February 25, 2011 ..................      100         79        49        29        16         8
February 25, 2012 ..................      100         68        38        21        10         5
February 25, 2013 ..................      100         58        30        15         7         0
February 25, 2014 ..................      100         49        24        11         4         0
February 25, 2015 ..................      100         42        18         8         0         0
February 25, 2016 ..................      100         35        14         5         0         0
February 25, 2017 ..................      100         30        11         3         0         0
February 25, 2018 ..................      100         25         9         0         0         0
February 25, 2019 ..................      100         21         7         0         0         0
February 25, 2020 ..................      100         18         5         0         0         0
February 25, 2021 ..................      100         15         4         0         0         0
February 25, 2022 ..................      100         12         0         0         0         0
February 25, 2023 ..................      100         10         0         0         0         0
February 25, 2024 ..................      100          8         0         0         0         0
February 25, 2025 ..................      100          7         0         0         0         0
February 25, 2026 ..................      100          5         0         0         0         0
February 25, 2027 ..................      100          4         0         0         0         0
February 25, 2028 ..................       97          0         0         0         0         0
February 25, 2029 ..................       86          0         0         0         0         0
February 25, 2030 ..................       74          0         0         0         0         0
February 25, 2031 ..................       62          0         0         0         0         0
February 25, 2032 ..................       48          0         0         0         0         0
February 25, 2033 ..................       33          0         0         0         0         0
February 25, 2034 ..................       16          0         0         0         0         0
February 25, 2035 ..................        0          0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination ......    26.70      10.34      7.00      5.36      4.70      4.75
 With Optional Termination .........    26.25       8.34      5.55      4.29      3.86      3.17

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

                                      S-75

           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M4 AND CLASS M5 NOTES
               OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS M4 NOTES
                                     -------------------------------------------------------------
                                         0%         50%       75%       100%      125%      150%
                                     ---------- ---------- --------- --------- --------- ---------

Initial Percentage .................      100        100       100       100       100       100
February 25, 2006 ..................      100        100       100       100       100       100
February 25, 2007 ..................      100        100       100       100       100       100
February 25, 2008 ..................      100        100       100       100       100       100
February 25, 2009 ..................      100        100        78        55        37        80
February 25, 2010 ..................      100         93        62        40        24        14
February 25, 2011 ..................      100         79        49        29        16         8
February 25, 2012 ..................      100         68        38        21        10         5
February 25, 2013 ..................      100         58        30        15         7         0
February 25, 2014 ..................      100         49        24        11         3         0
February 25, 2015 ..................      100         42        18         8         0         0
February 25, 2016 ..................      100         35        14         5         0         0
February 25, 2017 ..................      100         30        11         0         0         0
February 25, 2018 ..................      100         25         9         0         0         0
February 25, 2019 ..................      100         21         7         0         0         0
February 25, 2020 ..................      100         18         5         0         0         0
February 25, 2021 ..................      100         15         *         0         0         0
February 25, 2022 ..................      100         12         0         0         0         0
February 25, 2023 ..................      100         10         0         0         0         0
February 25, 2024 ..................      100          8         0         0         0         0
February 25, 2025 ..................      100          7         0         0         0         0
February 25, 2026 ..................      100          5         0         0         0         0
February 25, 2027 ..................      100          2         0         0         0         0
February 25, 2028 ..................       97          0         0         0         0         0
February 25, 2029 ..................       86          0         0         0         0         0
February 25, 2030 ..................       74          0         0         0         0         0
February 25, 2031 ..................       62          0         0         0         0         0
February 25, 2032 ..................       48          0         0         0         0         0
February 25, 2033 ..................       33          0         0         0         0         0
February 25, 2034 ..................       16          0         0         0         0         0
February 25, 2035 ..................        0          0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination ......    26.70      10.32      6.98      5.32      4.59      4.47
 With Optional Termination .........    26.25       8.34      5.55      4.26      3.77      3.17

                                                            CLASS M5 NOTES
                                     -------------------------------------------------------------
                                         0%         50%       75%       100%      125%      150%
                                     ---------- ---------- --------- --------- --------- ---------

Initial Percentage .................      100        100       100       100       100       100
February 25, 2006 ..................      100        100       100       100       100       100
February 25, 2007 ..................      100        100       100       100       100       100
February 25, 2008 ..................      100        100       100       100       100       100
February 25, 2009 ..................      100        100        78        55        37        24
February 25, 2010 ..................      100         93        62        40        24        14
February 25, 2011 ..................      100         79        49        29        16         8
February 25, 2012 ..................      100         68        38        21        10         2
February 25, 2013 ..................      100         58        30        15         7         0
February 25, 2014 ..................      100         49        24        11         0         0
February 25, 2015 ..................      100         42        18         8         0         0
February 25, 2016 ..................      100         35        14         5         0         0
February 25, 2017 ..................      100         30        11         0         0         0
February 25, 2018 ..................      100         25         9         0         0         0
February 25, 2019 ..................      100         21         7         0         0         0
February 25, 2020 ..................      100         18         4         0         0         0
February 25, 2021 ..................      100         15         0         0         0         0
February 25, 2022 ..................      100         12         0         0         0         0
February 25, 2023 ..................      100         10         0         0         0         0
February 25, 2024 ..................      100          8         0         0         0         0
February 25, 2025 ..................      100          7         0         0         0         0
February 25, 2026 ..................      100          5         0         0         0         0
February 25, 2027 ..................      100          0         0         0         0         0
February 25, 2028 ..................       97          0         0         0         0         0
February 25, 2029 ..................       86          0         0         0         0         0
February 25, 2030 ..................       74          0         0         0         0         0
February 25, 2031 ..................       62          0         0         0         0         0
February 25, 2032 ..................       48          0         0         0         0         0
February 25, 2033 ..................       33          0         0         0         0         0
February 25, 2034 ..................       16          0         0         0         0         0
February 25, 2035 ..................        0          0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination ......    26.70      10.29      6.95      5.28      4.51      4.28
 With Optional Termination .........    26.25       8.34      5.55      4.25      3.70      3.17

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

                                      S-76

             PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M6 AND CLASS M7 NOTES
                  OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS M6 NOTES
                                     -------------------------------------------------------------
                                         0%         50%       75%       100%      125%      150%
                                     ---------- ---------- --------- --------- --------- ---------

Initial Percentage .................      100        100       100       100       100       100
February 25, 2006 ..................      100        100       100       100       100       100
February 25, 2007 ..................      100        100       100       100       100       100
February 25, 2008 ..................      100        100       100       100       100       100
February 25, 2009 ..................      100        100        78        55        37        24
February 25, 2010 ..................      100         93        62        40        24        14
February 25, 2011 ..................      100         79        49        29        16         8
February 25, 2012 ..................      100         68        38        21        10         0
February 25, 2013 ..................      100         58        30        15         7         0
February 25, 2014 ..................      100         49        24        11         0         0
February 25, 2015 ..................      100         42        18         8         0         0
February 25, 2016 ..................      100         35        14         0         0         0
February 25, 2017 ..................      100         30        11         0         0         0
February 25, 2018 ..................      100         25         9         0         0         0
February 25, 2019 ..................      100         21         7         0         0         0
February 25, 2020 ..................      100         18         0         0         0         0
February 25, 2021 ..................      100         15         0         0         0         0
February 25, 2022 ..................      100         12         0         0         0         0
February 25, 2023 ..................      100         10         0         0         0         0
February 25, 2024 ..................      100          8         0         0         0         0
February 25, 2025 ..................      100          7         0         0         0         0
February 25, 2026 ..................      100          0         0         0         0         0
February 25, 2027 ..................      100          0         0         0         0         0
February 25, 2028 ..................       97          0         0         0         0         0
February 25, 2029 ..................       86          0         0         0         0         0
February 25, 2030 ..................       74          0         0         0         0         0
February 25, 2031 ..................       62          0         0         0         0         0
February 25, 2032 ..................       48          0         0         0         0         0
February 25, 2033 ..................       33          0         0         0         0         0
February 25, 2034 ..................       16          0         0         0         0         0
February 25, 2035 ..................        0          0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination ......    26.70      10.24      6.92      5.24      4.43      4.12
 With Optional Termination .........    26.25       8.34      5.55      4.23      3.65      3.17

                                                            CLASS M7 NOTES
                                     -------------------------------------------------------------
                                         0%         50%       75%       100%      125%      150%
                                     ---------- ---------- --------- --------- --------- ---------

Initial Percentage .................      100        100       100       100       100       100
February 25, 2006 ..................      100        100       100       100       100       100
February 25, 2007 ..................      100        100       100       100       100       100
February 25, 2008 ..................      100        100       100       100       100       100
February 25, 2009 ..................      100        100        78        55        37        24
February 25, 2010 ..................      100         93        62        40        24        14
February 25, 2011 ..................      100         79        49        29        16         8
February 25, 2012 ..................      100         68        38        21        10         0
February 25, 2013 ..................      100         58        30        15         1         0
February 25, 2014 ..................      100         49        24        11         0         0
February 25, 2015 ..................      100         42        18         6         0         0
February 25, 2016 ..................      100         35        14         0         0         0
February 25, 2017 ..................      100         30        11         0         0         0
February 25, 2018 ..................      100         25         9         0         0         0
February 25, 2019 ..................      100         21         1         0         0         0
February 25, 2020 ..................      100         18         0         0         0         0
February 25, 2021 ..................      100         15         0         0         0         0
February 25, 2022 ..................      100         12         0         0         0         0
February 25, 2023 ..................      100         10         0         0         0         0
February 25, 2024 ..................      100          8         0         0         0         0
February 25, 2025 ..................      100          1         0         0         0         0
February 25, 2026 ..................      100          0         0         0         0         0
February 25, 2027 ..................      100          0         0         0         0         0
February 25, 2028 ..................       97          0         0         0         0         0
February 25, 2029 ..................       86          0         0         0         0         0
February 25, 2030 ..................       74          0         0         0         0         0
February 25, 2031 ..................       62          0         0         0         0         0
February 25, 2032 ..................       48          0         0         0         0         0
February 25, 2033 ..................       33          0         0         0         0         0
February 25, 2034 ..................       16          0         0         0         0         0
February 25, 2035 ..................        0          0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination ......    26.69      10.18      6.87      5.19      4.36      4.00
 With Optional Termination .........    26.25       8.34      5.55      4.22      3.60      3.17

                                      S-77

               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M8 AND CLASS M9 NOTES
                    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS M8 NOTES
                                    -------------------------------------------------------------
                                        0%         50%       75%       100%      125%      150%
                                    ---------- ---------- --------- --------- --------- ---------

Initial Percentage ................      100        100       100       100       100       100
February 25, 2006 .................      100        100       100       100       100       100
February 25, 2007 .................      100        100       100       100       100       100
February 25, 2008 .................      100        100       100       100       100       100
February 25, 2009 .................      100        100        78        55        37        24
February 25, 2010 .................      100         93        62        40        24        14
February 25, 2011 .................      100         79        49        29        16         2
February 25, 2012 .................      100         68        38        21        10         0
February 25, 2013 .................      100         58        30        15         0         0
February 25, 2014 .................      100         49        24        11         0         0
February 25, 2015 .................      100         42        18         0         0         0
February 25, 2016 .................      100         35        14         0         0         0
February 25, 2017 .................      100         30        11         0         0         0
February 25, 2018 .................      100         25         4         0         0         0
February 25, 2019 .................      100         21         0         0         0         0
February 25, 2020 .................      100         18         0         0         0         0
February 25, 2021 .................      100         15         0         0         0         0
February 25, 2022 .................      100         12         0         0         0         0
February 25, 2023 .................      100         10         0         0         0         0
February 25, 2024 .................      100          2         0         0         0         0
February 25, 2025 .................      100          0         0         0         0         0
February 25, 2026 .................      100          0         0         0         0         0
February 25, 2027 .................      100          0         0         0         0         0
February 25, 2028 .................       97          0         0         0         0         0
February 25, 2029 .................       86          0         0         0         0         0
February 25, 2030 .................       74          0         0         0         0         0
February 25, 2031 .................       62          0         0         0         0         0
February 25, 2032 .................       48          0         0         0         0         0
February 25, 2033 .................       33          0         0         0         0         0
February 25, 2034 .................       16          0         0         0         0         0
February 25, 2035 .................        0          0         0         0         0         0
Weighted Average Life in Years
 Without Optional Termination......    26.68      10.10      6.80      5.13      4.29      3.89
 With Optional Termination ........    26.25       8.34      5.55      4.21      3.57      3.17

                                                           CLASS M9 NOTES
                                    ------------------------------------------------------------
                                        0%        50%       75%       100%      125%      150%
                                    ---------- --------- --------- --------- --------- ---------

Initial Percentage ................      100       100       100       100       100       100
February 25, 2006 .................      100       100       100       100       100       100
February 25, 2007 .................      100       100       100       100       100       100
February 25, 2008 .................      100       100       100       100       100       100
February 25, 2009 .................      100       100        78        55        37        24
February 25, 2010 .................      100        93        62        40        24        14
February 25, 2011 .................      100        79        49        29        16         0
February 25, 2012 .................      100        68        38        21         2         0
February 25, 2013 .................      100        58        30        15         0         0
February 25, 2014 .................      100        49        24         3         0         0
February 25, 2015 .................      100        42        18         0         0         0
February 25, 2016 .................      100        35        14         0         0         0
February 25, 2017 .................      100        30         6         0         0         0
February 25, 2018 .................      100        25         0         0         0         0
February 25, 2019 .................      100        21         0         0         0         0
February 25, 2020 .................      100        18         0         0         0         0
February 25, 2021 .................      100        15         0         0         0         0
February 25, 2022 .................      100        12         0         0         0         0
February 25, 2023 .................      100         1         0         0         0         0
February 25, 2024 .................      100         0         0         0         0         0
February 25, 2025 .................      100         0         0         0         0         0
February 25, 2026 .................      100         0         0         0         0         0
February 25, 2027 .................      100         0         0         0         0         0
February 25, 2028 .................       97         0         0         0         0         0
February 25, 2029 .................       86         0         0         0         0         0
February 25, 2030 .................       74         0         0         0         0         0
February 25, 2031 .................       62         0         0         0         0         0
February 25, 2032 .................       48         0         0         0         0         0
February 25, 2033 .................       33         0         0         0         0         0
February 25, 2034 .................       16         0         0         0         0         0
February 25, 2035 .................        0         0         0         0         0         0
Weighted Average Life in Years
 Without Optional Termination......    26.67      9.99      6.71      5.06      4.22      3.79
 With Optional Termination ........    26.25      8.34      5.55      4.21      3.55      3.17

                                      S-78

           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B1 AND CLASS B2 NOTES
               OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                          CLASS B1 NOTES
                                   ------------------------------------------------------------
                                       0%        50%       75%       100%      125%      150%
                                   ---------- --------- --------- --------- --------- ---------

Initial Percentage ...............      100       100       100       100       100       100
February 25, 2006 ................      100       100       100       100       100       100
February 25, 2007 ................      100       100       100       100       100       100
February 25, 2008 ................      100       100       100       100       100       100
February 25, 2009 ................      100       100        78        55        37        24
February 25, 2010 ................      100        93        62        40        24         9
February 25, 2011 ................      100        79        49        29        16         0
February 25, 2012 ................      100        68        38        21         0         0
February 25, 2013 ................      100        58        30        12         0         0
February 25, 2014 ................      100        49        24         0         0         0
February 25, 2015 ................      100        42        18         0         0         0
February 25, 2016 ................      100        35        10         0         0         0
February 25, 2017 ................      100        30         0         0         0         0
February 25, 2018 ................      100        25         0         0         0         0
February 25, 2019 ................      100        21         0         0         0         0
February 25, 2020 ................      100        18         0         0         0         0
February 25, 2021 ................      100        12         0         0         0         0
February 25, 2022 ................      100         0         0         0         0         0
February 25, 2023 ................      100         0         0         0         0         0
February 25, 2024 ................      100         0         0         0         0         0
February 25, 2025 ................      100         0         0         0         0         0
February 25, 2026 ................      100         0         0         0         0         0
February 25, 2027 ................      100         0         0         0         0         0
February 25, 2028 ................       97         0         0         0         0         0
February 25, 2029 ................       86         0         0         0         0         0
February 25, 2030 ................       74         0         0         0         0         0
February 25, 2031 ................       62         0         0         0         0         0
February 25, 2032 ................       48         0         0         0         0         0
February 25, 2033 ................       33         0         0         0         0         0
February 25, 2034 ................       16         0         0         0         0         0
February 25, 2035 ................        0         0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.....    26.65      9.84      6.60      4.96      4.11      3.69
 With Optional Termination .......    26.25      8.34      5.55      4.19      3.52      3.17

                                                          CLASS B2 NOTES
                                   ------------------------------------------------------------
                                       0%        50%       75%       100%      125%      150%
                                   ---------- --------- --------- --------- --------- ---------

Initial Percentage ...............      100       100       100       100       100       100
February 25, 2006 ................      100       100       100       100       100       100
February 25, 2007 ................      100       100       100       100       100       100
February 25, 2008 ................      100       100       100       100       100       100
February 25, 2009 ................      100       100        78        55        37        24
February 25, 2010 ................      100        93        62        40        24         0
February 25, 2011 ................      100        79        49        29         2         0
February 25, 2012 ................      100        68        38        21         0         0
February 25, 2013 ................      100        58        30         0         0         0
February 25, 2014 ................      100        49        24         0         0         0
February 25, 2015 ................      100        42        13         0         0         0
February 25, 2016 ................      100        35         0         0         0         0
February 25, 2017 ................      100        30         0         0         0         0
February 25, 2018 ................      100        25         0         0         0         0
February 25, 2019 ................      100        21         0         0         0         0
February 25, 2020 ................      100        10         0         0         0         0
February 25, 2021 ................      100         0         0         0         0         0
February 25, 2022 ................      100         0         0         0         0         0
February 25, 2023 ................      100         0         0         0         0         0
February 25, 2024 ................      100         0         0         0         0         0
February 25, 2025 ................      100         0         0         0         0         0
February 25, 2026 ................      100         0         0         0         0         0
February 25, 2027 ................      100         0         0         0         0         0
February 25, 2028 ................       97         0         0         0         0         0
February 25, 2029 ................       86         0         0         0         0         0
February 25, 2030 ................       74         0         0         0         0         0
February 25, 2031 ................       62         0         0         0         0         0
February 25, 2032 ................       48         0         0         0         0         0
February 25, 2033 ................       33         0         0         0         0         0
February 25, 2034 ................        3         0         0         0         0         0
February 25, 2035 ................        0         0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.....    26.62      9.63      6.45      4.84      4.03      3.59
 With Optional Termination .......    26.25      8.34      5.55      4.19      3.52      3.17

                                      S-79

                    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B3 NOTES
                   OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                               CLASS B3 NOTES
                                        ------------------------------------------------------------
                                            0%        50%       75%       100%      125%      150%
                                        ---------- --------- --------- --------- --------- ---------

Initial Percentage ....................      100       100       100       100       100       100
February 25, 2006 .....................      100       100       100       100       100       100
February 25, 2007 .....................      100       100       100       100       100       100
February 25, 2008 .....................      100       100       100       100       100       100
February 25, 2009 .....................      100       100        78        55        37        11
February 25, 2010 .....................      100        93        62        40        11         0
February 25, 2011 .....................      100        79        49        21         0         0
February 25, 2012 .....................      100        68        38         1         0         0
February 25, 2013 .....................      100        58        25         0         0         0
February 25, 2014 .....................      100        49         9         0         0         0
February 25, 2015 .....................      100        42         0         0         0         0
February 25, 2016 .....................      100        35         0         0         0         0
February 25, 2017 .....................      100        25         0         0         0         0
February 25, 2018 .....................      100        13         0         0         0         0
February 25, 2019 .....................      100         3         0         0         0         0
February 25, 2020 .....................      100         0         0         0         0         0
February 25, 2021 .....................      100         0         0         0         0         0
February 25, 2022 .....................      100         0         0         0         0         0
February 25, 2023 .....................      100         0         0         0         0         0
February 25, 2024 .....................      100         0         0         0         0         0
February 25, 2025 .....................      100         0         0         0         0         0
February 25, 2026 .....................      100         0         0         0         0         0
February 25, 2027 .....................      100         0         0         0         0         0
February 25, 2028 .....................       97         0         0         0         0         0
February 25, 2029 .....................       86         0         0         0         0         0
February 25, 2030 .....................       74         0         0         0         0         0
February 25, 2031 .....................       62         0         0         0         0         0
February 25, 2032 .....................       48         0         0         0         0         0
February 25, 2033 .....................       32         0         0         0         0         0
February 25, 2034 .....................        0         0         0         0         0         0
February 25, 2035 .....................        0         0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination .........    26.51      9.18      6.13      4.60      3.81      3.41
 With Optional Termination ............    26.25      8.34      5.55      4.19      3.49      3.17

                                      S-80

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE NOTES

     In the opinion of McKee Nelson LLP, assuming compliance with the
Agreements, for U.S. federal income tax purposes, the Notes (other than the
Class B3 Notes, which at the time of their issuance, the Seller or one of its qualified REIT subsidiaries will acquire beneficial ownership thereof), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

     In the opinion of McKee Nelson LLP, assuming compliance with the
Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool
("TMP"). Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership
Certificate.

     The Seller will hold through Aames Investment Acceptance Corporation, its wholly owned subsidiary, a 100% ownership interest in the Ownership
Certificate. The Seller represents it will file with its federal income tax return for its taxable year ended December 31, 2004 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon the representation made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership
Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

     At the issuance of the Notes, Aames Investment Acceptance Corporation will also acquire beneficial ownership of the Class B3 Notes. Because the Seller's qualified REIT subsidiary will own the Ownership Certificate, the Class B3
Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Class B3 Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold the
Class B3 Notes and the Ownership Certificate. If Aames Investment Acceptance
Corporation were to sell the Class B3 Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Class B3 Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the Trust generally would be the same as those described in the section captioned "--Tax Consequences to Holders of the Notes--Possible
Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the
Notes--Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Interest Income on the Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Income Tax
Considerations--Taxation of Debt Securities" in the Prospectus. The prepayment assumption that will be used in determining the accrual

                                      S-81

of any OID, market discount, or bond premium, if any, will be a rate equal to
100% of the Prepayment Assumption with respect to the Mortgage Loans. See
"Yield, Prepayment and Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a
REIT did not hold, directly, or indirectly through a qualified REIT subsidiary,
100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

     In addition to the federal income tax consequences described under
"Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class
M5 Notes will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws. The Class M6,
Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes will not constitute "mortgage related securities" for purposes of the SMMEA.

     Classes of Notes that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the
District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to
October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Notes will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Notes without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Notes for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to
Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation
"Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Notes under consideration for purchase constitutes a "mortgage related security").

                                      S-82

     All depository institutions considering an investment in the Notes
(whether or not the class of Notes under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions
Examination Council's Supervisory Policy Statement on Securities Activities (to
the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for
(and restrictions on) investing in mortgage derivative products, including
"mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities not entitled to payments allocated to principal or interest, or subordinated securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase
(or retention) of the product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Notes or to purchase
Notes representing more than a specified percentage of the investor's assets.
Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the
Code with respect to such Plan. A violation of these "prohibited transaction"
rules may result in excise taxes and other penalties and liabilities under
ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset
Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset
Regulations was applicable. An equity interest is defined under the Plan Asset
Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

     Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the
Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that the Class B3 Notes, if later sold to a party unrelated to the holder of the

                                      S-83

Ownership Certificate for cash, will be classified as debt instruments for U.
S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

     Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture
Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case,
Prohibited Transaction Class Exemption ("PTCE") 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38
(relating to transactions involving bank collective investment funds); PTCE
95-60 (relating to transactions involving insurance company general accounts);
PTCE 96-23 (relating to transactions effected by an "in-house asset manager");
and any other applicable exemption granted by the U.S. Department of Labor
(collectively, the "Investor-Based Exemptions") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the
Notes.

     The Notes should not be purchased with the assets of an employee benefit plan as described in Section 3(3) of ERISA and subject to Title I of ERISA, any plan subject to Section 4975 of the Code, any employee benefit plan or other retirement arrangement subject to any provision of applicable federal, state, local or foreign law materially similar to the foregoing provisions of ERISA or the Code or any entity deemed to hold the assets of the foregoing (a "Benefit
Plan") if the Depositor, the Indenture Trustee, the Owner Trustee, the
Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the
Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any federal, state, local or foreign laws substantially similar to ERISA or the Code ("Similar Law").

     Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit
Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

     Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a
Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar
Law.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Underwritten Notes will be applied by the Depositor toward the purchase of the Mortgage Loans, and will be applied by the Seller toward the repayment of any related financing.

                                      S-84

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Bear, Stearns
& Co. Inc., Greenwich Capital Markets, Inc., Citigroup Global Markets Inc.,
Countrywide Securities Corporation, Credit Suisse First Boston LLC, Friedman,
Billings, Ramsey & Co., Inc., Lehman Brothers Inc. and Morgan Stanley & Co.
Incorporated (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor, the principal amounts of the following classes of Notes (the "Underwritten Notes") shown opposite its name:

UNDERWRITER                                  CLASS 1A1 NOTES     CLASS 1A2 NOTES     CLASS 1A3 NOTES     CLASS 2A1 NOTES
-----------                                 -----------------   -----------------   -----------------   ----------------

Bear, Stearns & Co. Inc. ................      $102,759,120        $31,880,780         $26,875,090        $193,508,520
Greenwich Capital Markets, Inc. .........      $102,759,120        $31,880,780         $26,875,090        $193,508,520
Citigroup Global Markets Inc. ...........      $  7,518,960        $ 2,332,740         $ 1,966,470        $ 14,159,160
Countrywide Securities Corporation ......      $  7,518,960        $ 2,332,740         $ 1,966,470        $ 14,159,160
Credit Suisse First Boston LLC ..........      $  7,518,960        $ 2,332,740         $ 1,966,470        $ 14,159,160
Friedman, Billings, Ramsey &
 Co., Inc. ..............................      $  7,518,960        $ 2,332,740         $ 1,966,470        $ 14,159,160
Lehman Brothers Inc. ....................      $  7,518,960        $ 2,332,740         $ 1,966,470        $ 14,159,160
Morgan Stanley & Co. Incorporated........      $  7,518,960        $ 2,332,740         $ 1,966,470        $ 14,159,160
Total ...................................      $250,632,000        $77,758,000         $65,549,000        $471,972,000

UNDERWRITER                                  CLASS 2A2 NOTES     CLASS M1 NOTES     CLASS M2 NOTES     CLASS M3 NOTES
-----------                                 -----------------   ----------------   ----------------   ---------------

Bear, Stearns & Co. Inc. ................      $34,148,490         $16,482,000        $15,744,000       $ 9,594,000
Greenwich Capital Markets, Inc. .........      $34,148,490         $16,482,000        $15,744,000       $ 9,594,000
Citigroup Global Markets Inc. ...........      $ 2,498,670         $ 1,206,000        $ 1,152,000       $   702,000
Countrywide Securities Corporation ......      $ 2,498,670         $ 1,206,000        $ 1,152,000       $   702,000
Credit Suisse First Boston LLC ..........      $ 2,498,670         $ 1,206,000        $ 1,152,000       $   702,000
Friedman, Billings, Ramsey &
 Co., Inc. ..............................      $ 2,498,670         $ 1,206,000        $ 1,152,000       $   702,000
Lehman Brothers Inc. ....................      $ 2,498,670         $ 1,206,000        $ 1,152,000       $   702,000
Morgan Stanley & Co. Incorporated........      $ 2,498,670         $ 1,206,000        $ 1,152,000       $   702,000
Total ...................................      $83,289,000         $40,200,000        $38,400,000       $23,400,000

UNDERWRITER                                  CLASS M4 NOTES     CLASS M5 NOTES     CLASS M6 NOTES     CLASS M7 NOTES
-----------                                 ----------------   ----------------   ----------------   ---------------

Bear, Stearns & Co. Inc. ................      $ 8,610,000        $ 7,626,000        $ 7,626,000       $ 6,396,000
Greenwich Capital Markets, Inc. .........      $ 8,610,000        $ 7,626,000        $ 7,626,000       $ 6,396,000
Citigroup Global Markets Inc. ...........      $   630,000        $   558,000        $   558,000       $   468,000
Countrywide Securities Corporation ......      $   630,000        $   558,000        $   558,000       $   468,000
Credit Suisse First Boston LLC ..........      $   630,000        $   558,000        $   558,000       $   468,000
Friedman, Billings, Ramsey &
 Co., Inc. ..............................      $   630,000        $   558,000        $   558,000       $   468,000
Lehman Brothers Inc. ....................      $   630,000        $   558,000        $   558,000       $   468,000
Morgan Stanley & Co. Incorporated........      $   630,000        $   558,000        $   558,000       $   468,000
Total ...................................      $21,000,000        $18,600,000        $18,600,000       $15,600,000

                                      S-85

UNDERWRITER                                 CLASS M8 NOTES     CLASS M9 NOTES     CLASS B1 NOTES     CLASS B2 NOTES
-----------                                ----------------   ----------------   ----------------   ----------------

Bear, Stearns & Co. Inc. ...............      $ 6,150,000        $ 4,920,000        $3,936,000         $3,444,000
Greenwich Capital Markets, Inc. ........      $ 6,150,000        $ 4,920,000        $3,936,000         $3,444,000
Citigroup Global Markets Inc. ..........      $   450,000        $   360,000        $  288,000         $  252,000
Countrywide Securities Corporation .....      $   450,000        $   360,000        $  288,000         $  252,000
Credit Suisse First Boston LLC .........      $   450,000        $   360,000        $  288,000         $  252,000
Friedman, Billings, Ramsey &
 Co., Inc. .............................      $   450,000        $   360,000        $  288,000         $  252,000
Lehman Brothers Inc. ...................      $   450,000        $   360,000        $  288,000         $  252,000
Morgan Stanley & Co. Incorporated.......      $   450,000        $   360,000        $  288,000         $  252,000
Total ..................................      $15,000,000        $12,000,000        $9,600,000         $8,400,000

     The distribution of the Underwritten Notes by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Underwritten
Notes to or through dealers, and such dealers may receive from the
Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the
Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the
"Act").

     It is expected that the proceeds to the Depositor from the sale of the
Underwritten Notes will be approximately $1,165,602,226 before deducting issuance expenses payable by the Depositor, estimated to be approximately
$175,000.

     The Underwriting Agreement provides that the Depositor will indemnify each
Underwriter against certain civil liabilities, including liabilities under the
Act.

     The Class B3 Notes will be transferred to the Seller or an affiliate thereof on the Closing Date.

     Immediately prior to the sale of the Mortgage Loans to the Trust, certain of the Mortgage Loans were subject to financing provided by affiliates of one or more of the Underwriters.

     Bear, Stearns & Co. Inc. is an affiliate of the Depositor.

     After the initial distribution of the Underwritten Notes by the
Underwriters, the accompanying Prospectus and prospectus supplement may be used by the Underwriters in connection with market making transactions in the
Underwritten Notes. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, DC.
Certain legal matters with respect to the Seller and the Servicer will be passed upon by Sidley, Austin, Brown & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Class 1A1, Class 1A2, Class 1A3,
Class 2A1 and Class 2A2 Notes that they be rated "AAA" by S&P and "Aaa" by
Moody's (collectively, the "Rating Agencies"). It is a condition to the issuance of the Class M1 Notes that they be rated "AA+" by S&P and "Aa1" by
Moody's. It is a condition to the issuance of the Class M2 Notes that they be rated "AA+" by S&P and "Aa2" by Moody's. It is a condition to issuance of the
Class M3 Notes that they be rated "AA" by S&P and "Aa3" by Moody's. It is a condition to the issuance of the Class M4 Notes that they be rated "AA" by S&P and "A1" by Moody's. It is a condition to the issuance of the Class M5 Notes that they be rated "AA--" by S&P and "A2" by Moody's. It is a condition to the issuance of the Class

                                      S-86

M6 Notes that they be rated "A+" by S&P and "A3" by Moody's. It is a condition to the issuance of the Class M7 Notes that they be rated "A" by S&P and "Baa1"
by Moody's. It is a condition to the issuance of the Class M8 Notes that they be rated "A--" by S&P and "Baa2" by Moody's. It is a condition to the issuance of the Class M9 Notes that they be rated "BBB+" by S&P and "Baa3" by Moody's.
It is a condition to the issuance of the Class B1 Notes that they be rated
"BBB+" by S&P. It is a condition to the issuance of the Class B2 Notes that they be rated "BBB" by S&P. It is a condition to the issuance of the Class B3
Notes that they be rated "BBB--" by S&P.

     The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

     The ratings do not address the likelihood that any Basis Risk Shortfall or
Unpaid Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess
Cashflow, the Senior Cap Agreement or the Subordinate Cap Agreement.

     The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies described above.

                                      S-87

                            INDEX OF PRINCIPAL TERMS

DEFINED TERM                                                    PAGE
------------                                                    ----
2A2 Principal Deficiency Amount .................................S-44
Aames Investment ................................................S-51
ACC .............................................................S-52
Accrual Period ..................................................S-26
Act .............................................................S-86
Adjustment Date .................................................S-49
Advance .........................................................S-60
Aggregate Loan Balance ..........................................S-26
Aggregate Overcollateralization Release
Amount ..........................................................S-38
B1 Principal Deficiency Amount ..................................S-45
B1 Principal Payment Amount .....................................S-38
B1 Target Amount ................................................S-40
B2 Principal Deficiency Amount ..................................S-45
B2 Principal Payment Amount .....................................S-38
B2 Target Amount ................................................S-40
B3 Principal Deficiency Amount ..................................S-45
B3 Principal Payment Amount .....................................S-38
B3 Target Amount ................................................S-40
Basis Risk Shortfall ............................................S-27
BBA .............................................................S-31
Beneficial Owner ................................................S-22
Benefit Plan ....................................................S-84
BSFP ............................................................S-29
Business Day ....................................................S-22
Class Principal Amount ..........................................S-26
Clearstream Luxembourg ..........................................S-22
Clearstream Luxembourg Participants .............................S-24
Closing Date ....................................................S-26
Collection Account ..............................................S-59
Collection Period ...............................................S-32
Compensating Interest ...........................................S-60
CPR .............................................................S-69
Cumulative Loss Trigger Event ...................................S-36
Current Interest ................................................S-26
Custodial Account ...............................................S-21
Cut-off Date Balance ............................................S-47
Deferred Interest ...............................................S-44
Definitive Note .................................................S-22
Delinquency Rate ................................................S-36
Depositor .......................................................S-21
Designated Telerate Page ........................................S-31
DTC .............................................................S-22
DTI .............................................................S-53
Euroclear .......................................................S-22
Euroclear Operator ..............................................S-24
Euroclear Participants ..........................................S-24
European Depositaries ...........................................S-22
Financial Intermediary ..........................................S-22
Fixed Rate Cap ..................................................S-26
Gross Margin ....................................................S-49
Indenture .......................................................S-62
Indenture Default ...............................................S-64
Initial Cap .....................................................S-49
Initial Deposit .................................................S-47
Initial Optional Termination Date ...............................S-46
Insurance Proceeds ..............................................S-32
Interest Rate ...................................................S-26
Interest Remittance Amount ......................................S-30
Investor-Based Exemptions .......................................S-84
LIBOR ...........................................................S-31
LIBOR Business Day ..............................................S-31
LIBOR Determination Date ........................................S-31
LIBOR01 .........................................................S-31
M1 Principal Deficiency Amount ..................................S-44
M1 Principal Payment Amount .....................................S-37
M1 Target Amount ................................................S-39
M2 Principal Deficiency Amount ..................................S-44
M2 Principal Payment Amount .....................................S-37
M2 Target Amount ................................................S-39
M3 Principal Deficiency Amount ..................................S-44
M3 Principal Payment Amount .....................................S-37
M3 Target Amount ................................................S-39
M4 Principal Deficiency Amount ..................................S-45
M4 Principal Payment Amount .....................................S-37
M4 Target Amount ................................................S-39
M5 Principal Deficiency Amount ..................................S-45
M5 Principal Payment Amount .....................................S-37
M5 Target Amount ................................................S-40
M6 Principal Deficiency Amount ..................................S-45
M6 Principal Payment Amount .....................................S-37
M6 Target Amount ................................................S-40
M7 Principal Deficiency Amount ..................................S-45
M7 Principal Payment Amount .....................................S-38
M7 Target Amount ................................................S-40
M8 Principal Deficiency Amount ..................................S-45
M8 Principal Payment Amount .....................................S-38
M8 Target Amount ................................................S-40
M9 Principal Deficiency Amount ..................................S-45
M9 Principal Payment Amount .....................................S-38
M9 Target Amount ................................................S-40
Master Servicer .................................................S-55
Master Servicing Fee ............................................S-59
Master Servicing Fee Rate .......................................S-59
Maximum Rate ....................................................S-49
Minimum Rate ....................................................S-49
Modeling Assumptions ............................................S-69
Mortgage Loan Purchase Agreement ................................S-47
Mortgage Loans ..................................................S-21
Mortgage Pool ...................................................S-21
Mortgage Rate ...................................................S-26
NCUA ............................................................S-82

                                      S-88

DEFINED TERM                                                    PAGE
------------                                                    ----
Net Funds Cap ...................................................S-26
Net Liquidation Proceeds ........................................S-32
Net Mortgage Rate ...............................................S-26
Net Prepayment Interest Shortfalls ..............................S-60
Noteholder ......................................................S-22
Notes ...........................................................S-21
Overcollateralization Amount ....................................S-38
Ownership Certificate ...........................................S-21
Ownership Certificateholder .....................................S-21
Participant .....................................................S-22
Payahead ........................................................S-31
Payment Date ....................................................S-21
Penalty Period ..................................................S-48
Periodic Cap ....................................................S-49
Policy Statement ................................................S-83
Pool 1 ..........................................................S-21
Pool 1 Mortgage Loans ...........................................S-50
Pool 2 ..........................................................S-21
Pool 2 Mortgage Loans ...........................................S-50
Pool 2 Sequential Trigger Event .................................S-36
Pool Balance ....................................................S-26
Pool Percentage .................................................S-26
Prepayment Assumption ...........................................S-69
Prepayment Interest Shortfall ...................................S-60
Prepayment Interest Shortfalls ..................................S-59
Prepayment Period ...............................................S-32
Prepayment Premium ..............................................S-48
Principal Deficiency Amount .....................................S-44
Principal Payment Amount ........................................S-32
Principal Remittance Amount .....................................S-32
PTCE ............................................................S-84
Rating Agencies .................................................S-86
REIT ............................................................S-52
Related Senior Principal Payment Amount .........................S-36
Relevant Depositary .............................................S-22
Rolling Three Month Delinquency Rate ............................S-36
Rules ...........................................................S-23
Scheduled Payment ...............................................S-32
Scheduled Principal Balance .....................................S-32
Seller ..........................................................S-47
Senior Cap Agreement ............................................S-27
Senior Enhancement Percentage ...................................S-39
Senior Maximum Rate .............................................S-27
Senior Notes ....................................................S-21
Senior Principal Payment Amount .................................S-37
Senior Proportionate Percentage .................................S-39
Senior Target Amount ............................................S-39
Servicer ........................................................S-55
Servicing Fee ...................................................S-59
Servicing Fee Rate ..............................................S-59
Similar Law .....................................................S-84
SMMEA ...........................................................S-82
Stepdown Date ...................................................S-37
Subordinate Cap Agreement .......................................S-28
Subordinate Priority ............................................S-30
Subordinate Strike Rate .........................................S-28
Substitution Amount .............................................S-31
Target Amount ...................................................S-36
Targeted Overcollateralization Amount ...........................S-39
Termination Price ...............................................S-46
Terms and Conditions ............................................S-24
TMP .............................................................S-81
Total Principal Deficiency Amount ...............................S-44
Transfer and Servicing Agreement ................................S-61
Trigger Event ...................................................S-36
Trust .......................................................... S-21
Trust Administrator .............................................S-46
Trust Agreement .................................................S-47
Trust Estate ....................................................S-62
Underwriters ....................................................S-85
Underwriting Agreement ..........................................S-85
Underwritten Notes ..............................................S-85
Unpaid Basis Risk Shortfall .....................................S-27
Wells Fargo .....................................................S-55

                                      S-89

                                     ANNEX A
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Aames
Mortgage Investment Trust 2005-1 Mortgage Backed Notes, Series 2005-1 (the
"Global Securities") will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC,
Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

     Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and
Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global
Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR
PARTICIPANTS. Secondary market trading between Clearstream Luxembourg
Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a

                                     S-A-1

Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a
Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the
Global Securities against payment. Payment will include interest accrued on the
Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global
Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the respective Relevant Depositary of the DTC
Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear
Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global
Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or
Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream
Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two
DTC Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a
DTC Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or

                                     S-A-2

Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant
or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream Luxembourg or Euroclear for one day
     (until the purchase side of the day trade is reflected in their
     Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
     Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section
7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trust
Administrator or to the U.S. entity required to withhold tax (the U.S.
withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I.  the Trust Administrator or the U.S. withholding agent receives a statement--

        (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

            (i)   is signed by the noteholder under penalties of perjury,

            (ii)  certifies that such owner is not a United States person, and

            (iii) provides the name and address of the noteholder, or

        (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that--

            (i)   is signed under penalties of perjury by an authorized
        representative of the financial institution,

            (ii)  states that the financial institution has received an IRS Form
        W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

            (iii) provides the name and address of the noteholder, and

            (iv)  attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

                                     S-A-3

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to Trust
Administrator or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form
W-8ECI (or any successor form) to Trust Administrator or the U.S. withholding agent; or

     IV. the holder is a non-withholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to Trust Administrator or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service
(for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

     A holder holding book entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book entry notes through Clearstream,
Euroclear or DTC may be subject to backup withholding at a rate of up to 31%
unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form
W-8IMY (or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the
Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the
Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry notes.

     The term "United States" person means (1) a citizen or resident of the
United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable
Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                     S-A-4

                                     ANNEX B
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate Mortgage
Pools, the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.

                               ALL MORTGAGE LOANS

         CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- ALL MORTGAGE LOANS

                                                                                   PERCENTAGE OF
                                                                                  MORTGAGE LOANS
                                                              AGGREGATE            BY AGGREGATE
        RANGE OF SCHEDULED               NUMBER OF            SCHEDULED              SCHEDULED
      PRINCIPAL BALANCES ($)          MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
      ----------------------         ----------------   ---------------------   ------------------

      0.01 to  50,000.00 .........           126         $     5,519,740.80             0.46%
 50,000.01 to 100,000.00 .........         1,471             115,216,331.06             9.61
100,000.01 to 150,000.00 .........         1,700             212,477,881.55            17.72
150,000.01 to 200,000.00 .........         1,264             220,487,057.77            18.39
200,000.01 to 250,000.00 .........           808             180,178,927.87            15.03
250,000.01 to 300,000.00 .........           577             158,160,087.48            13.19
300,000.01 to 350,000.00 .........           340             109,996,670.27             9.17
350,000.01 to 400,000.00 .........           260              97,191,007.26             8.11
400,000.01 to 450,000.00 .........           109              46,164,758.76             3.85
450,000.01 to 500,000.00 .........            77              37,036,014.76             3.09
500,000.01 to 550,000.00 .........            14               7,235,446.76             0.60
550,000.01 to 600,000.00 .........            12               7,061,937.94             0.59
600,000.01 to 650,000.00 .........             1                 650,000.00             0.05
650,000.01 to 850,000.00 .........             2               1,653,301.88             0.14
                                           -----         ------------------           ------
 Total ...........................         6,761         $ 1,199,029,164.16           100.00%
                                           =====         ==================           ======

     The average Cut-off Date Scheduled Principal Balance for all Mortgage
Loans is approximately $177,345.

                                      S-B-1

                     MORTGAGE RATES -- ALL MORTGAGE LOANS(1)

                                                                           PERCENTAGE OF
                                                                          MORTGAGE LOANS
                                                      AGGREGATE            BY AGGREGATE
         RANGE OF                NUMBER OF            SCHEDULED              SCHEDULED
    MORTGAGE RATES (%)        MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
    ------------------       ----------------   ---------------------   ------------------

 0.000 to  5.500 .........           105         $    24,401,411.94             2.04%
 5.501 to  6.000 .........           597             127,278,812.58            10.62
 6.001 to  6.500 .........           918             187,296,283.60            15.62
 6.501 to  7.000 .........         1,176             232,493,305.12            19.39
 7.001 to  7.500 .........           969             179,410,352.76            14.96
 7.501 to  8.000 .........         1,024             173,209,622.87            14.45
 8.001 to  8.500 .........           611              99,012,314.56             8.26
 8.501 to  9.000 .........           607              86,981,838.85             7.25
 9.001 to  9.500 .........           309              40,769,924.45             3.40
 9.501 to 10.000 .........           228              25,886,273.09             2.16
10.001 to 10.500 .........           109              11,085,342.37             0.92
10.501 to 11.000 .........            61               7,024,545.74             0.59
11.001 to 11.500 .........            21               2,075,637.52             0.17
11.501 to 12.000 .........            10                 748,226.56             0.06
12.001 to 12.500 .........            12               1,052,460.43             0.09
12.501 to 13.000 .........             3                 261,418.59             0.02
14.001 to 14.500 .........             1                  41,393.13             0.00
                                   -----         ------------------           ------
 Total ...................         6,761         $ 1,199,029,164.16           100.00%
                                   =====         ==================           ======

     The weighted average Mortgage Rate for all Mortgage Loans is approximately
7.283%.

----------

(1)   Reflects the current Mortgage Rates for the Mortgage Loans.

                        LOAN TYPE -- ALL MORTGAGE LOANS

                                                                   PERCENTAGE OF
                                                                  MORTGAGE LOANS
                                              AGGREGATE            BY AGGREGATE
                         NUMBER OF            SCHEDULED              SCHEDULED
     LOAN TYPE        MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
     ---------       ----------------   ---------------------   ------------------

1/29 ARM .........             1         $       143,896.50             0.01%
2/28 ARM .........         6,309           1,120,417,217.35            93.44
3/27 ARM .........           218              36,436,980.34             3.04
5/25 ARM .........           233              42,031,069.97             3.51
                           -----         ------------------           ------
 Total ...........         6,761         $ 1,199,029,164.16           100.00%
                           =====         ==================           ======

                ORIGINAL TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                     PERCENTAGE OF
                                                                    MORTGAGE LOANS
                                                AGGREGATE            BY AGGREGATE
  ORIGINAL TERMS TO        NUMBER OF            SCHEDULED              SCHEDULED
  MATURITY (MONTHS)     MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
--------------------   ----------------   ---------------------   ------------------

180 to 239 .........             1         $        50,060.42             0.00%
360 ................         6,760           1,198,979,103.74           100.00
                             -----         ------------------           ------
Total ..............         6,761         $ 1,199,029,164.16           100.00%
                             =====         ==================           ======

                                     S-B-2

                REMAINING TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                              PERCENTAGE OF
                                                                             MORTGAGE LOANS
                                                         AGGREGATE            BY AGGREGATE
 RANGE OF REMAINING TERMS TO        NUMBER OF            SCHEDULED              SCHEDULED
      MATURITY (MONTHS)          MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
-----------------------------   ----------------   ---------------------   ------------------

  0 to 179 ..................             1         $        50,060.42             0.00%
300 to 359 ..................         4,508             799,728,260.85            66.70
360 .........................         2,252             399,250,842.89            33.30
                                      -----         ------------------           ------
 Total ......................         6,761         $ 1,199,029,164.16           100.00%
                                      =====         ==================           ======

     The weighted average remaining term to maturity for all Mortgage Loans is approximately 359 months.

               ORIGINAL LOAN-TO-VALUE RATIOS -- ALL MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                           MORTGAGE LOANS
                                                       AGGREGATE            BY AGGREGATE
     RANGE OF ORIGINAL            NUMBER OF            SCHEDULED              SCHEDULED
  LOAN-TO-VALUE RATIOS (%)     MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------------------   ----------------   ---------------------   ------------------

 0.001 to  10.000 .........             1         $        34,582.23             0.00%
10.001 to  20.000 .........             8                 605,814.91             0.05
20.001 to  30.000 .........            26               2,457,322.12             0.20
30.001 to  40.000 .........            44               5,271,778.50             0.44
40.001 to  50.000 .........            95              12,996,018.01             1.08
50.001 to  60.000 .........           219              36,341,374.26             3.03
60.001 to  70.000 .........           710             123,739,949.59            10.32
70.001 to  80.000 .........         4,228             770,325,277.60            64.25
80.001 to  90.000 .........         1,008             183,338,475.77            15.29
90.001 to 100.000 .........           422              63,918,571.17             5.33
                                    -----         ------------------           ------
 Total ....................         6,761         $ 1,199,029,164.16           100.00%
                                    =====         ==================           ======

     The weighted average original loan-to-value ratio for all Mortgage Loans is approximately 78.416%.

                                     S-B-3

                  GEOGRAPHIC DISTRIBUTION -- ALL MORTGAGE LOANS

                                                                              PERCENTAGE OF
                                                                             MORTGAGE LOANS
                                                         AGGREGATE            BY AGGREGATE
                                    NUMBER OF            SCHEDULED              SCHEDULED
           LOCATION              MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
           --------             ----------------   ---------------------   ------------------

California ..................         1,457         $   372,859,062.42            31.10%
Florida .....................         1,472             242,684,677.76            20.24
New York ....................           302              77,405,167.81             6.46
Texas .......................           687              74,656,097.58             6.23
Washington ..................           249              45,183,784.41             3.77
New Jersey ..................           180              40,457,905.21             3.37
Virginia ....................           170              29,985,988.09             2.50
Maryland ....................           143              28,186,097.80             2.35
Nevada ......................           142              27,969,071.11             2.33
Arizona .....................           158              23,602,204.08             1.97
Minnesota ...................           121              20,883,689.75             1.74
Michigan ....................           167              19,806,944.39             1.65
Georgia .....................           137              19,445,013.36             1.62
Ohio ........................           193              19,428,396.92             1.62
Massachusetts ...............            89              19,058,844.95             1.59
Connecticut .................            96              16,714,089.51             1.39
Oregon ......................           107              16,415,458.58             1.37
Missouri ....................            84               9,032,266.68             0.75
Illinois ....................            67               8,725,417.97             0.73
Colorado ....................            51               8,408,474.03             0.70
Pennsylvania ................            79               8,406,360.62             0.70
North Carolina ..............            74               8,099,400.99             0.68
Wisconsin ...................            76               7,523,049.24             0.63
Tennessee ...................            79               7,183,765.64             0.60
Oklahoma ....................            69               7,059,531.18             0.59
Indiana .....................            61               5,671,107.15             0.47
Rhode Island ................            28               5,493,961.00             0.46
South Carolina ..............            42               5,173,871.13             0.43
Hawaii ......................            10               3,462,399.37             0.29
Louisiana ...................            22               2,763,283.90             0.23
All Other Locations .........           149              17,283,781.53             1.44
                                      -----         ------------------           ------
 Total ......................         6,761         $ 1,199,029,164.16           100.00%
                                      =====         ==================           ======

                       PROPERTY TYPE -- ALL MORTGAGE LOANS

                                                                               PERCENTAGE OF
                                                                              MORTGAGE LOANS
                                                          AGGREGATE            BY AGGREGATE
                                    NUMBER OF             SCHEDULED              SCHEDULED
        PROPERTY TYPE            MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
        -------------           ----------------   ----------------------   ------------------

Single Family ...............         6,010         $  1,056,091,249.34            88.08%
Two- to Four-Family .........           356               80,005,471.68             6.67
Condominium .................           395               62,932,443.14             5.25
                                      -----         -------------------           ------
 Total ......................         6,761         $  1,199,029,164.16           100.00%
                                      =====         ===================           ======

                                     S-B-4

                       LOAN PURPOSE -- ALL MORTGAGE LOANS

                                                                              PERCENTAGE OF
                                                                             MORTGAGE LOANS
                                                         AGGREGATE            BY AGGREGATE
                                    NUMBER OF            SCHEDULED              SCHEDULED
         LOAN PURPOSE            MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
         ------------           ----------------   ---------------------   ------------------

Cash Out Refinance ..........         3,667         $   666,835,357.62            55.61%
Purchase ....................         2,605             458,080,667.07            38.20
Rate/Term Refinance .........           489              74,113,139.47             6.18
                                      -----         ------------------           ------
 Total ......................         6,761         $ 1,199,029,164.16           100.00%
                                      =====         ==================           ======

                     OCCUPANCY STATUS -- ALL MORTGAGE LOANS

                                                                          PERCENTAGE OF
                                                                         MORTGAGE LOANS
                                                     AGGREGATE            BY AGGREGATE
                               NUMBER OF             SCHEDULED              SCHEDULED
    OCCUPANCY STATUS        MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
    ----------------       ----------------   ----------------------   ------------------

Owner Occupied .........         6,364         $  1,142,731,036.55            95.30%
Investment .............           397               56,298,127.61             4.70
                                 -----         -------------------           ------
 Total .................         6,761         $  1,199,029,164.16           100.00%
                                 =====         ===================           ======

                    LOAN DOCUMENTATION -- ALL MORTGAGE LOANS

                                                                                  PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                                             AGGREGATE            BY AGGREGATE
                                        NUMBER OF            SCHEDULED              SCHEDULED
        LOAN DOCUMENTATION           MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
        ------------------          ----------------   ---------------------   ------------------

Full Documentation ..............         2,940         $   505,154,932.47            42.13%
Stated Income ...................         2,479             475,200,102.51            39.63
Full Documentation Plus .........         1,268             200,763,859.49            16.74
Limited Documentation ...........            74              17,910,269.69             1.49
                                          -----         ------------------           ------
 Total ..........................         6,761         $ 1,199,029,164.16           100.00%
                                          =====         ==================           ======

    ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- ALL MORTGAGE LOANS

                                                                                   PERCENTAGE OF
                                                                                  MORTGAGE LOANS
                                                              AGGREGATE            BY AGGREGATE
 ORIGINAL PREPAYMENT PREMIUM TERM        NUMBER OF            SCHEDULED              SCHEDULED
         (YEARS IN EFFECT)            MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------   ----------------   ---------------------   ------------------

No Prepayment Premium ............         1,574         $   275,435,933.31            22.97%
1 ................................            81              18,721,247.23             1.56
2 ................................         4,776             848,758,288.32            70.79
3 ................................           330              56,113,695.30             4.68
                                           -----         ------------------           ------
 Total ...........................         6,761         $ 1,199,029,164.16           100.00%
                                           =====         ==================           ======

                                     S-B-5

            CREDIT SCORES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                PERCENTAGE OF
                                            AGGREGATE         MORTGAGE LOANS BY
      RANGE OF           NUMBER OF          SCHEDULED        AGGREGATE SCHEDULED
    CREDIT SCORES     MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
    -------------    ---------------- --------------------- --------------------

  0 to 450 .........          39       $     6,287,268.81            0.52%
451 to 500 .........          22             3,418,178.50            0.29
501 to 550 .........       1,444           236,848,528.13           19.75
551 to 600 .........       1,979           334,828,423.77           27.92
601 to 650 .........       2,070           374,638,842.36           31.25
651 to 700 .........         912           181,711,892.45           15.15
701 to 750 .........         222            47,236,474.53            3.94
751 to 800 .........          69            13,466,416.14            1.12
801 to 850 .........           4               593,139.47            0.05
                           -----       ------------------          ------
 Total .............       6,761       $ 1,199,029,164.16          100.00%
                           =====       ==================          ======

     The weighted average credit score for all Mortgage Loans is approximately
604.

            GROSS MARGINS OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                             PERCENTAGE OF
                                                         AGGREGATE         MORTGAGE LOANS BY
                                      NUMBER OF          SCHEDULED        AGGREGATE SCHEDULED
 RANGE OF GROSS MARGIN RATES (%)   MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------------- ---------------- --------------------- --------------------

4.501 to 5.000 ..................           2       $       554,000.00            0.05%
5.001 to 5.500 ..................       5,047           909,151,852.13           75.82
5.501 to 6.000 ..................         678           120,838,505.95           10.08
6.001 to 6.500 ..................         734           123,646,388.16           10.31
6.501 to 7.000 ..................         298            44,571,569.06            3.72
7.501 to 8.000 ..................           1               122,218.11            0.01
8.501 to 9.000 ..................           1               144,630.75            0.01
                                        -----       ------------------          ------
 Total ..........................       6,761       $ 1,199,029,164.16          100.00%
                                        =====       ==================          ======

     The weighted average Gross Margin for all Mortgage Loans is approximately
5.664%.

                                     S-B-6

            MAXIMUM RATES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                      PERCENTAGE OF
                                                  AGGREGATE         MORTGAGE LOANS BY
         RANGE OF              NUMBER OF          SCHEDULED        AGGREGATE SCHEDULED
     MAXIMUM RATES (%)      MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
     -----------------     ---------------- --------------------- --------------------

10.501 to 11.000 .........          28       $     7,245,923.46            0.60%
11.001 to 11.500 .........         161            35,302,353.89            2.94
11.501 to 12.000 .........         627           131,889,387.30           11.00
12.001 to 12.500 .........         895           181,731,996.57           15.16
12.501 to 13.000 .........       1,138           223,220,769.98           18.62
13.001 to 13.500 .........         950           175,910,354.22           14.67
13.501 to 14.000 .........       1,016           171,734,976.52           14.32
14.001 to 14.500 .........         607            98,351,201.54            8.20
14.501 to 15.000 .........         596            85,688,494.15            7.15
15.001 to 15.500 .........         300            39,904,781.09            3.33
15.501 to 16.000 .........         227            25,929,501.10            2.16
16.001 to 16.500 .........         109            11,085,342.37            0.92
16.501 to 17.000 .........          60             6,854,945.74            0.57
17.001 to 17.500 .........          21             2,075,637.52            0.17
17.501 to 18.000 .........          10               748,226.56            0.06
18.001 to 18.500 .........          12             1,052,460.43            0.09
18.501 to 19.000 .........           3               261,418.59            0.02
20.001 to 20.500 .........           1                41,393.13            0.00
                                 -----       ------------------          ------
 Total ...................       6,761       $ 1,199,029,164.16          100.00%
                                 =====       ==================          ======

   The weighted average Maximum Rate for all Mortgage Loans is approximately
13.248%.

            MINIMUM RATES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                      PERCENTAGE OF
                                                  AGGREGATE         MORTGAGE LOANS BY
         RANGE OF              NUMBER OF          SCHEDULED        AGGREGATE SCHEDULED
     MINIMUM RATES (%)      MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
     ----------------      ---------------- --------------------- --------------------

 5.001 to  5.500 .........         105       $    24,401,411.94            2.04%
 5.501 to  6.000 .........         597           127,278,812.58           10.62
 6.001 to  6.500 .........         919           187,606,683.60           15.65
 6.501 to  7.000 .........       1,175           232,182,905.12           19.36
 7.001 to  7.500 .........         969           179,410,352.76           14.96
 7.501 to  8.000 .........       1,024           173,209,622.87           14.45
 8.001 to  8.500 .........         611            99,012,314.56            8.26
 8.501 to  9.000 .........         607            86,981,838.85            7.25
 9.001 to  9.500 .........         309            40,769,924.45            3.40
 9.501 to 10.000 .........         228            25,886,273.09            2.16
10.001 to 10.500 .........         109            11,085,342.37            0.92
10.501 to 11.000 .........          61             7,024,545.74            0.59
11.001 to 11.500 .........          21             2,075,637.52            0.17
11.501 to 12.000 .........          10               748,226.56            0.06
12.001 to 12.500 .........          12             1,052,460.43            0.09
12.501 to 13.000 .........           3               261,418.59            0.02
14.001 to 14.500 .........           1                41,393.13            0.00
                                 -----       ------------------          ------
 Total ...................       6,761       $ 1,199,029,164.16          100.00%
                                 =====       ==================          ======

     The weighted average Minimum Rate for all Mortgage Loans is approximately
7.283%.

                                     S-B-7

      NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                   AGGREGATE         MORTGAGE LOANS BY
                                NUMBER OF          SCHEDULED        AGGREGATE SCHEDULED
 NEXT RATE ADJUSTMENT DATE   MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------- ---------------- --------------------- --------------------

January 2006 ..............           1       $       143,896.50            0.01%
May 2006 ..................           1               231,191.42            0.02
June 2006 .................           1                75,026.34            0.01
July 2006 .................           2               311,223.99            0.03
August 2006 ...............           4               473,636.70            0.04
September 2006 ............           6               915,243.38            0.08
October 2006 ..............           6               457,146.19            0.04
November 2006 .............          32             7,061,313.57            0.59
December 2006 .............       1,761           311,039,439.67           25.94
January 2007 ..............       2,381           424,179,042.20           35.38
February 2007 .............       1,721           308,243,533.49           25.71
March 2007 ................         394            67,430,420.40            5.62
November 2007 .............           1               191,652.24            0.02
December 2007 .............          67            11,212,099.11            0.94
January 2008 ..............          86            14,856,276.99            1.24
February 2008 .............          48             7,222,931.00            0.60
March 2008 ................          16             2,954,021.00            0.25
September 2009 ............           1               122,730.59            0.01
December 2009 .............          65            11,874,277.33            0.99
January 2010 ..............          95            16,944,525.05            1.41
February 2010 .............          59            11,117,937.00            0.93
March 2010 ................          13             1,971,600.00            0.16
                                  -----       ------------------          ------
 Total ....................       6,761       $ 1,199,029,164.16          100.00%
                                  =====       ==================          ======

            INITIAL CAPS OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                             PERCENTAGE OF
                                         AGGREGATE         MORTGAGE LOANS BY
                      NUMBER OF          SCHEDULED        AGGREGATE SCHEDULED
 INITIAL CAP (%)   MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------  ---------------- --------------------- --------------------

1.000 ...........           4       $       673,800.00            0.06%
3.000 ...........       6,528         1,156,998,094.19           96.49
5.000 ...........         229            41,357,269.97            3.45
                        -----       ------------------          ------
 Total ..........       6,761       $ 1,199,029,164.16          100.00%
                        =====       ==================          ======

     The weighted average of the Initial Caps of all Mortgage Loans is approximately 3.068%.

            PERIODIC CAP OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                               PERCENTAGE OF
                                           AGGREGATE         MORTGAGE LOANS BY
                       NUMBER OF           SCHEDULED        AGGREGATE SCHEDULED
 PERIODIC CAP (%)   MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------  ---------------- ---------------------- --------------------

1.000 ............      6,761         $ 1,199,029,164.16           100.00%
                        -----         ------------------           ------
 Total ...........      6,761         $ 1,199,029,164.16           100.00%
                        =====         ==================           ======

     The weighted average of the Periodic Cap of all Mortgage Loans is approximately 1.000%.

                                     S-B-8

            CREDIT GRADES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                            PERCENTAGE OF
                                        AGGREGATE         MORTGAGE LOANS BY
                     NUMBER OF          SCHEDULED        AGGREGATE SCHEDULED
  CREDIT GRADE    MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
  ------------   ---------------- --------------------- --------------------

A+ .............       4,863       $   875,236,609.78           73.00%
A ..............         730           134,264,944.27           11.20
A-- ............         378            61,822,641.68            5.16
B ..............         487            81,925,948.64            6.83
C ..............         245            37,115,772.22            3.10
C-- ............          58             8,663,247.57            0.72
                       -----       ------------------          ------
 Total .........       6,761       $ 1,199,029,164.16          100.00%
                       =====       ==================          ======

                                     S-B-9

                              POOL 1 MORTGAGE LOANS

       CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1 MORTGAGE LOANS

                                                                                  PERCENTAGE OF
                                                                                MORTGAGE LOANS BY
                                                              AGGREGATE             AGGREGATE
         RANGE OF SCHEDULED               NUMBER OF           SCHEDULED             SCHEDULED
       PRINCIPAL BALANCES ($)          MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
       ----------------------         ----------------   -------------------   ------------------

      0.01 to  50,000.00 ..........            21         $     905,261.86             0.18%
 50,000.01 to 100,000.00 ..........           470            38,031,271.39             7.64
100,000.01 to 150,000.00 ..........           591            73,614,382.85            14.79
150,000.01 to 200,000.00 ..........           422            74,308,637.13            14.93
200,000.01 to 250,000.00 ..........           244            54,091,029.93            10.87
250,000.01 to 300,000.00 ..........           193            52,567,924.01            10.56
300,000.01 to 350,000.00 ..........           110            35,749,016.10             7.18
350,000.01 to 400,000.00 ..........           201            75,864,073.40            15.25
400,000.01 to 450,000.00 ..........           101            42,831,816.95             8.61
450,000.01 to 500,000.00 ..........            72            34,568,729.37             6.95
500,000.01 to 550,000.00 ..........            11             5,699,446.76             1.15
550,000.01 to 600,000.00 ..........            12             7,061,937.94             1.42
600,000.01 to 650,000.00 ..........             1               650,000.00             0.13
650,000.01 to 850,000.00 ..........             2             1,653,301.88             0.33
                                            -----         ----------------           ------
 Total ............................         2,451         $ 497,596,829.57           100.00%
                                            =====         ================           ======

     The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in
Pool 1 is approximately $203,018.

                   MORTGAGE RATES -- POOL 1 MORTGAGE LOANS(1)

                                                                        PERCENTAGE OF
                                                                      MORTGAGE LOANS BY
                                                    AGGREGATE             AGGREGATE
         RANGE OF               NUMBER OF           SCHEDULED             SCHEDULED
    MORTGAGE RATES (%)       MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
    ------------------      ----------------   -------------------   ------------------

0.000 to  5.500 .........             9         $   3,696,022.16             0.74%
5.501 to  6.000 .........            44            17,825,011.48             3.58
6.001 to  6.500 .........            61            25,135,562.62             5.05
6.501 to  7.000 .........           491           108,701,387.56            21.85
7.001 to  7.500 .........           969           179,410,352.76            36.06
7.501 to  8.000 .........           772           133,165,059.81            26.76
8.001 to  8.500 .........            36            10,827,288.23             2.18
8.501 to  9.000 .........            58            14,073,472.81             2.83
9.001 to  9.500 .........             6             2,511,968.21             0.50
9.501 to 10.000 .........             5             2,250,703.93             0.45
                                  -----         ----------------           ------
 Total ..................         2,451         $ 497,596,829.57           100.00%
                                  =====         ================           ======

     The weighted average Mortgage Rate for Mortgage Loans in Pool 1 is approximately 7.283%.

----------
(1)   Reflects the current Mortgage Rates for the Mortgage Loans.

                                     S-B-10

                       LOAN TYPE -- POOL 1 MORTGAGE LOANS

                                                                 PERCENTAGE OF
                                                               MORTGAGE LOANS BY
                                             AGGREGATE             AGGREGATE
                         NUMBER OF           SCHEDULED             SCHEDULED
     LOAN TYPE        MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
     ---------       ----------------   -------------------   ------------------

1/29 ARM .........             1         $     143,896.50             0.03%
2/28 ARM .........         2,283           465,478,828.75            93.55
3/27 ARM .........            87            15,214,447.46             3.06
5/25 ARM .........            80            16,759,656.86             3.37
                           -----         ----------------           ------
 Total ...........         2,451         $ 497,596,829.57           100.00%
                           =====         ================           ======

               ORIGINAL TERM TO MATURITY -- POOL 1 MORTGAGE LOANS

                                                                           PERCENTAGE OF
                                                                         MORTGAGE LOANS BY
                                                       AGGREGATE             AGGREGATE
 RANGE OF ORIGINAL TERMS TO        NUMBER OF           SCHEDULED             SCHEDULED
      MATURITY (MONTHS)         MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------   ----------------   -------------------   ------------------

360 ........................         2,451          $ 497,596,829.57            100.00%
                                     -----          ----------------            ------
 Total .....................         2,451          $ 497,596,829.57            100.00%
                                     =====          ================            ======

              REMAINING TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                          MORTGAGE LOANS BY
                                                        AGGREGATE             AGGREGATE
 RANGE OF REMAINING TERMS TO        NUMBER OF           SCHEDULED             SCHEDULED
      MATURITY (MONTHS)          MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------   ----------------   -------------------   ------------------

300 to 359 ..................         1,646         $  327,386,938.17           65.79%
360 .........................           805            170,209,891.40           34.21
                                      -----         -----------------          ------
 Total ......................         2,451         $  497,596,829.57          100.00%
                                      =====         =================          ======

     The weighted average remaining term to maturity for Mortgage Loans in Pool
1 is approximately 359 months.

             ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1 MORTGAGE LOANS

                                                                          PERCENTAGE OF
                                                                        MORTGAGE LOANS BY
                                                      AGGREGATE             AGGREGATE
     RANGE OF ORIGINAL            NUMBER OF           SCHEDULED             SCHEDULED
  LOAN-TO-VALUE RATIOS (%)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------   ----------------   -------------------   ------------------

10.001 to  20.000 .........             3         $     235,952.29             0.05%
20.001 to  30.000 .........            10             1,146,140.99             0.23
30.001 to  40.000 .........            12             1,516,717.94             0.30
40.001 to  50.000 .........            22             2,456,276.55             0.49
50.001 to  60.000 .........            76            14,367,948.73             2.89
60.001 to  70.000 .........           213            41,553,618.05             8.35
70.001 to  80.000 .........         1,646           329,420,524.32            66.20
80.001 to  90.000 .........           388            89,811,592.11            18.05
90.001 to 100.000 .........            81            17,088,058.59             3.43
                                    -----         ----------------           ------
 Total ....................         2,451         $ 497,596,829.57           100.00%
                                    =====         ================           ======

     The weighted average original loan-to-value ratio for Mortgage Loans in
Pool 1 is approximately 78.906%.

                                     S-B-11

                GEOGRAPHIC DISTRIBUTION -- POOL 1 MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                          MORTGAGE LOANS BY
                                                        AGGREGATE             AGGREGATE
                                    NUMBER OF           SCHEDULED             SCHEDULED
           LOCATION              MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
           --------             ----------------   -------------------   ------------------

California ..................           596         $  174,457,274.13           35.06%
Florida .....................           571            100,878,710.67           20.27
New York ....................           125             36,169,704.04            7.27
Texas .......................           208             23,404,831.44            4.70
New Jersey ..................            78             19,733,035.83            3.97
Washington ..................            79             15,673,201.56            3.15
Virginia ....................            62             13,972,234.53            2.81
Maryland ....................            58             11,846,244.61            2.38
Arizona .....................            63             10,042,727.34            2.02
Nevada ......................            44              9,583,138.92            1.93
Georgia .....................            57              8,719,241.53            1.75
Minnesota ...................            37              7,814,323.32            1.57
Connecticut .................            40              7,598,638.81            1.53
Massachusetts ...............            31              7,161,820.85            1.44
Michigan ....................            45              6,832,602.91            1.37
Ohio ........................            62              5,961,303.76            1.20
Oregon ......................            31              5,432,659.22            1.09
Missouri ....................            33              4,309,132.00            0.87
Illinois ....................            18              2,985,685.09            0.60
Indiana .....................            23              2,591,608.63            0.52
Tennessee ...................            21              2,263,649.27            0.45
Oklahoma ....................            21              2,129,833.28            0.43
Pennsylvania ................            21              2,144,737.44            0.43
North Carolina ..............            21              1,982,080.70            0.40
South Carolina ..............            15              2,009,730.63            0.40
Wisconsin ...................            19              1,887,256.56            0.38
Colorado ....................            11              1,655,257.90            0.33
Rhode Island ................             8              1,490,805.49            0.30
Kansas ......................            11              1,400,292.12            0.28
Montana .....................             5                696,079.65            0.14
All Other Locations .........            37              4,768,987.34            0.96
                                      -----         -----------------          ------
 Total ......................         2,451         $  497,596,829.57          100.00%
                                      =====         =================          ======

                     PROPERTY TYPE -- POOL 1 MORTGAGE LOANS

                                                                             PERCENTAGE OF
                                                                           MORTGAGE LOANS BY
                                                         AGGREGATE             AGGREGATE
                                     NUMBER OF           SCHEDULED             SCHEDULED
         PROPERTY TYPE            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
         -------------           ----------------   -------------------   ------------------

Single Family ................         2,150         $  435,356,442.11           87.49%
Two - to Four-Family .........           138             32,944,923.98            6.62
Condominium ..................           163             29,295,463.48            5.89
                                       -----         -----------------          ------
 Total .......................         2,451         $  497,596,829.57          100.00%
                                       =====         =================          ======

                                     S-B-12

                      LOAN PURPOSE -- POOL 1 MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                          MORTGAGE LOANS BY
                                                        AGGREGATE             AGGREGATE
                                    NUMBER OF           SCHEDULED             SCHEDULED
         LOAN PURPOSE            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
         ------------           ----------------   -------------------   ------------------

Cash Out Refinance ..........         1,287         $  272,635,943.99           54.79%
Purchase ....................         1,026            201,008,006.40           40.40
Rate/Term Refinance .........           138             23,952,879.18            4.81
                                      -----         -----------------          ------
 Total ......................         2,451         $  497,596,829.57          100.00%
                                      =====         =================          ======

                    OCCUPANCY STATUS -- POOL 1 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                     MORTGAGE LOANS BY
                                                   AGGREGATE             AGGREGATE
                               NUMBER OF           SCHEDULED             SCHEDULED
    OCCUPANCY STATUS        MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
    ----------------       ----------------   -------------------   ------------------

Owner Occupied .........         2,287         $  469,782,051.97           94.41%
Investment .............           164             27,814,777.60            5.59
                                 -----         -----------------          ------
 Total .................         2,451         $  497,596,829.57          100.00%
                                 =====         =================          ======

                   LOAN DOCUMENTATION -- POOL 1 MORTGAGE LOANS

                                                                                PERCENTAGE OF
                                                                              MORTGAGE LOANS BY
                                                            AGGREGATE             AGGREGATE
                                        NUMBER OF           SCHEDULED             SCHEDULED
        LOAN DOCUMENTATION           MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
        ------------------          ----------------   -------------------   ------------------

Stated Income ...................         1,089         $  237,105,872.21           47.65%
Full Documentation ..............           928            179,907,100.33           36.16
Full Documentation Plus .........           400             70,760,326.07           14.22
Limited Documentation ...........            34              9,823,530.96            1.97
                                          -----         -----------------          ------
 Total ..........................         2,451         $  497,596,829.57          100.00%
                                          =====         =================          ======

   ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                               MORTGAGE LOANS BY
                                                             AGGREGATE             AGGREGATE
 ORIGINAL PREPAYMENT PREMIUM TERM        NUMBER OF           SCHEDULED             SCHEDULED
         (YEARS IN EFFECT)            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------   ----------------   -------------------   ------------------

No Prepayment Premium ............           579         $  121,026,441.24           24.32%
1 ................................            30              8,349,578.93            1.68
2 ................................         1,724            346,369,463.01           69.61
3 ................................           118             21,851,346.39            4.39
                                           -----         -----------------          ------
 Total ...........................         2,451         $  497,596,829.57          100.00%
                                           =====         =================          ======

                                     S-B-13

          CREDIT SCORES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                   PERCENTAGE OF
                                                                  MORTGAGE LOANS
                                               AGGREGATE           BY AGGREGATE
      RANGE OF             NUMBER OF           SCHEDULED             SCHEDULED
    CREDIT SCORES       MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
    -------------      ----------------   -------------------   ------------------

  0 to 450 .........            14         $   2,421,482.26             0.49%
451 to 500 .........             6             1,150,869.58             0.23
501 to 550 .........           427            89,777,114.90            18.04
551 to 600 .........           722           140,174,303.24            28.17
601 to 650 .........           819           163,603,907.90            32.88
651 to 700 .........           344            73,652,028.67            14.80
701 to 750 .........            97            22,376,569.95             4.50
751 to 800 .........            21             4,305,757.11             0.87
801 to 850 .........             1               134,795.96             0.03
                             -----         ----------------           ------
 Total .............         2,451         $ 497,596,829.57           100.00%
                             =====         ================           ======

     The weighted average credit score for Mortgage Loans in Pool 1 is approximately 607.

          GROSS MARGINS OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                                PERCENTAGE OF
                                                                              MORTGAGE LOANS BY
                                                            AGGREGATE             AGGREGATE
                                        NUMBER OF           SCHEDULED             SCHEDULED
 RANGE OF GROSS MARGIN RATES (%)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------------   ----------------   -------------------   ------------------

4.501 to 5.000 ..................             1         $     234,500.00             0.05%
5.001 to 5.500 ..................         1,905           386,170,179.08            77.61
5.501 to 6.000 ..................           268            55,450,470.40            11.14
6.001 to 6.500 ..................           242            49,236,737.84             9.89
6.501 to 7.000 ..................            34             6,382,724.14             1.28
7.501 to 8.000 ..................             1               122,218.11             0.02
                                          -----         ----------------           ------
 Total ..........................         2,451         $ 497,596,829.57           100.00%
                                          =====         ================           ======

     The weighted average Gross Margin for Mortgage Loans in Pool 1 is approximately 5.637%.

          MAXIMUM RATES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                     AGGREGATE           BY AGGREGATE
         RANGE OF                NUMBER OF           SCHEDULED             SCHEDULED
     MAXIMUM RATES (%)        MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
     -----------------       ----------------   -------------------   ------------------

10.501 to 11.000 .........             7         $   2,956,766.98             0.59%
11.001 to 11.500 .........            12             5,146,256.20             1.03
11.501 to 12.000 .........            58            19,919,136.77             4.00
12.001 to 12.500 .........            90            28,711,583.50             5.77
12.501 to 13.000 .........           487           105,926,003.94            21.29
13.001 to 13.500 .........           937           174,384,097.84            35.05
13.501 to 14.000 .........           755           130,889,551.16            26.30
14.001 to 14.500 .........            36            10,827,288.23             2.18
14.501 to 15.000 .........            58            14,073,472.81             2.83
15.001 to 15.500 .........             6             2,511,968.21             0.50
15.501 to 16.000 .........             5             2,250,703.93             0.45
                                   -----         ----------------           ------
 Total ...................         2,451         $ 497,596,829.57           100.00%
                                   =====         ================           ======

     The weighted average Maximum Rate for Mortgage Loans in Pool 1 is approximately 13.250%.

                                     S-B-14

          MINIMUM RATES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                        PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                                    AGGREGATE           BY AGGREGATE
         RANGE OF               NUMBER OF           SCHEDULED             SCHEDULED
    MINIMUM RATES (%)        MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
    -----------------        ----------------   -------------------   ------------------

5.001 to  5.500 .........             9         $   3,696,022.16             0.74%
5.501 to  6.000 .........            44            17,825,011.48             3.58
6.001 to  6.500 .........            61            25,135,562.62             5.05
6.501 to  7.000 .........           491           108,701,387.56            21.85
7.001 to  7.500 .........           969           179,410,352.76            36.06
7.501 to  8.000 .........           772           133,165,059.81            26.76
8.001 to  8.500 .........            36            10,827,288.23             2.18
8.501 to  9.000 .........            58            14,073,472.81             2.83
9.001 to  9.500 .........             6             2,511,968.21             0.50
9.501 to 10.000 .........             5             2,250,703.93             0.45
                                  -----         ----------------           ------
 Total ..................         2,451         $ 497,596,829.57           100.00%
                                  =====         ================           ======

     The weighted average Minimum Rate for Mortgage Loans in Pool 1 is approximately 7.283%.

    NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                          PERCENTAGE OF
                                                                         MORTGAGE LOANS
                                                      AGGREGATE           BY AGGREGATE
                                  NUMBER OF           SCHEDULED             SCHEDULED
 NEXT RATE ADJUSTMENT DATE     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------   ----------------   -------------------   ------------------

January 2006 ..............             1         $     143,896.50             0.03%
May 2006 ..................             1               231,191.42             0.05
July 2006 .................             1               211,572.62             0.04
August 2006 ...............             3               428,200.18             0.09
November 2006 .............            11             2,948,435.59             0.59
December 2006 .............           607           117,442,386.24            23.60
January 2007 ..............           902           183,102,058.30            36.80
February 2007 .............           612           131,549,514.40            26.44
March 2007 ................           146            29,565,470.00             5.94
December 2007 .............            32             5,789,786.54             1.16
January 2008 ..............            29             4,960,439.92             1.00
February 2008 .............            18             2,780,740.00             0.56
March 2008 ................             8             1,683,481.00             0.34
September 2009 ............             1               122,730.59             0.02
December 2009 .............            22             4,801,544.25             0.96
January 2010 ..............            36             7,204,696.02             1.45
February 2010 .............            19             4,474,486.00             0.90
March 2010 ................             2               156,200.00             0.03
                                    -----         ----------------           ------
 Total ....................         2,451         $ 497,596,829.57           100.00%
                                    =====         ================           ======

                                     S-B-15

           INITIAL CAPS OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                PERCENTAGE OF
                                                               MORTGAGE LOANS
                                            AGGREGATE           BY AGGREGATE
                        NUMBER OF           SCHEDULED             SCHEDULED
 INITIAL CAP (%)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------   ----------------   -------------------   ------------------

1.000 ...........             1         $      96,000.00             0.02%
3.000 ...........         2,371           480,837,172.71            96.63
5.000 ...........            79            16,663,656.86             3.35
                          -----         ----------------           ------
 Total ..........         2,451         $ 497,596,829.57           100.00%
                          =====         ================           ======

     The weighted average of the Initial Caps of the Mortgage Loans in Pool 1 is
approximately 3.067%.

           PERIODIC CAP OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                 PERCENTAGE OF
                                                                MORTGAGE LOANS
                                             AGGREGATE           BY AGGREGATE
                         NUMBER OF           SCHEDULED             SCHEDULED
 PERIODIC CAP (%)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------   ----------------   -------------------   ------------------

1.000 ............         2,451         $ 497,596,829.57            100.00%
                           -----         ----------------            ------
 Total ...........         2,451         $ 497,596,829.57            100.00%
                           =====         ================            ======

     The weighted average of the Periodic Cap of the Mortgage Loans in Pool 1 is
approximately 1.000%.

          CREDIT GRADES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                               PERCENTAGE OF
                                                              MORTGAGE LOANS
                                           AGGREGATE           BY AGGREGATE
                       NUMBER OF           SCHEDULED             SCHEDULED
  CREDIT GRADE      MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
  ------------     ----------------   -------------------   ------------------

A+ .............         1,838         $  371,246,099.19           74.61%
A ..............           279             59,322,071.50           11.92
A-- ............           133             26,112,155.16            5.25
B ..............           165             33,912,993.59            6.82
C ..............            36              7,003,510.13            1.41
                         -----         -----------------          ------
 Total .........         2,451         $  497,596,829.57          100.00%
                         =====         =================          ======

                                     S-B-16

                              POOL 2 MORTGAGE LOANS

       CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                               MORTGAGE LOANS BY
                                                             AGGREGATE             AGGREGATE
        RANGE OF SCHEDULED               NUMBER OF           SCHEDULED             SCHEDULED
      PRINCIPAL BALANCES ($)          MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ----------------------         ----------------   -------------------   ------------------

      0.01 to  50,000.00 .........           105         $   4,614,478.94             0.66%
 50,000.01 to 100,000.00 .........         1,001            77,185,059.67            11.00
100,000.01 to 150,000.00 .........         1,109           138,863,498.70            19.80
150,000.01 to 200,000.00 .........           842           146,178,420.64            20.84
200,000.01 to 250,000.00 .........           564           126,087,897.94            17.98
250,000.01 to 300,000.00 .........           384           105,592,163.47            15.05
300,000.01 to 350,000.00 .........           230            74,247,654.17            10.59
350,000.01 to 400,000.00 .........            59            21,326,933.86             3.04
400,000.01 to 450,000.00 .........             8             3,332,941.81             0.48
450,000.01 to 500,000.00 .........             5             2,467,285.39             0.35
500,000.01 to 550,000.00 .........             3             1,536,000.00             0.22
                                           -----         ----------------           ------
 Total ...........................         4,310         $ 701,432,334.59           100.00%
                                           =====         ================           ======

     The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in
Pool 2 is approximately $162,745.

                   MORTGAGE RATES -- POOL 2 MORTGAGE LOANS(1)

                                                                         PERCENTAGE OF
                                                                       MORTGAGE LOANS BY
                                                     AGGREGATE             AGGREGATE
         RANGE OF                NUMBER OF           SCHEDULED             SCHEDULED
    MORTGAGE RATES (%)        MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
    -----------------        ----------------   -------------------   ------------------

 0.000 to  5.500 .........            96         $  20,705,389.78             2.95%
 5.501 to  6.000 .........           553           109,453,801.10            15.60
 6.001 to  6.500 .........           857           162,160,720.98            23.12
 6.501 to  7.000 .........           685           123,791,917.56            17.65
 7.501 to  8.000 .........           252            40,044,563.06             5.71
 8.001 to  8.500 .........           575            88,185,026.33            12.57
 8.501 to  9.000 .........           549            72,908,366.04            10.39
 9.001 to  9.500 .........           303            38,257,956.24             5.45
 9.501 to 10.000 .........           223            23,635,569.16             3.37
10.001 to 10.500 .........           109            11,085,342.37             1.58
10.501 to 11.000 .........            61             7,024,545.74             1.00
11.001 to 11.500 .........            21             2,075,637.52             0.30
11.501 to 12.000 .........            10               748,226.56             0.11
12.001 to 12.500 .........            12             1,052,460.43             0.15
12.501 to 13.000 .........             3               261,418.59             0.04
14.001 to 14.500 .........             1                41,393.13             0.01
                                   -----         ----------------           ------
 Total ...................         4,310         $ 701,432,334.59           100.00%
                                   =====         ================           ======

     The weighted average Mortgage Rate for Mortgage Loans in Pool 2 is approximately 7.283%.

----------

(1) Reflects the current Mortgage Rates for the Mortgage Loans.

                                     S-B-17

                       LOAN TYPE -- POOL 2 MORTGAGE LOANS

                                                                 PERCENTAGE OF
                                                               MORTGAGE LOANS BY
                                             AGGREGATE             AGGREGATE
                         NUMBER OF           SCHEDULED             SCHEDULED
     LOAN TYPE        MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
     ---------       ----------------   -------------------   ------------------

2/28 ARM .........         4,026         $  654,938,388.60           93.37%
3/27 ARM .........           131             21,222,532.88            3.03
5/25 ARM .........           153             25,271,413.11            3.60
                           -----         -----------------          ------
 Total ...........         4,310         $  701,432,334.59          100.00%
                           =====         =================          ======

               ORIGINAL TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS

                                                                        PERCENTAGE OF
                                                                      MORTGAGE LOANS BY
                                                    AGGREGATE             AGGREGATE
 RANGE OF ORIGINAL TERMS        NUMBER OF           SCHEDULED             SCHEDULED
   TO MATURITY (MONTHS)      MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------   ----------------   -------------------   ------------------

180 to 239 ..............             1         $      50,060.42             0.01%
360 .....................         4,309           701,382,274.17            99.99
                                  -----         ----------------           ------
 Total ..................         4,310         $ 701,432,334.59           100.00%
                                  =====         ================           ======

              REMAINING TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                       MORTGAGE LOANS BY
                                                     AGGREGATE             AGGREGATE
 RANGE OF REMAINING TERMS        NUMBER OF           SCHEDULED             SCHEDULED
   TO MATURITY (MONTHS)       MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------   ----------------   -------------------   ------------------

0 to 179 .................             1         $      50,060.42             0.01%
300 to 359 ...............         2,862           472,341,322.68            67.34
360 ......................         1,447           229,040,951.49            32.65
                                   -----         ----------------           ------
 Total ...................         4,310         $ 701,432,334.59           100.00%
                                   =====         ================           ======

     The weighted average remaining term to maturity for Mortgage Loans in Pool
2 is approximately 359 months.

             ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2 MORTGAGE LOANS

                                                                          PERCENTAGE OF
                                                                        MORTGAGE LOANS BY
                                                      AGGREGATE             AGGREGATE
     RANGE OF ORIGINAL            NUMBER OF           SCHEDULED             SCHEDULED
  LOAN-TO-VALUE RATIOS (%)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------   ----------------   -------------------   ------------------

 0.001 to  10.000 .........             1         $      34,582.23             0.00%
10.001 to  20.000 .........             5               369,862.62             0.05
20.001 to  30.000 .........            16             1,311,181.13             0.19
30.001 to  40.000 .........            32             3,755,060.56             0.54
40.001 to  50.000 .........            73            10,539,741.46             1.50
50.001 to  60.000 .........           143            21,973,425.53             3.13
60.001 to  70.000 .........           497            82,186,331.54            11.72
70.001 to  80.000 .........         2,582           440,904,753.28            62.86
80.001 to  90.000 .........           620            93,526,883.66            13.33
90.001 to 100.000 .........           341            46,830,512.58             6.68
                                    -----         ----------------           ------
 Total ....................         4,310         $ 701,432,334.59           100.00%
                                    =====         ================           ======

     The weighted average original loan-to-value ratio for Mortgage Loans in
Pool 2 is approximately 78.067%.

                                     S-B-18

                GEOGRAPHIC DISTRIBUTION -- POOL 2 MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                          MORTGAGE LOANS BY
                                                        AGGREGATE             AGGREGATE
                                    NUMBER OF           SCHEDULED             SCHEDULED
           LOCATION              MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
           --------             ----------------   -------------------   ------------------

California ..................           861         $  198,401,788.29           28.29%
Florida .....................           901            141,805,967.09           20.22
Texas .......................           479             51,251,266.14            7.31
New York ....................           177             41,235,463.77            5.88
Washington ..................           170             29,510,582.85            4.21
New Jersey ..................           102             20,724,869.38            2.95
Nevada ......................            98             18,385,932.19            2.62
Maryland ....................            85             16,339,853.19            2.33
Virginia ....................           108             16,013,753.56            2.28
Arizona .....................            95             13,559,476.74            1.93
Ohio ........................           131             13,467,093.16            1.92
Minnesota ...................            84             13,069,366.43            1.86
Michigan ....................           122             12,974,341.48            1.85
Massachusetts ...............            58             11,897,024.10            1.70
Oregon ......................            76             10,982,799.36            1.57
Georgia .....................            80             10,725,771.83            1.53
Connecticut .................            56              9,115,450.70            1.30
Colorado ....................            40              6,753,216.13            0.96
Pennsylvania ................            58              6,261,623.18            0.89
North Carolina ..............            53              6,117,320.29            0.87
Illinois ....................            49              5,739,732.88            0.82
Wisconsin ...................            57              5,635,792.68            0.80
Oklahoma ....................            48              4,929,697.90            0.70
Tennessee ...................            58              4,920,116.37            0.70
Missouri ....................            51              4,723,134.68            0.67
Rhode Island ................            20              4,003,155.51            0.57
South Carolina ..............            27              3,164,140.50            0.45
Indiana .....................            38              3,079,498.52            0.44
Hawaii ......................             8              2,779,179.50            0.40
Louisiana ...................            20              2,503,503.64            0.36
All Other Locations .........           100             11,361,422.55            1.62
                                      -----         -----------------          ------
 Total ......................         4,310         $  701,432,334.59          100.00%
                                      =====         =================          ======

                     PROPERTY TYPE -- POOL 2 MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                          MORTGAGE LOANS BY
                                                        AGGREGATE             AGGREGATE
                                    NUMBER OF           SCHEDULED             SCHEDULED
        PROPERTY TYPE            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
        -------------           ----------------   -------------------   ------------------

Two- to Four-Family .........           218         $  47,060,547.70             6.71%
Condominium .................           232            33,636,979.66             4.80
Single Family ...............         3,860           620,734,807.23            88.50
                                      -----         ----------------           ------
 Total ......................         4,310         $ 701,432,334.59           100.00%
                                      =====         ================           ======

                                     S-B-19

                      LOAN PURPOSE -- POOL 2 MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                          MORTGAGE LOANS BY
                                                        AGGREGATE             AGGREGATE
                                    NUMBER OF           SCHEDULED             SCHEDULED
         LOAN PURPOSE            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
         ------------           ----------------   -------------------   ------------------

Cash Out Refinance ..........         2,380         $  394,199,413.63           56.20%
Purchase ....................         1,579            257,072,660.67           36.65
Rate/Term Refinance .........           351             50,160,260.29            7.15
                                      -----         -----------------          ------
 Total ......................         4,310         $  701,432,334.59          100.00%
                                      =====         =================          ======

                    OCCUPANCY STATUS -- POOL 2 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                     MORTGAGE LOANS BY
                                                   AGGREGATE             AGGREGATE
                               NUMBER OF           SCHEDULED             SCHEDULED
    OCCUPANCY STATUS        MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
    ----------------        ----------------   -------------------   ------------------

Owner Occupied .........         4,077         $  672,948,984.58           95.94%
Investment .............           233             28,483,350.01            4.06
                                 -----         -----------------          ------
 Total .................         4,310         $  701,432,334.59          100.00%
                                 =====         =================          ======

                   LOAN DOCUMENTATION -- POOL 2 MORTGAGE LOANS

                                                                                PERCENTAGE OF
                                                                              MORTGAGE LOANS BY
                                                            AGGREGATE             AGGREGATE
                                        NUMBER OF           SCHEDULED             SCHEDULED
        LOAN DOCUMENTATION           MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
        ------------------          ----------------   -------------------   ------------------

Full Documentation ..............         2,012         $  325,247,832.14           46.37%
Stated Income ...................         1,390            238,094,230.30           33.94
Full Documentation Plus .........           868            130,003,533.42           18.53
Limited Documentation ...........            40              8,086,738.73            1.15
                                          -----         -----------------          ------
 Total ..........................         4,310         $  701,432,334.59          100.00%
                                          =====         =================          ======

   ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                               MORTGAGE LOANS BY
                                                             AGGREGATE             AGGREGATE
 ORIGINAL PREPAYMENT PREMIUM TERM        NUMBER OF           SCHEDULED             SCHEDULED
         (YEARS IN EFFECT)            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------   ----------------   -------------------   ------------------

No Prepayment Premium ............           995         $  154,409,492.07           22.01%
1 ................................            51             10,371,668.30            1.48
2 ................................         3,052            502,388,825.31           71.62
3 ................................           212             34,262,348.91            4.88
                                           -----         -----------------          ------
 Total ...........................         4,310         $  701,432,334.59          100.00%
                                           =====         =================          ======

                                     S-B-20

          CREDIT SCORES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                    PERCENTAGE OF
                                               AGGREGATE          MORTGAGE LOANS BY
      RANGE OF             NUMBER OF           SCHEDULED         AGGREGATE SCHEDULED
    CREDIT SCORES       MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
    -------------      ----------------   -------------------   --------------------

  0 to 450 .........            25         $   3,865,786.55              0.55%
451 to 500 .........            16             2,267,308.92              0.32
501 to 550 .........         1,017           147,071,413.23             20.97
551 to 600 .........         1,257           194,654,120.53             27.75
601 to 650 .........         1,251           211,034,934.46             30.09
651 to 700 .........           568           108,059,863.78             15.41
701 to 750 .........           125            24,859,904.58              3.54
751 to 800 .........            48             9,160,659.03              1.31
801 to 850 .........             3               458,343.51              0.07
                             -----         ----------------            ------
   Total ...........         4,310         $ 701,432,334.59            100.00%
                             =====         ================            ======

     The weighted average credit score for Mortgage Loans in Pool 2 is approximately 603.

          GROSS MARGINS OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                        PERCENTAGE OF
                                                   AGGREGATE          MORTGAGE LOANS BY
     RANGE OF GROSS            NUMBER OF           SCHEDULED         AGGREGATE SCHEDULED
    MARGIN RATES (%)        MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
    ----------------       ----------------   -------------------   --------------------

4.501 to 5.000 .........             1         $     319,500.00              0.05%
5.001 to 5.500 .........         3,142           522,981,673.05             74.56
5.501 to 6.000 .........           410            65,388,035.55              9.32
6.001 to 6.500 .........           492            74,409,650.32             10.61
6.501 to 7.000 .........           264            38,188,844.92              5.44
8.501 to 9.000 .........             1               144,630.75              0.02
                                 -----         ----------------            ------
   Total ...............         4,310         $ 701,432,334.59            100.00%
                                 =====         ================            ======

     The weighted average Gross Margin for Mortgage Loans in Pool 2 is approximately 5.684%.

          MAXIMUM RATES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                          PERCENTAGE OF
                                                     AGGREGATE          MORTGAGE LOANS BY
         RANGE OF                NUMBER OF           SCHEDULED         AGGREGATE SCHEDULED
     MAXIMUM RATES (%)        MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
     -----------------       ----------------   -------------------   --------------------

10.501 to 11.000 .........            21         $   4,289,156.48              0.61%
11.001 to 11.500 .........           149            30,156,097.69              4.30
11.501 to 12.000 .........           569           111,970,250.53             15.96
12.001 to 12.500 .........           805           153,020,413.07             21.82
12.501 to 13.000 .........           651           117,294,766.04             16.72
13.001 to 13.500 .........            13             1,526,256.38              0.22
13.501 to 14.000 .........           261            40,845,425.36              5.82
14.001 to 14.500 .........           571            87,523,913.31             12.48
14.501 to 15.000 .........           538            71,615,021.34             10.21
15.001 to 15.500 .........           294            37,392,812.88              5.33
15.501 to 16.000 .........           222            23,678,797.17              3.38
16.001 to 16.500 .........           109            11,085,342.37              1.58
16.501 to 17.000 .........            60             6,854,945.74              0.98
17.001 to 17.500 .........            21             2,075,637.52              0.30
17.501 to 18.000 .........            10               748,226.56              0.11
18.001 to 18.500 .........            12             1,052,460.43              0.15
18.501 to 19.000 .........             3               261,418.59              0.04
20.001 to 20.500 .........             1                41,393.13              0.01
                                   -----         ----------------            ------
   Total .................         4,310         $ 701,432,334.59            100.00%
                                   =====         ================            ======

     The weighted average Maximum Rate for Mortgage Loans in Pool 2 is approximately 13.247%.

                                     S-B-21

          MINIMUM RATES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                          PERCENTAGE OF
                                                     AGGREGATE          MORTGAGE LOANS BY
         RANGE OF                NUMBER OF           SCHEDULED         AGGREGATE SCHEDULED
     MINIMUM RATES (%)        MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
     ----------------        ----------------   -------------------   --------------------

 5.001 to  5.500 .........            96         $  20,705,389.78              2.95%
 5.501 to  6.000 .........           553           109,453,801.10             15.60
 6.001 to  6.500 .........           858           162,471,120.98             23.16
 6.501 to  7.000 .........           684           123,481,517.56             17.60
 7.501 to  8.000 .........           252            40,044,563.06              5.71
 8.001 to  8.500 .........           575            88,185,026.33             12.57
 8.501 to  9.000 .........           549            72,908,366.04             10.39
 9.001 to  9.500 .........           303            38,257,956.24              5.45
 9.501 to 10.000 .........           223            23,635,569.16              3.37
10.001 to 10.500 .........           109            11,085,342.37              1.58
10.501 to 11.000 .........            61             7,024,545.74              1.00
11.001 to 11.500 .........            21             2,075,637.52              0.30
11.501 to 12.000 .........            10               748,226.56              0.11
12.001 to 12.500 .........            12             1,052,460.43              0.15
12.501 to 13.000 .........             3               261,418.59              0.04
14.001 to 14.500 .........             1                41,393.13              0.01
                                   -----         ----------------            ------
   Total .................         4,310         $ 701,432,334.59            100.00%
                                   =====         ================            ======

     The weighted average Minimum Rate for Mortgage Loans in Pool 2 is approximately 7.283%.

    NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                           PERCENTAGE OF
                                                      AGGREGATE          MORTGAGE LOANS BY
                                  NUMBER OF           SCHEDULED         AGGREGATE SCHEDULED
 NEXT RATE ADJUSTMENT DATE     MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------------------   ----------------   -------------------   --------------------

June 2006 .................             1         $      75,026.34              0.01%
July 2006 .................             1                99,651.37              0.01
August 2006 ...............             1                45,436.52              0.01
September 2006 ............             6               915,243.38              0.13
October 2006 ..............             6               457,146.19              0.07
November 2006 .............            21             4,112,877.98              0.59
December 2006 .............         1,154           193,597,053.43             27.60
January 2007 ..............         1,479           241,076,983.90             34.37
February 2007 .............         1,109           176,694,019.09             25.19
March 2007 ................           248            37,864,950.40              5.40
November 2007 .............             1               191,652.24              0.03
December 2007 .............            35             5,422,312.57              0.77
January 2008 ..............            57             9,895,837.07              1.41
February 2008 .............            30             4,442,191.00              0.63
March 2008 ................             8             1,270,540.00              0.18
December 2009 .............            43             7,072,733.08              1.01
January 2010 ..............            59             9,739,829.03              1.39
February 2010 .............            40             6,643,451.00              0.95
March 2010 ................            11             1,815,400.00              0.26
                                    -----         ----------------            ------
   Total ..................         4,310         $ 701,432,334.59            100.00%
                                    =====         ================            ======

                                     S-B-22

           INITIAL CAPS OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                             AGGREGATE          MORTGAGE LOANS BY
                         NUMBER OF           SCHEDULED         AGGREGATE SCHEDULED
  INITIAL CAP (%)     MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
  --------------     ----------------   -------------------   --------------------

1.000 ............             3         $     577,800.00              0.08%
3.000 ............         4,157           676,160,921.48             96.40
5.000 ............           150            24,693,613.11              3.52
                           -----         ----------------            ------
   Total .........         4,310         $ 701,432,334.59            100.00%
                           =====         ================            ======

     The weighted average of the Initial Caps of the Mortgage Loans in Pool 2 is
approximately 3.069%.

           PERIODIC CAP OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                             AGGREGATE          MORTGAGE LOANS BY
                         NUMBER OF           SCHEDULED         AGGREGATE SCHEDULED
 PERIODIC CAP (%)     MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
-----------------    ----------------   -------------------   --------------------

1.000 ............         4,310         $ 701,432,334.59           100.00%
                           -----         ----------------           ------
   Total .........         4,310         $ 701,432,334.59           100.00%
                           =====         ================           ======

     The weighted average of the Periodic Cap of the Mortgage Loans in Pool 2 is
approximately 1.000%.

          CREDIT GRADES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                             AGGREGATE          MORTGAGE LOANS BY
                         NUMBER OF           SCHEDULED         AGGREGATE SCHEDULED
   CREDIT GRADE       MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
   ------------      ----------------   -------------------   --------------------

A+ ...............         3,025         $  503,990,510.59            71.85%
A ................           451             74,942,872.77            10.68
A-- ..............           245             35,710,486.52             5.09
B ................           322             48,012,955.05             6.84
C ................           209             30,112,262.09             4.29
C-- ..............            58              8,663,247.57             1.24
                           -----         -----------------           ------
   Total .........         4,310         $  701,432,334.59           100.00%
                           =====         =================           ======

                                     S-B-23

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
THE SECURITIES

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

o No market will exist for the securities of any series before they are issued.
In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o    mortgage loans secured by senior or junior liens on one- to four-family residential properties;

     o    closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

     o    home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

     o    installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

     o    mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie
          Mac or Fannie Mae; and

     o    private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                 APRIL 26, 2004

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

     o    the principal amount, interest rate and authorized denominations of each class of securities;

     o    information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

     o    information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

     o    the terms of any credit enhancement with respect to particular classes of the securities;

     o    information concerning other trust fund assets, including any reserve fund;

     o    the final scheduled distribution date for each class of securities;

     o    the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     o    information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     o    particulars of the plan of distribution for the securities.

                                       2

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms beginning on page 127 where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383
Madison Avenue, New York, New York, 10179 and our telephone number is (212)
272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference"
beginning on page 124 of this prospectus.

                                       3

                                  RISK FACTORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................      No market will exist for the
                                            securities before they are issued.
                                            In addition, we cannot give you any
                                            assurance that a resale market will
                                            develop following the issuance and
                                            sale of any series of the
                                            securities. Even if a resale market
                                            does develop, you may not be able to
                                            sell your securities when you wish
                                            or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................      The securities of each series will
                                            be payable solely from the assets of
                                            the related trust fund, including
                                            any applicable credit enhancement,
                                            and will not have a claim against
                                            the assets of any other trust. In
                                            the case of securities that are in
                                            the form of notes, the related
                                            indenture will require that
                                            noteholders proceed only against the
                                            assets of the related trust fund. We
                                            cannot give you any assurance that
                                            the market value of the assets in
                                            any trust fund will be equal to or
                                            greater than the total principal
                                            amount of the related securities
                                            then outstanding, plus accrued
                                            interest. Moreover, if the assets of
                                            a trust fund are ever sold, the sale
                                            proceeds will be applied first to
                                            reimburse any related trustee,
                                            servicer and credit enhancement
                                            provider for their unpaid fees and
                                            expenses before any remaining
                                            amounts are distributed to
                                            securityholders.

                                            In addition, at the times specified
                                            in the related prospectus
                                            supplement, assets of the trust fund
                                            and the related security accounts
                                            may be released to the depositor,
                                            the servicer, the credit enhancement
                                            provider or other persons, if

                                                    o    all payments then due
                                                         on the related
                                                         securities have been
                                                         made, and

                                                    o    any other payments
                                                         specified in the
                                                         related prospectus
                                                         supplement have been
                                                         made.

                                            Once  released,  such assets will no
                                            longer be available to make payments
                                            to securityholders.

                                            You will have no recourse  against
                                            the  depositor  or any other person
                                            if any required  distribution on the
                                            securities is not

                                        4

                                            made or for any other default. The
                                            only obligations of the depositor
                                            with respect to a trust fund or the
                                            related securities would result from
                                            a breach of the representations and
                                            warranties that the depositor may
                                            make concerning the trust assets.
                                            However, because of the depositor's
                                            very limited assets, even if the
                                            depositor should be required to
                                            repurchase a loan from a particular
                                            trust fund because of the breach of
                                            a representation or warranty, its
                                            sole source of funds for the
                                            repurchase would be:

                                                    o    funds obtained from
                                                         enforcing any similar
                                                         obligation of the
                                                         originator of the
                                                         loan, or

                                                    o    monies from any
                                                         reserve fund
                                                         established to pay
                                                         for loan repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS......................      Although credit enhancement is
                                            intended to reduce the effect of
                                            delinquent payments or loan losses
                                            on particular classes of securities,
                                            the amount of any credit enhancement
                                            is subject to the limits described
                                            in the related prospectus
                                            supplement. In addition, the amount
                                            of credit enhancement may decline or
                                            be depleted before the related
                                            securities are paid in full. As a
                                            result, securityholders may suffer
                                            losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR SECURITIES      You may be unable to reinvest the
                                            principal payments on your
                                            securities at a rate of return equal
                                            to the rate on your securities. The
                                            timing of principal payments on the
                                            securities of a series will be
                                            affected by a number of factors,
                                            including the following:

                                                    o    the extent of
                                                         prepayments on the
                                                         underlying loans in
                                                         the trust fund or, if
                                                         the trust fund
                                                         contains underlying
                                                         securities, on the
                                                         loans backing the
                                                         underlying
                                                         securities;

                                                    o    how payments of
                                                         principal are
                                                         allocated among the
                                                         classes of securities
                                                         of that series as
                                                         specified in the
                                                         related prospectus
                                                         supplement;

                                                    o    if any party has an
                                                         option to terminate
                                                         the related trust
                                                         early, the effect of
                                                         the exercise of the
                                                         option;

                                                    o    the rate and timing
                                                         of defaults and
                                                         losses on the assets
                                                         in the related trust
                                                         fund;

                                        5

                                                    o    repurchases of assets
                                                         in the related trust
                                                         fund as a result of
                                                         material breaches of
                                                         representations and
                                                         warranties made by
                                                         the depositor or a
                                                         seller; and

                                                    o    in the case of a
                                                         trust fund that
                                                         contains revolving
                                                         credit line loans,
                                                         any provisions for
                                                         non-amortization,
                                                         early amortization or
                                                         scheduled
                                                         amortization periods
                                                         described in the
                                                         related prospectus
                                                         supplement.

                                            All the above factors may affect the
                                            yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................      Interest payable on the securities
                                            on any given distribution date will
                                            include all interest accrued during
                                            the related interest accrual period.
                                            Each prospectus supplement will
                                            specify the interest accrual period
                                            for the related securities. If
                                            interest accrues during the calendar
                                            month before the related
                                            distribution date, your effective
                                            yield will be less than it would be
                                            if the interest accrual period ended
                                            the day before the distribution
                                            date. As a result, your effective
                                            yield at par may be less than the
                                            indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............      Certain underlying loans may not be
                                            fully amortizing over their terms to
                                            maturity and may require a
                                            substantial principal payment (a
                                            "balloon" payment) at their stated
                                            maturity. Loans of this type involve
                                            greater risk than fully amortizing
                                            loans since the borrower generally
                                            must be able to refinance the loan
                                            or sell the related property prior
                                            to the loan's maturity date. The
                                            borrower's ability to do so will
                                            depend on such factors as the level
                                            of available mortgage rates at the
                                            time of sale or refinancing, the
                                            relative strength of the local
                                            housing market, the borrower's
                                            equity in the property, the
                                            borrower's general financial
                                            condition and tax laws.

ADJUSTABLE RATE LOANS MAY BE
UNDERWRITTEN TO LESS STRINGENT
STANDARDS THAN FIXED RATE LOANS.......      A trust fund may include adjustable
                                            rate loans that were underwritten on
                                            the assumption that the borrowers
                                            would be able to make higher monthly
                                            payments in a relatively short
                                            period of time. In fact, however,
                                            the borrowers' income may not be
                                            sufficient to meet their loan
                                            payments as payment amounts
                                            increase, thus increasing the risk
                                            of default.

                                        6

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS........      If the mortgage or home equity loans
                                            in a trust fund are primarily in a
                                            junior lien position, any proceeds
                                            from liquidations, insurance
                                            recoveries or condemnations must be
                                            used first to satisfy the claims of
                                            the related senior lien loans (and
                                            related foreclosure expenses) before
                                            being available to satisfy the
                                            junior lien loans. In addition, a
                                            junior mortgage lender may only
                                            foreclose subject to the related
                                            senior mortgage. As a result, the
                                            junior mortgage lender must either
                                            pay the related senior mortgage
                                            lender in full, at or before the
                                            foreclosure sale, or agree to make
                                            the regular payments on the senior
                                            mortgage. The trust will not have a
                                            source of funds to satisfy any
                                            senior mortgages or to continue
                                            making payments on them. As a
                                            result, the trust's ability, as a
                                            practical matter, to foreclose on
                                            any junior mortgage loan will be
                                            quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS........................      The following factors, among others,
                                            could adversely affect property
                                            values in such a way that the
                                            outstanding balance of the related
                                            loans, together with any senior
                                            financing on the same properties,
                                            would equal or exceed those values:

                                                    o    an overall decline in
                                                         the residential real
                                                         estate markets where
                                                         the properties are
                                                         located;

                                                    o    failure of borrowers
                                                         to maintain their
                                                         properties
                                                         adequately; and

                                                    o    natural disasters that
                                                         may not be covered by
                                                         hazard insurance, such
                                                         as earthquakes and
                                                         floods.

                                            If property values decline, actual
                                            rates of delinquencies, foreclosures
                                            and losses on the underlying loans
                                            could be higher than those currently
                                            experienced by the mortgage lending
                                            industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................      The mortgaged properties in the
                                            trust fund may not be owner
                                            occupied. Rates of delinquencies,
                                            foreclosures and losses on mortgage
                                            loans secured by non-owner occupied
                                            properties may be higher than those
                                            on mortgage loans secured by the
                                            borrower's primary residence.

                                        7

HOME IMPROVEMENT CONTRACTS AND OTHER
LOANS MAY NOT HAVE SUFFICIENT SECURITY      A trust fund may include home
                                            improvement contracts that are not
                                            secured by an interest in real
                                            estate or otherwise. A trust fund
                                            may also include mortgage or home
                                            equity loans with original
                                            loan-to-value ratios (or combined
                                            loan-to-value ratios in the case of
                                            junior loans) greater than 100%. In
                                            these cases, the trust fund could be
                                            treated as a general unsecured
                                            creditor for the unsecured portion
                                            of these loans. If a loan of this
                                            type goes into default, the trust
                                            fund will have recourse only against
                                            the borrower's assets generally for
                                            the unsecured portion of the loan,
                                            along with the borrower's other
                                            general unsecured creditors. In a
                                            bankruptcy proceeding, the unsecured
                                            portion of the loan may be
                                            discharged, even if the value of the
                                            borrower's assets available to the
                                            trust fund would be insufficient to
                                            pay the remaining amounts owing on
                                            the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE
STAMPED...............................      The depositor will ensure that a
                                            UCC-1 financing statement is filed
                                            that identifies as collateral the
                                            home improvement contracts included
                                            in a trust fund. However, unless
                                            the related prospectus supplement
                                            provides otherwise, the home
                                            improvement contracts themselves
                                            will not be stamped or marked to
                                            reflect their assignment to the
                                            trust fund. Thus, if as a result of
                                            negligence, fraud or otherwise, a
                                            subsequent purchaser were able to
                                            take physical possession of the
                                            contracts without notice of the
                                            assignment to the trust fund, the
                                            interests of the related
                                            securityholders in those contracts
                                            could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT
ARE NOT USED TO PURCHASE TRUST ASSETS,
YOU WILL RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES....................      The related prospectus supplement
                                            may provide that the depositor or
                                            seller will deposit a specified
                                            amount in a pre-funding account on
                                            the date the securities are issued.
                                            In this case, the deposited funds
                                            may be used only to acquire
                                            additional assets for the trust
                                            during a specified period after the
                                            initial issuance of the securities.
                                            Any amounts remaining in the account
                                            at the end of that period will be
                                            distributed as a prepayment of
                                            principal to the holders of the
                                            related securities. The resulting
                                            prepayment could adversely affect
                                            the yield to maturity on those
                                            securities.

                                       8

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS......      The federal bankruptcy code and
                                            state debtor relief laws may
                                            adversely affect the ability of the
                                            trust fund, as a secured lender, to
                                            realize upon its security. For
                                            example, in a federal bankruptcy
                                            proceeding, a lender may not
                                            foreclose on mortgaged property
                                            without the bankruptcy court's
                                            permission. Similarly, the debtor
                                            may propose a rehabilitation plan,
                                            in the case of mortgaged property
                                            that is not his principal residence,
                                            that would reduce the amount of the
                                            lender's secured indebtedness to the
                                            value of the property as of the
                                            commencement of the bankruptcy. As a
                                            result, the lender would be treated
                                            as a general unsecured creditor for
                                            the reduced amount, the amount of
                                            the monthly payments due on the loan
                                            could be reduced, and the interest
                                            rate and loan payment schedule could
                                            be changed.

                                            Any such actions could result in
                                            delays in receiving payments on
                                            the loans underlying the
                                            securities and result in the
                                            reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS..............      Federal, state and local laws and
                                            regulations impose a wide range of
                                            requirements on activities that may
                                            affect the environment, health and
                                            safety. In certain circumstances,
                                            these laws and regulations impose
                                            obligations on owners or operators
                                            of residential properties such as
                                            those that secure the loans. Failure
                                            to comply with these laws and
                                            regulations can result in fines and
                                            penalties that could be assessed
                                            against the trust fund as owner of
                                            the related property.

                                            In some states, a lien on the
                                            property due to contamination has
                                            priority over the lien of an
                                            existing mortgage. Further, a
                                            mortgage lender may be held
                                            liable as an "owner" or
                                            "operator" for costs associated
                                            with the release of petroleum
                                            from an underground storage tank
                                            under certain circumstances. If
                                            the trust fund is considered the
                                            owner or operator of a property,
                                            it will suffer losses as a result
                                            of any liability imposed for
                                            environmental hazards on the
                                            property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....      The loans and contracts in each
                                            trust fund also may be subject to
                                            federal laws relating to loan
                                            origination and underwriting. These
                                            laws

                                        9

                                                    o    require certain
                                                         disclosures to the
                                                         borrowers regarding the
                                                         terms of the loans;

                                                    o    prohibit discrimination
                                                         on the basis of age,
                                                         race, color, sex,
                                                         religion, marital
                                                         status, national
                                                         origin, receipt of
                                                         public assistance or
                                                         the exercise of any
                                                         right under the
                                                         consumer credit
                                                         protection act, in the
                                                         extension of credit;

                                                    o    regulate the use and
                                                         reporting of
                                                         information related to
                                                         the borrower's credit
                                                         experience; and

                                                    o    require additional
                                                         application
                                                         disclosures, limit
                                                         changes that may be
                                                         made to the loan
                                                         documents without the
                                                         borrower's consent and
                                                         restrict a lender's
                                                         ability to declare a
                                                         default or to suspend
                                                         or reduce a borrower's
                                                         credit limit to certain
                                                         enumerated events.

                                            Loans may also be subject to federal
                                            laws that impose additional
                                            disclosure requirements on creditors
                                            with respect to non-purchase money
                                            mortgage loans with high interest
                                            rates or high up-front fees and
                                            charges. These laws can impose
                                            specific liabilities upon creditors
                                            that fail to comply and may affect
                                            the enforceability of the related
                                            loans. In addition, the trust fund,
                                            as assignee of the creditor, would
                                            generally be subject to all claims
                                            and defenses that the borrower could
                                            assert against the creditor,
                                            including the right to rescind the
                                            loan.

                                            Home improvement contracts may be
                                            subject to federal laws that
                                            protect the borrower from
                                            defective or incomplete work by a
                                            contractor. These laws permit the
                                            borrower to withhold payment if
                                            the work does not meet the
                                            quality and durability standards
                                            agreed to between the borrower
                                            and the contractor. These laws
                                            have the effect of subjecting the
                                            trust fund, as assignee of the
                                            creditor, to all claims and
                                            defenses which the borrower in a
                                            sale transaction could assert
                                            against the seller of defective
                                            goods.

                                            If certain provisions of these
                                            federal laws are violated, the
                                            servicer may be unable to collect
                                            all or part of the principal or
                                            interest on the loans. The trust
                                            fund also could be subject to
                                            damages and administrative
                                            enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK.......................      If you invest in any class of
                                            subordinate securities, your
                                            rights as an investor to receive
                                            payments otherwise due you will
                                            be subordinate to the rights of
                                            the servicer and the holders of
                                            the related senior securities. As
                                            a result, before

                                       10

                                            investing in any subordinate
                                            securities, you must be prepared
                                            to bear the risk that payments on
                                            your securities may be delayed
                                            and that you might not recover
                                            all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS......................      As described under "Credit
                                            Enhancement--Financial Instruments"
                                            in this prospectus, a trust fund may
                                            include financial instruments to
                                            protect against certain risks or to
                                            provide certain cash flow
                                            characteristics for particular
                                            classes of the securities of a
                                            series. If you invest in one of
                                            these classes and the issuer of the
                                            financial instruments fails to
                                            perform its obligations, the yield
                                            to maturity, market price and
                                            liquidity of your securities could
                                            be materially adversely affected. In
                                            addition, if the issuer of the
                                            related financial instruments
                                            experiences a credit rating
                                            downgrade, the market price and
                                            liquidity of your securities could
                                            be reduced. Finally, if the
                                            financial instruments are intended
                                            to provide an approximate or partial
                                            hedge for certain risks or cashflow
                                            characteristics, the yield to
                                            maturity, market price and liquidity
                                            of your securities could be
                                            adversely affected to the extent
                                            that the financial instrument does
                                            not provide a perfect hedge.
REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK....................      If you invest in any class of
                                            securities that represent the
                                            "residual interest" in a real
                                            estate mortgage investment
                                            conduit (REMIC), you will be
                                            required to report as ordinary
                                            income your pro rata share of the
                                            REMIC's taxable income, whether
                                            or not you actually received any
                                            cash. Thus, as the holder of a
                                            REMIC residual interest security,
                                            you could have taxable income and
                                            tax liabilities in a year that
                                            are in excess of your ability to
                                            deduct servicing fees and any
                                            other REMIC expenses. In
                                            addition, because of their
                                            special tax treatment, your
                                            after-tax yield on a REMIC
                                            residual interest security may be
                                            significantly less than that of a
                                            corporate bond with similar
                                            cash-flow characteristics and
                                            pre-tax yield. Transfers of REMIC
                                            residual interest securities are
                                            also restricted.

FASIT OWNERSHIP SECURITIES ARE
SUBJECT TO ADDITIONAL RISK............      If you are a fully  taxable
                                            domestic corporation that invests
                                            in any class of securities
                                            representing the "ownership
                                            interest" in a financial asset
                                            securitization investment trust
                                            (FASIT), you will be required to
                                            report as ordinary income your
                                            pro rata share of the FASIT's
                                            taxable income, whether or not
                                            you

                                       11

                                            actually received any cash. Thus,
                                            as the holder of a FASIT
                                            ownership interest security, you
                                            could have taxable income and tax
                                            liabilities in a year that are in
                                            excess of your ability to deduct
                                            servicing fees and any other
                                            FASIT expenses. In addition,
                                            because of their special tax
                                            treatment, your after-tax yield
                                            on a FASIT ownership interest
                                            security may be significantly
                                            less than that of a corporate
                                            bond with similar cash-flow
                                            characteristics and pre-tax
                                            yield. Transfers of FASIT
                                            ownership interest securities are
                                            also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS........      Limit on Liquidity of Securities.
                                            Securities issued in book-entry form
                                            may have only limited liquidity in
                                            the resale market, since investors
                                            may be unwilling to purchase
                                            securities for which they cannot
                                            obtain physical instruments.

                                            Limit on Ability to Transfer or
                                            Pledge. Transactions in book-entry
                                            securities can be effected only
                                            through The Depository Trust
                                            Company, its participating
                                            organizations, its indirect
                                            participants and certain banks. As a
                                            result, your ability to transfer or
                                            pledge securities issued in
                                            book-entry form may be limited.

                                            Delays in Distributions. You may
                                            experience some delay in the receipt
                                            of distributions on book-entry
                                            securities since the distributions
                                            will be forwarded by the trustee to
                                            DTC for DTC to credit to the
                                            accounts of its participants. In
                                            turn, these participants will credit
                                            the distributions to your account
                                            either directly or indirectly
                                            through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................      Any class of securities issued under
                                            this prospectus and the accompanying
                                            prospectus supplement will be rated
                                            in one of the four highest rating
                                            categories of a nationally
                                            recognized rating agency. A rating
                                            is based on the adequacy of the
                                            value of the trust fund assets and
                                            any credit enhancement for that
                                            class and reflects the rating
                                            agency's assessment of the
                                            likelihood that holders of the class
                                            of securities will receive the
                                            payments to which they are entitled.
                                            A rating is not an assessment of the
                                            likelihood that principal
                                            prepayments on the underlying loans
                                            will be made, the degree to which
                                            the rate of prepayments might differ
                                            from that originally anticipated or
                                            the likelihood of an early
                                            termination of the securities. You
                                            should not view a rating as a
                                            recommendation

                                       12

                                            to purchase, hold or sell
                                            securities because it does not
                                            address the market price or
                                            suitability of the securities for
                                            any particular investor.

                                            There is no assurance that any
                                            rating will remain in effect for any
                                            given period or that the rating
                                            agency will not lower or withdraw
                                            the rating in the future. The rating
                                            agency could lower or withdraw
                                            its rating due to:

                                                    o    any decrease in the
                                                         adequacy of the value
                                                         of the trust fund
                                                         assets or any related
                                                         credit enhancement, or

                                                    o    an adverse change in
                                                         the financial or other
                                                         condition of a credit
                                                         enhancement provider.

                                       13

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

         Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement.
Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

                                       14

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register.
However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

     o    all payments with respect to the primary assets for that series (see,
          "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

     o    amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

     o    amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See
"The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The primary assets of each trust fund may include one or more pools of the following:

     o    Residential Loans,

     o    Home Equity Loans,

     o    Home Improvement Contracts,

     o    Manufactured Housing Contracts,

                                       15

     o    Agency Securities, and

     o    Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential
Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing
Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve
30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.
Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

                                       16

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See
"--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement.
Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the

                                       17

prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label
Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as
applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities,
as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement.
The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no

                                       18

assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

                                 THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

     o    the primary assets of the trust fund;

     o    amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

     o    any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form o credit support;

     o    REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

     o    the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund.
Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default

                                       19

with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

     If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

     Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

     o    to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

     o    to issue the related securities,

     o    to make payments and distributions on the securities, and

     o    to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to
the extent the related prospectus supplement specifies.

THE LOANS

     General. Loans in each trust fund may consist of Residential Loans, Home
Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If
specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either
"conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

                                       20

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly.
In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o    Interest may be payable at

          -    a fixed rate,

          -    a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

          -    a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

          -    a rate that otherwise varies from time to time, or

          -    a rate that is convertible from an adjustable rate to a fixed rate.

     Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.
     Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     o    Principal may be

          -    payable on a level debt service basis to fully amortize the loan over its term,

          -    calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

          -    nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

                                       21

     o    Monthly payments of principal and interest may

          -    be fixed for the life of the loan,

          -    increase over a specified period of time or

          -    change from period to period.

     Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement
Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes.
When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit

                                       22

developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The rate of prepayment on Home Equity Loans cannot be predicted. Home
Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including

                                       23

home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home
Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home
Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in
Mortgage Loans" in this prospectus.

     Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

     o    A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

     o    A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

     o    A borrower may fail to make the required periodic payment.

     o    Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years
(unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

     o    a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months

                                       24

          every year or that the borrower intends to use the mortgaged property as a primary residence, or

     o    a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

     Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of
Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

     Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with

                                       25

high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

     The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

     The loans will be either conventional contracts or contracts insured by the
Federal Housing Administration (FHA) or partially guaranteed by the Veterans
Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and
are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to
HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear

                                       26

interest at the applicable HUD debenture interest rate. The servicer of each
FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

     The amount payable under a VA guaranty will be the percentage of the
VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged

                                       27

property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

     o    the aggregate unpaid principal balance of the loans;

     o    the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

     o    the range and average principal balance of the loans;

     o    the weighted average original and remaining terms to stated maturity of the loans and the range of original and remainin terms to stated
          maturity, if applicable;

     o    the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     o    the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixe interest rates;

     o    any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

     o    the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or hom improvements or that are unsecured;

     o    the geographic distribution of any mortgaged properties securing the loans;

     o    for loans that are secured by single family properties, the percentage
          (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

     o    the lien priority of the loans;

     o    the delinquency status and year of origination of the loans;

     o    whether the loans are closed-end loans and/or revolving credit line loans; and

     o    in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

     The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

                                       28

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

     General. Primary assets for a series may consist, in whole or in part, of
Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

     o    pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

     o    collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

     The Private Label Securities will previously have been

     o    offered and distributed to the public pursuant to an effective registration statement, or

     o    purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the
          Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

     Although individual underlying loans may be insured or guaranteed by the
United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

     The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the
PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

     The issuer Private Label Securities will be

     o    a financial institution or other entity engaged generally in the business of lending,

     o    a public agency or instrumentality of a state, local or federal government, or

     o    a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

                                       29

     If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

     Distributions of principal and interest will be made on the Private Label
Securities on the dates specified in the related prospectus supplement. The
Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

     The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

     Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

     Additional Information. If the primary assets of a trust fund include
Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     o    the total approximate principal amount and type of the Private Label
          Securities to be included in the trust fund,

     o    the maximum original term to stated maturity of the Private Label
          Securities,

     o    the weighted average term to stated maturity of the Private Label
          Securities,

     o    the pass-through or certificate rate or range of rates of the Private
          Label Securities,

     o    the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

     o    certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

                                       30

     o    the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the
          Private Label Securities, and

     o    the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

     o    the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

     o    the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmenta entity,

     o    the servicing fee or range of servicing fees with respect to the underlying loans,

     o    the minimum and maximum stated maturities of the underlying loans at origination,

     o    the lien priority of the underlying loans, and

     o    the delinquency status and year of origination of the underlying loans.

     The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a
Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

     Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a
wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the
National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National
Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United
States Code.

     Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the
National Housing Act, Ginnie Mae may, under Section 306(d) of the National
Housing Act, borrow from the United States Treasury in an amount which

                                       31

is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through"
mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the
Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie
Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each
FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie
Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the
Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage

                                       32

loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the
GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie
Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a
Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of
Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a
federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

                                       33

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of
Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by
Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o    fixed-rate level installment conventional mortgage loans,

     o    fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

     o    adjustable rate conventional mortgage loans, or

     o    adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie
Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture.
Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.
Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a

                                       34

Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie
Mae certificates, distributions on the Fannie Mae certificates will be made by check.

     Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a
shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA

                                       35

loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans.
Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either
Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's
Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of
Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for
Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

                                       36

     Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home loan Bank and do not constitute debts or obligations of the United
States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to
June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the
Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie
Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie
Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor
Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie
Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the

                                       37

purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New
York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac,
Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by
Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae,
Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

     o    the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in th collection account,

     o    all amounts received with respect to the primary assets of the related trust fund, and

     o    unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will

                                       38

invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the
United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

     If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

     If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

     o    the sum of

          o    the amount of interest accrued on the securities of the series,
               and

          o    if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

          o    the amount of interest available from the primary assets in the trust fund.

                                       39

     Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

     If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o    maintaining timely payments or providing additional protection against losses on the trust fund assets;

     o    paying administrative expenses; or

     o    establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

                                       40

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current
Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

     o    the cost of repair or replacement of the property, and

     o    upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

     If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that

                                       41

amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

     If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related

                                       42

prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

     o    the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

     o    the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trus fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the

                                       43

rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

     If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

     o    to convert the payments on some or all of the loans and Private Label
          Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o    to provide payments if any index rises above or falls below specified levels; or

     o    to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities
Act of 1933, as amended.

     The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                                       44

                               SERVICING OF LOANS

GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

         o        waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o        to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

         o        an account maintained at a depository institution, the
                  long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the
                  prospectus supplement at levels satisfactory to the rating agency; or

                                       45

         o        an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements
                  established by each rating agency named in the prospectus
                  supplement.

         Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

         o        all payments in respect of principal, including prepayments, on the primary assets;

         o        all payments in respect of interest on the primary assets
                  after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or
                  withheld from the collection account in accordance with the related agreement), related servicing fees payable to the
                  servicer;

         o        all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

         o        all Insurance Proceeds;

         o        all amounts required to be deposited into the collection
                  account from any reserve fund for the series pursuant to the related agreement;

         o        all advances of cash made by the servicer in respect of
                  delinquent scheduled payments on a loan and for any other
                  purpose as required pursuant to the related agreement; and

         o        all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

                                       46

         o        to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties
                  ("Insurance Proceeds")) that represent late recoveries of
                  scheduled payments with respect to which the Advance was made;

         o        to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be
                  nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

         o        to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in
                  connection with the restoration of damaged property and, in the event deposited into the collection account and not
                  previously withheld, and to the extent that Liquidation
                  Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         o        in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a
                  particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the
                  related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related
                  agreement;

         o        to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         o        to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts
                  received thereon and not distributed as of the date on which the related repurchase price was determined;

         o        to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the
                  holders of the series in the amounts and in the manner
                  provided for in the related agreement; and

         o        to clear and terminate the collection account pursuant to the related agreement.

                                       47

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or
Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections,
Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

                                       48

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally
80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

         o        the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

         o        such proportion of the loss, without deduction for
                  depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the
                  property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

         o        the amount necessary to avoid the enforcement of any
                  co-insurance clause contained in the policy, and

         o        the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement)
will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

                                       49

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

         o        the restoration or foreclosure will increase the Liquidation
                  Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

         o        its expenses will be recoverable either through Liquidation
                  Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the
REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale"
clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

                                       50

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation
Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders.
In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds,
Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

                                       51

EVIDENCE AS TO COMPLIANCE

         If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of
Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

         o        services similar loans in the ordinary course of its business;

         o        is reasonably satisfactory to the trustee;

         o        has a net worth of not less than the amount specified in the prospectus supplement;

         o        would not cause the rating of the related securities by a
                  rating agency named in the prospectus supplement, as such
                  rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o        executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that
                  contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition

                                       52

                  required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement.
Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

                                       53

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date
(except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated
thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement
Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement
Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement
Contracts without notice of the assignment, the interest of holders in the Home
Improvement Contracts could be defeated. See "Material Legal Aspects of the
Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in
this prospectus.

                                       54

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material
Legal Aspects of the Loans -- The Home Improvement Contracts and the
Manufactured Housing Contracts."

         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

         o        the original principal amount,

         o        its unpaid principal balance as of the cut-off date,

         o        the current interest rate,

         o        the current scheduled payment of principal and interest,

         o        the maturity date, if any, of the related note, and

         o        if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label
Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private
Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

         o        the information contained in the Agency or Private Label
                  Securities schedule is true and correct in all material
                  respects,

                                       55

         o        immediately prior to the conveyance of the Agency or Private
                  Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

         o        there has been no other sale of the Agency or Private Label
                  Securities, and

         o        there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless
otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee
(or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than
90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

         o        the lesser of

                  o        the principal balance of the primary asset, and

                  o        the trust fund's federal income tax basis in the
                           primary asset;

plus

         o        accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the
                  related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets.
If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

                                       56

         o        it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

         o        it has an interest rate not less than (and not more than 2%
                  greater than) the interest rate of the deleted primary asset,

         o        it has a remaining term-to-stated maturity not greater than
                  (and not more than two years less than) that of the deleted primary asset,

         o        it complies with all of the representations and warranties set forth in the applicable agreement as of the date of
                  substitution, and

         o        if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified
                  replacement mortgage under Section 860G(a) of the Code.

         Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

                                       57

REPORTS TO HOLDERS

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o        the amount of principal distributed to holders of the related securities and the outstanding principal balance of the
                  securities following the distribution;

         o        the amount of interest distributed to holders of the related securities and the current interest on the securities;

         o        the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with
                  respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the
                  securities;

         o        the amount of any overdue payments of scheduled principal
                  included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related
                  primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o        the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

         o        the amount of any delinquencies with respect to payments on the related primary assets;

         o        the book value of any REO property acquired by the related trust fund; and

         o        other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

         o        the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

         o        the information specified in the related agreement to enable holders to prepare their tax returns including, without
                  limitation, the amount of any original issue discount accrued on the securities.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with

                                       58

respect to its servicing of the loans. See "Servicing of Loans--Evidence as to
Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

         o        any failure by the servicer to deposit amounts in the
                  collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the
                  trustee by holders having not less than 25% of the total
                  voting rights of the series;

         o        any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

         o        certain events of insolvency, readjustment of debt,
                  marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

                                       59

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

         o        a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

         o        failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure
                  continues for a period of sixty (60) days after notice is
                  given in accordance with the procedures described in the
                  related prospectus supplement;

         o        any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related
                  prospectus supplement;

         o        certain events of bankruptcy, insolvency, receivership or
                  liquidation of the depositor or the trust fund; and

         o        any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series

                                       60

are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

         o        the holders of 100% of the total amount of the
                  then-outstanding notes of the series consent to the sale; or

         o        the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         o        the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case.
However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the

                                       61

indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment;
provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement)
has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds

                                       62

for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

         o        if the trustee ceases to be eligible to continue as such under the related agreement, or

         o        if the trustee becomes insolvent, or

         o        the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer
(with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

         o        to cure any ambiguity,

         o        to correct any defective provisions or to correct or
                  supplement any provision in the agreement,

         o        to add to the duties of the depositor, the applicable trustee or the servicer,

         o        to add any other provisions with respect to matters or
                  questions arising under the agreement or related credit
                  enhancement,

         o        to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the
                  servicer or any trustee is obligated to maintain or improve the rating), or

         o        to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the

                                       63

prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3%
of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

         o        reduce the amount or delay the timing of payments on any
                  security without the consent of the holder of the security, or

         o        reduce the percentage of the total outstanding principal
                  amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal
                  amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

                                       64

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption,
Purchase or Termination" in this prospectus.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

                                       65

MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the
Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to
Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.
It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender.
Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the

                                       66

borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers.
Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law)
of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the

                                       67

borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.
These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs.
Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal
Comprehensive Environmental Response, Compensation and Liability Act (CERCLA),
contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility.
The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management"
of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

                                       68

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of
Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection
Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA
regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited
Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

         o        exercises decision-making control over environmental
                  compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

         o        exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility
                  encompassing daily decision-making with respect to
                  environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be
"participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

                                       69

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home
Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.
The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

                                       70

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.
The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

                                       71

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the
Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to
Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate
Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing
Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

                                       72

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions
Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i)
originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from

                                       73

temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where
Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         General

         The Home Improvement Contracts and Manufactured Housing Contracts,
other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests,"
each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

                                       74

depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.
Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home
Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement
Contract by voluntary surrender, by "self-help" repossession that is "peaceful"
(i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.
The holder of a Home Improvement Contract must give the debtor a number of days'
notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

                                       75

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.
The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the
UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the

                                       76

certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade
Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction
(and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade
Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the
Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the
Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or
Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where
Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed

                                       77

of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited.
The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated
upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

         o        are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred
                  prior to the commencement of military service for the duration of military service, and

         o        may be entitled to a stay of proceedings on any kind of
                  foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

         o        may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the
                  payment schedule readjusted for a period of time after the completion of military service.

                                       78

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of
The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                       79

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

         o        to purchase the primary assets of the related trust fund,

         o        to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

         o        to establish any reserve funds described in the related
                  prospectus supplement, and

         o        to pay costs of structuring and issuing the securities,
                  including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Sidley Austin Brown & Wood LLP, Stroock & Stroock & Lavan
LLP, Thacher Proffitt & Wood LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to security holders will vary depending on whether

         o        the securities of a series are classified as indebtedness;

         o        an election is made to treat the trust fund relating to a
                  particular series of securities as a real estate mortgage
                  investment conduit or REMIC under the Code;

                                       80

         o        the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

         o        an election is made to treat the trust fund relating to a
                  particular series of certificates as a partnership; or

         o        an election is made to treat the trust fund relating to a
                  particular series of securities as a financial asset
                  securitization investment trust or FASIT under the Code.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o        securities held by a domestic building and loan association will constitute "loans... secured by an interest in real
                  property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o        securities held by a real estate investment trust will
                  constitute "real estate assets" within the meaning of section
                  856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) and certain of the other debt securities issued at a discount may be issued with "original issue discount" or
OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

                                       81

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest"
payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and constituting qualified stated interest. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments thereon will not be treated as qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of
(i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

                                       82

         Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the original issue discount for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the original issue discount will be caused to be more than de minimis only if the greater of (x)
the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price)
exceeds the de minimis amount, then the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o        the interest is unconditionally payable at least annually,

         o        the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o        interest is based on a "qualified floating rate," an
                  "objective rate," or a combination of "qualified floating
                  rates" that do not operate in a manner that significantly
                  accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

                                       83

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, trustee intends to base its computation on section 1272(a)(6)
of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the
Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the original issue discount that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities,"
which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument.
The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o        sum of

                  (a)      the present value of all payments remaining to be
                           made on the pay-through security as of the close of
                           the accrual period and

                  (b)      the payments during the accrual period of amounts
                           included in the stated redemption price of the
                           pay-through security,

over

         o        the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         o        the original yield to maturity of the pay-through security
                  (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o        events that have occurred before the end of the accrual period
                  and

                                       84

         o        the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of
OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of
REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include
OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as
OID and that the amount and rate of accrual of

                                       85

such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax
Status as a Grantor Trust--Discount or Premium on Pass-Through Securities"
below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of
OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through
1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in
Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o        on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o        in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans
                  underlying the security) not originally issued with OID,
                  stated interest payable in the relevant period to total stated
                  interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a
                  pass-through security, as described below, the loans
                  underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security
(or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is

                                       86

allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the
Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter.
Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

                                       87

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

         o        securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC"
                  within the meaning of Section 7701(a)(19)(C)(xi) of the Code
                  (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code
                  Section 7701(a)(19)(C)); and

         o        securities held by a real estate investment trust will
                  constitute "real estate assets" within the meaning of Section
                  856(c)(4)(A) of the Code, and income with respect to the
                  securities will be considered "interest on obligations secured by mortgages on real property or on interests in real
                  property" within the meaning of Section 856(c)(3)(B) of the
                  Code (assuming, for both purposes, that at least 95% of the
                  REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other
"miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December
31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount
(which amount will be adjusted for inflation for taxable years beginning after
1990) will be reduced by the lesser of

                                       88

         o        3% of the excess of adjusted gross income over the applicable amount, or

         o        80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

         o        would qualify, under existing Treasury regulations, as a
                  grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

         o        is similar to such a trust and is structured with the
                  principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC.
Qualification as a REMIC requires ongoing compliance with certain conditions.
Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a
REMIC as described below under "--Taxation of Owners of Residual Interest
Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o        the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o        deductions, including stated interest and original issue
                  discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and
                  servicing fees and other expenses of the REMIC.

                                       89

A holder of a REMIC residual interest security that is an individual or a
"pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2%
of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue
OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         o        subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         o        subject to a limited exception, the sale or other disposition of a cash flow investment;

         o        the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         o        the receipt of any fees or other compensation for services rendered by the REMIC.

                                       90

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC.
However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument.

         Limitation on Losses. In the opinion of tax counsel, the amount of the
REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the
REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to

                                       91

offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

         Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

         Excess Inclusions. In the opinion of tax counsel, the portion of the
REMIC taxable income of a holder of a residual interest security consisting of
"excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return.
Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the
Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors"
below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the
REMIC Regulations, effective for taxable years beginning after December 31,
1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.

                                       92

         o        First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

         o        Second, the residual holder's alternative minimum taxable
                  income for a tax year cannot be less than excess inclusions for the year.

         o        Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

         o        REMIC taxable income for the quarterly period allocable to a residual interest security,

over

         o        the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day
                  multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign
Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities.
As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual

                                       93

interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988
(including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC Regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC
Regulations, a transfer of a "noneconomic residual interest" (as defined below)
to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a
"noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC
Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii)
the transferee represents to the transferor that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

                                       94

         (a)      the "formula test":

                  the present value of the anticipated tax liabilities
         associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1)      the present value of any consideration given to the
                           transferee to acquire the residual interest;

                  (2)      the present value of the expected future
                           distributions on the residual; and

                  (3)      the present value of the anticipated tax savings
                           associated with holding the residual interest as the
                           REMIC generates losses; or

         (b)      the "asset test":

                  (1)      at the time of the transfer, and at the close of each
                           of the transferee's two fiscal years preceding the
                           transferee's fiscal year of transfer, the
                           transferee's gross assets for financial reporting
                           purposes exceed $100 million and its net assets for
                           financial reporting purposes exceed $10 million,
                           excluding obligations of any related persons or any
                           other asset if a principal purpose for holding or
                           acquiring the other asset is to permit the transferee
                           to satisfy the asset test.

                  (2)      the transferee must be a domestic "C" corporation
                           (other than a corporation exempt from taxation or a
                           regulated investment company or real estate
                           investment trust); the transferee must agree in
                           writing that any subsequent transfer of the residual
                           interest would be to an eligible "C" corporation and
                           would meet the requirements for a safe harbor
                           transfer, and the facts and circumstances known to
                           the transferor on or before the date of the transfer
                           must not reasonably indicate that the taxes
                           associated with ownership of the residual interest
                           will not be paid by the transferee; and

                  (3)      a reasonable person would not conclude, based on the
                           facts and circumstances known to the transferor on or
                           before the date of the transfer (including the
                           consideration given to the transferee to acquire the
                           nonecomonic residual interest in the REMIC), that the
                           taxes associated with the residual interest will not
                           be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         Mark-to-Market Rules. A REMIC residual interest security acquired after
January 3, 1995 cannot be marked-to-market.

                                       95

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the
REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income

         (i)      in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such
                  period is not shorter than the period the REMIC is expected to generate taxable income or

         (ii)     ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as
                  remaining to be made on such interests under the Prepayment
                  Assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of non-economic REMIC residual interests. Prospective purchasers of the non-economic REMIC residual interests should consult with their tax advisors regarding the effect of these proposed regulations

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an
association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the

                                       96

securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable"
compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of:

         o    3% of the excess of adjusted gross income over the applicable amount, or

         o    80% of the amount of itemized deductions otherwise allowable for that taxable year.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee
(to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a

                                       97

stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium"
above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan.
Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the
OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities.

                                       98

Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the Tax Reform Act of 1986 does not, absent
Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans.
Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o    in certain series, each non-interest weighted security is
              composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         o    the non-interest weighted securities are subject to the
              contingent payment provisions of the regulations; or

         o    each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an
              installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans.
The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

                                       99

         o    "real estate assets" within the meaning of section 856(c)(4)(A)
              of the Code; and

         o    "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section
856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the
Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

         o    the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period,

over

         o    the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to

                                      100

distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 28%. This withholding generally applies if the holder of a security:

         o    fails to furnish the applicable trustee with its taxpayer
              identification number;

         o    furnishes the applicable trustee an incorrect taxpayer
              identification number;

         o    fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         o    under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United
States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

         o    the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

         o    the recipient is a controlled foreign corporation to which the issuer is a related person.

         For interest to qualify for the portfolio interest exemption from U.S.
withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-

                                      101

8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before
July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30%
(or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as
"portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed
(or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess
Inclusions" above.

                                      102

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the
OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID
Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

                                      103

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of tax counsel, interest payments made
(or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered
"portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         o    is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation"
              with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

         o    provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the
Form W-8BEN as described in the previous sentence from the

                                      104

holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a
non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply.
If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United
States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.
The current backup withholding rate is 28%.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above
(and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).
Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S.
tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

                                      105

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans
(including appropriate adjustments for market discount, OID and bond premium)
and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         o    the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts
              previously due on the certificates but not yet distributed;

         o    any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the
              certificates over their initial issue price;

                                      106

         o    prepayment premium payable to the certificateholders for that month; and

         o    any other amounts of income payable to the certificateholders for that month.

         This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to

                                      107

offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. In the opinion of tax counsel, under section
708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the

                                      108

certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

         o    the name, address and taxpayer identification number of the nominee; and

         o    as to each beneficial owner (a) the name, address and
              identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or
              instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

                                      109

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 35% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a
U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered
"portfolio interest." As a result, certificateholders will be subject to United
States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder

                                      110

fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 28%.

                             REPORTABLE TRANSACTIONS

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction."
Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction"
based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small
Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities effective on
September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed
Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000.
Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of
FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus

                                      111

supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the series will be designated as regular securities, and which, if any, will be designated as ownership securities.

         Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the
Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

         o    a FASIT election is in effect,

         o    certain tests concerning the composition of the FASIT's assets and the nature of the holders' interests in the FASIT are met on a continuing basis, and

         o    the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

         However, the qualification as a FASIT of any trust fund for which a
FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

         Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include

         o    cash or cash equivalents,

         o    debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

         o    foreclosure property,

         o    certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks
              associated with being the obligor on FASIT interests,

         o    contract rights to acquire qualifying debt instruments or
              qualifying hedging instruments,

         o    FASIT regular interests, and

         o    REMIC regular interests.

                                      112

         o    Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

         o    one or more classes of regular interests or

         o    a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include
              FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest generally qualifies as a regular interest if

         o    it is designated as a regular interest,

         o    it has a stated maturity no greater than thirty years,

         o    it entitles its holder to a specified principal amount,

         o    the issue price of the interest does not exceed 125% of its stated principal amount,

         o    the yield to maturity of the interest is less than the applicable
              Treasury rate published by the IRS plus 5%, and

         o    if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for
REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Considerations--Taxation of
Debt Securities--Variable Rate Debt Securities" in this prospectus.

         If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

                                      113

         Anti-Abuse Rule. Under proposed Treasury regulations, the IRS
Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the
FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT.
If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the
FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each
FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of
FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of
FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See
"Material Federal Income Tax Considerations--Taxation of Debt Securities,"
"--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

                                      114

         If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal
Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax
Considerations--Taxation of Debt Securities--Effects of Default and
Delinquencies" in this prospectus.

         FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A)
of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association"
will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax
Considerations--Taxation of Debt Securities--Status as Real Property Loans" in
this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC
- qualification purposes.

         Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations other
FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a
FASIT ownership security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income of the
FASIT,

                                      115

except that any tax-exempt interest income taken into account by the holder of a
FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See
"FASIT Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section
7701 of the Code that is economically comparable to a FASIT Ownership Security.
In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120%
of the applicable federal rate, compounded semiannually.

         The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT
securities will be subject to backup withholding to the same extent holders of
REMIC securities would be subject. See "Certain Federal Income Tax
Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed
Treasury regulations state that a debtor is a conduit debtor if the debtor is a
U.S. Person or the United States branch of a non-U.S. Person and the non-U.S.
Person FASIT regular security

                                      116

holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee
Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of
Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such
Plans. ERISA also imposes certain duties on persons who are fiduciaries of
Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such
Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements.
Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         The United States Department of Labor (DOL) has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

                                      117

         o    disclose certain specified information to investing Plan
              fiduciaries initially and on an annual basis;

         o    allow Plans to terminate or discontinue a policy on 90 days'
              notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o    give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed
Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties
(or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

         o    has investment or administrative discretion with respect to such
              Plan assets;

         o    has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

                                      118

         o    is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

         o    Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a
              "qualified professional asset manager;"

         o    PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o    PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o    PTCE 95-60, which exempts certain transactions involving
              insurance company general accounts; or

         o    PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than
25% of the value of each class of equity interest in the entity is held by
"benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of
ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

                                      119

         If no exception under the plan asset regulations applies and if a Plan
(or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section
4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc. ("Bear, Stearns") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55
Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption
2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         o    The acquisition of the securities by a Plan is on terms
              (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an
              arm's-length transaction with an unrelated party.

         o    The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests
              evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

         o    The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service,
              Inc. and Standard & Poor's, a division of the McGraw-Hill
              Companies, Inc.

         o    The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a
              permitted notional principal transaction, or any of their
              respective affiliates (together with the trustee and the
              underwriters, the "restricted group").

         o    The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of

                                      120

              all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

         o    The Plan investing in the securities is an "accredited investor"
              as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         For purposes of the underwriter exemption, a "designated transaction"
means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

         o    the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

         o    the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section
              3(16)(B) of ERISA);

         o    in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate
              interest in the trust fund is acquired by persons independent of the restricted group;

         o    a Plan's investment in securities of any class does not exceed
              25% of all of the securities of that class outstanding at the time of the acquisition; and

         o    immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                                      121

         o    The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the
              securities being offered) must not exceed 25%.

         o    All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

         o    The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o    Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the
              obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

         o    In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

         1.   the characteristics of the additional obligations must be
              monitored by an insurer or other credit support provider that is independent of the depositor; or

         2.   an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics
              described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

         o    The period of pre-funding must end no later than three months or
              90 days after the closing date or earlier in certain
              circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         o    Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         o    The related prospectus or prospectus supplement must describe:

         1.   any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                                      122

         2.   the duration of the period of pre-funding;

         3.   the percentage and/or dollar amount of the funding limit for the trust; and

         4.   that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

         o    The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or
              capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by Bear, Stearns, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

         o    the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

         o    the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

         o    the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80%
              of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

         The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York,
Stroock & Stroock & Lavan LLP, New York, New York, Thacher Proffitt & Wood LLP,
New York, New York or other counsel designated in the prospectus supplement.

                                      123

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a registration statement under the
Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450
Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383
Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may
obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at
http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                      124

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement.
These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that

                                      125

losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended.
Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through Bear, Stearns
& Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities
Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

         This prospectus may be used, to the extent required, by BS&Co. in connection with offers and sales related to market-making transactions. BS&Co.
may act as principal or agent in such transactions. Such transactions will be at prices related to the prevailing market prices at the time of sale.

                                      126

                                GLOSSARY OF TERMS

     Agency Securities. Mortgage-backed securities issued or guaranteed by
Ginnie Mae, Fannie Mae or Freddie Mac.

     Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

     o    the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment
          Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

     o    the then outstanding principal balance of the primary assets.

     Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

     Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

     Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

     Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

     Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         OID Regulations. Sections 1271 through 1275 of the Internal Revenue
Code of 1986, as amended, and the Treasury regulations issued thereunder on
February 2, 1994 and amended on June 11, 1996.

                                      127

     Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

     Private Label Securities. Private mortgage-backed securities, other than
Agency Securities, backed or secured by underlying loans that may be Residential
Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing
Contracts.

     Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

     U.S. Person: Any of the following:

     o    a citizen or resident of the United States;

     o    a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
          organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

     o    an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the
          United States; or

     o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more
          U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as
U.S. Persons will also be treated as U.S. Persons.

70165270

                                      128

                                 $1,182,000,000
                                  (APPROXIMATE)

                     AAMES MORTGAGE INVESTMENT TRUST 2005-1

                              MORTGAGE BACKED NOTES

                 [AAMES INVESTMENT CORPORATION GRAPHIC OMITTED]

                          AAMES INVESTMENT CORPORATION
                                    Seller

                             WELLS FARGO BANK, N.A.
                                 Master Servicer

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    Depositor

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Aames Mortgage Investment Trust 2005-1 Mortgage
Backed Notes in any state where the offer is not permitted.

     Until 90 days after the date of this prospectus supplement, all dealers effecting transaction in the notes offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                February 17, 2005

                                  UNDERWRITERS:

BEAR, STEARNS & CO. INC.                                  RBS GREENWICH CAPITAL
   (CO-LEAD MANAGER)                                        (CO-LEAD MANAGER)

                                  CO-MANAGERS:

CITIGROUP                                             FRIEDMAN BILLINGS RAMSEY
  COUNTRYWIDE SECURITIES CORPORATION                       LEHMAN BROTHERS
       CREDIT SUISSE FIRST BOSTON                           MORGAN STANLEY